Filed Pursuant to Rule 424(b)(5)
Registration No. 333-108727

PROSPECTUS SUPPLEMENT
(to the prospectus dated October 16, 2003)

People’s Republic of China

US$1,000,000,000 4.75% Notes due 2013

          The People’s Republic of China is offering US$1,000,000,000 principal amount of its 4.75% notes due 2013. The notes will constitute direct, unconditional, general and (subject to the provisions in the notes providing for the securing of such obligations in the event certain other obligations of China are secured) unsecured obligations of China. The full faith and credit of China will be pledged for the due and punctual payment of the notes and for the due and timely performance of all obligations of China with respect to the notes. China will pay interest on the notes on April 29 and October 29 of each year, beginning on April 29, 2004. China may not redeem the notes before maturity. There is no sinking fund for the notes.

          China has applied for listing of and permission to deal in the notes on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited in accordance with their respective rules. China expects that the listing of the notes in global form on The Stock Exchange of Hong Kong Limited to commence on or about October 30, 2003.

            Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total

Price to public	US$	994,260,000	99.426%
Underwriting discounts and commissions	US$	3,400,000	0.34%
Proceeds, before expenses, to China	US$	990,860,000	99.086%

          You will also pay any interest accrued and unpaid on the notes from and including October 29, 2003 to (but excluding) the delivery date if delivery occurs after October 29, 2003.

          The underwriters are offering the notes subject to various conditions. The notes are expected to be delivered on or about October 29, 2003, through the book-entry facilities of The Depository Trust Company. This offering is subject to cancellation at any time before China receives the offering proceeds and issues the notes.

Joint Lead Managers and Joint Bookrunners

Goldman Sachs (Asia) L.L.C.	JPMorgan	Merrill Lynch & Co.

This prospectus supplement is dated October 22, 2003.

      China has made all reasonable inquiries and confirms that this prospectus supplement and the accompanying prospectus dated October 16, 2003, contain all information with respect to China and the notes that is material in the context of the issue and offering of the notes, and that this information is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein and therein are honestly held and that, to the best of China’s knowledge and belief, there are no other facts the omission of which would make any of this information or the expression of these opinions and intentions misleading. China accepts responsibility accordingly.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. China has not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate at any date other than its date of issue.

      China and the underwriters are offering to sell the notes only in jurisdictions where offers and sales of the notes are permitted.

      Neither the Luxembourg Stock Exchange nor The Stock Exchange of Hong Kong Limited takes any responsibility for the contents of this prospectus supplement or the accompanying prospectus. Neither stock exchange is making any representation as to the accuracy or completeness of this prospectus supplement or the accompanying prospectus, and each stock exchange expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

      Until December 1, 2003 (40 days after the commencement of this offering), all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      China is a foreign sovereign state. Consequently, it may be difficult for investors to obtain or realize upon judgments of foreign courts against it. See “Enforceability of Foreign Judgments” and “Description of Debt Securities — Governing Law and Consent to Service” in the accompanying prospectus.

      References to “Rmb” in this prospectus supplement are to the Renminbi, China’s currency; and references to “US$” are to the U.S. dollar, the currency of the United States of America.

      On October 22, 2003, the noon buying rate certified by the U.S. Federal Reserve Bank of New York for Renminbi was Rmb 8.2766 per U.S. dollar.

      China has made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements are statements that are not historical facts. These statements are based on China’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and China undertakes no obligation to update any of them in light of new information or future events.

      Forward-looking statements involve known and unknown developments and factors that may cause China’s political, economic, financial and social condition to be materially different from that expressed or implied by such forward-looking statements. Such factors include, among other things, economic development in different geographic regions, transition to a market economy, restructuring of the banking industry, sufficiency of natural resources, development of science, technology and education system, fiscal sustainability, transformation of state-owned enterprises, employment and natural disasters.

CONVENTIONS
ENFORCEABILITY OF FOREIGN JUDGMENTS
USE OF PROCEEDS
MAP OF CHINA
OVERVIEW
Geography
Population
Government Structure
Governing Party
Government Reorganization
Legal System
Foreign Relations
International Organizations
Hong Kong and Macau
Taiwan
THE ECONOMY
Overview
Government Economic Objectives
Major Economic Indicators
Primary Sector
Secondary Sector
Tertiary Sector
Employment and Wages
Housing Reform
Social Security System
Environment
Foreign Investment
FOREIGN TRADE AND BALANCE OF PAYMENTS
Foreign Trade
Balance of Payments
Official International Reserves
World Trade Organization
FINANCIAL SYSTEM
The Central Bank
Money Supply; Credit
Inflation
Overview of Financial Institutions
Banking Institutions
Non-bank Financial Institutions
Financial Sector Restructuring
Securities Markets
Treasury Securities
PUBLIC FINANCE
The State Budget
INTERNAL AND EXTERNAL DEBT
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
GLOBAL CLEARANCE AND SETTLEMENT
TAXATION
PLAN OF DISTRIBUTION
OFFICIAL STATEMENTS
VALIDITY OF SECURITIES
AUTHORIZED AGENT
WHERE YOU CAN FIND MORE INFORMATION
TABLES AND SUPPLEMENTARY INFORMATION

SUMMARY

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. China has not authorized anyone to provide you with any other information. Unless otherwise indicated, all statistical information contained in this prospectus supplement and the accompanying prospectus excludes information with respect to Hong Kong, Macau and Taiwan.

People’s Republic of China

      The People’s Republic of China, or China or the PRC, is the third largest country in the world in terms of land area, occupying a territory of approximately 3.7 million square miles. China is also the world’s largest nation by population, with approximately 1,284.5 million people at the end of 2002. The capital of China is Beijing.

      Over the past two and a half decades, China has implemented a series of economic reforms to revitalize its economy and improve living standards through the creation of a socialist market economy. In connection with these reforms, the Chinese government has lifted output controls on numerous agricultural and industrial enterprises, relaxed price controls on most products, and implemented policies designed to attract foreign investment and technology. The Chinese government has also introduced tax and fiscal reforms designed to improve the uniformity and fairness of China’s tax system and to formalize the distribution of tax revenues between the central and local governments. In addition, the Chinese government is continuing to reform its state-owned enterprises in order to increase their productivity, efficiency and profitability.

      Moreover, China is continuing to reform its financial system. These reforms include:

•	improving the People’s Bank of China’s ability to manage monetary policy through macroeconomic policy tools;

•	strengthening financial institution supervision by establishing the China Banking Regulatory Commission;

•	reforming state-owned commercial banks to increase their competitiveness;

•	developing and further liberalizing China’s domestic capital markets; and

•	enhancing risk control and transparency in China’s financial markets.

      The Chinese government achieved its main economic targets for 2002. In particular, the real GDP growth rate (adjusted for inflation) was 8.0%, the inflation rate, as measured by the percentage change in the consumer price index, was negative 0.8%, while the exchange rate for the Renminbi remained stable. At December 31, 2002, the urban registered unemployment rate was 4.0%.

Summary Historical Information

	1998	1999	2000	2001	2002

The Economy
GDP (in billions of Rmb)	7,834.5	8,206.8	8,946.8	9,713.5	10,479.1
Real GDP Growth Rate	7.8%	7.1%	8.0%	7.5%	8.0%
Population (in millions)	1,247.6	1,257.9	1,267.4	1,276.3	1,284.5
Per Capita GDP (in Rmb)	6,308.0	6,551.0	7086.0	7,651.0	8,184.0
Annual Rate of Inflation	(0.8)%	(1.4)%	0.4%	0.7%	(0.8)%
Urban Work Force Unemployment Rate (year end)	3.1%	3.1%	3.1%	3.6%	4.0%
Foreign Trade Surplus (in billions of US$)	43.5	29.2	24.1	22.6	30.4
Current Account Balance (in billions of US$)	31.5	21.1	20.5	17.4	35.4
Capital Account Balance (in billions of US$)	(6.3)	5.2	1.9	34.8	32.3
Foreign Exchange Reserves (in billions of US$) (year end)	145.0	154.7	165.6	212.2	286.4
Public Finance
Government Revenues (in billions of Rmb)	987.6	1,144.4	1,339.5	1,638.6	1,890.4
% of GDP	12.6%	13.9%	15.0%	16.8%	18.0%
Government Expenditures (in billions of Rmb)	1,079.8	1,318.8	1,588.7	1,890.3	2,205.3
% of GDP	13.8%	16.1%	17.8%	19.4%	21.0%
Deficit (in billions of Rmb)	(92.2)	(174.4)	(249.1)	(251.7)	(315.0)
% of GDP	1.2%	2.1%	2.8%	2.6%	3.0%
Internal and External Debt (year end)
Direct Internal Debt (in billions of Rmb)(1)	776.6	1,054.2	1,302.0	1,561.8	1,907.9
% of GDP	9.9%	12.8%	14.6%	16.0%	18.2%
Direct External Debt (in billions of US$)(1)	41.6	47.3	49.0	49.8	50.5
% of GDP	4.3%	4.8%	4.5%	4.2%	4.0%
Total Internal Debt (in billions of Rmb)	1,360.2	1,775.8	2,130.1	2,496.0	2,989.3
% of GDP	17.4%	21.6%	23.8%	25.6%	28.5%
Total External Debt (in billions of US$)	146.0	151.8	145.7	170.1	168.5
% of GDP	15.3%	15.3%	13.5%	14.5%	13.3%
Total Debt (in billions of Rmb)	2,568.6	3,032.2	3,336.1	3,903.9	4,384.0
% of GDP	32.8%	36.9%	37.3%	40.1%	41.8%

(1)	Direct debt, whether internal or external, set forth in the table above means debt incurred directly by the central government in the name of China.

Information for First Half of 2002 and 2003

	First Half

	2002	2003

GDP (in billions of Rmb)	4,553.6	5,005.3
Real GDP Growth Rate	7.8%	8.2%
Inflation Rate	(0.8)%	0.6%
Foreign Trade Surplus (in billions of US$)	13.4	4.5
Foreign Exchange Reserves (in billions of US$) (as at June 30)	242.8	346.5

Recent Developments

      The credit ratings accorded to China’s debt securities by the rating agencies are not recommendations to purchase, hold or sell the notes to the extent such ratings do not comment as to market price or suitability for you. Any rating may not remain in effect for any given period of time or may be revised or withdrawn entirely by a rating agency in the future if in its judgment circumstances so warrant, and if any such rating is so revised or withdrawn, we are under no obligation to update this prospectus supplement.

      On October 15, 2003, Moody’s Investors Service, Inc. upgraded China’s sovereign rating from A3 to A2 for long-term foreign-currency denominated debt. The rating outlook is stable.

      On October 22, 2003, Standard & Poor’s Ratings Group affirmed its BBB senior unsecured foreign currency credit rating for China. The outlook is positive.

      On October 13, 2003, Fitch IBCA, Inc. affirmed the long-term foreign currency rating of China at A-. The rating outlook is positive. This rating applies to all of China’s senior unsecured long-term sovereign debt issues.

      Concurrently with this offering, China is also conducting a separate offering outside the United States of €400,000,000 3.75% bonds due 2008. This concurrent offering has not been, and will not be, registered under the United States Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any U.S. person.

Offering Summary

      This offering summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully.

Issuer	The People’s Republic of China.

Notes offered	US$1,000,000,000 aggregate principal amount of 4.75% notes due 2013.

Issue date	October 29, 2003.

Maturity date	October 29, 2013.

Issue price	99.426% of the principal amount of the notes plus accrued interest, if any.

Interest rate	4.75% per year.

Interest payment dates	April 29 and October 29 of each year, beginning on April 29, 2004.

Ranking	The notes will rank equally with each other and with all other general and (subject to the provisions in the notes providing for the securing of such obligations in the event certain other obligations of China are secured) unsecured obligations of China for money borrowed and guarantees given by China in respect of money borrowed by others. China will pledge its full faith and credit for the due and punctual payment of the notes and for the due and timely performance of all obligations of China with respect to the notes.

Listings	China has applied for listing of and permission to deal in the notes on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited.

Form	The notes will be issued in the form of global securities registered in the name of Cede & Co., nominee of The Depository Trust Company, or DTC.

Clearance and settlement	Beneficial interests in the notes will be shown on, and transfer of such beneficial interests will be effected only through, records maintained by DTC and its participants, unless certain contingencies occur, in which case the notes will be issued in definitive form. You may elect to hold interests in the notes through DTC, Euroclear Bank S.A./N.V., or Euroclear, or Clearstream Banking, société anonyme, or Clearstream, if you are a participant in these clearing and settlement systems.

Payment of principal and interest	Principal and interest on the notes will be payable in U.S. dollars. As long as the notes are in the form of a book-entry security, payments of principal and interest will be made through the facilities of DTC.

Common Code, ISIN and CUSIP	The Common Code is 017941941, the ISIN is US712219AJ30 and the CUSIP is 712219AJ3.

Fiscal, paying and transfer agent and registrar	JPMorgan Chase Bank.

Paying agent in Luxembourg	JPMorgan Chase Bank Luxembourg S.A.

Governing law	The notes will be governed by New York law, except with respect to their authorization and execution, which will be governed by the laws of China.

DESCRIPTION OF NOTES

      The notes will be issued pursuant to and will be subject to a fiscal agency agreement dated as of October 28, 1997, as amended as of December 15, 1998, between China and JPMorgan Chase Bank, as fiscal agent. China has also appointed JPMorgan Chase Bank as paying and transfer agent and registrar in accordance with the fiscal agency agreement.

      The following description and the description in the accompanying prospectus contain a summary of material provisions of the notes and the fiscal agency agreement and is qualified in its entirety by reference to the notes and the fiscal agency agreement. China has filed a copy of the fiscal agency agreement and a form of the notes with the United States Securities and Exchange Commission and at the office of the fiscal agent in The City of New York. The following description supplements and should be read in conjunction with the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” If anything described in the following description is inconsistent with the description set forth in the accompanying prospectus, you should rely on the following description.

General

      China will issue the notes in an aggregate principal amount of US$1,000,000,000, which will mature at par on October 29, 2013. The notes:

•	will bear interest at 4.75% per year from October 29, 2003;

•	will pay interest semi-annually in arrears in equal installments, on the basis of a 360-day year, consisting of twelve 30-day months, on April 29 and October 29 of each year, beginning on April 29, 2004, to be paid to the person in whose name each note is registered at the close of business on the preceding April 14 or October 14;

•	upon issuance, will constitute direct, unconditional, general and (subject to the provisions in the notes providing for the securing of such obligations in the event certain other obligations of China are secured) unsecured obligations of China and will rank equally with each other and with all other general and unsecured obligations of China for money borrowed and guarantees given by China in respect of money borrowed by others;

•	will be supported by the full faith and credit of China for their due and punctual payment and for the due and timely performance of all obligations of China with respect to the notes;

•	will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream;

•	will be available in definitive form only under certain limited circumstances; and

•	will be issued in fully registered form, without coupons, registered in the name of Cede & Co., nominee of DTC, in denominations of US$1,000 or integral multiples thereof.

Payment of Principal and Interest

      China will make payments of principal and interest on the notes in U.S. dollars on any interest payment date or at maturity. The payments will be made available by China to the fiscal agent on the business day prior to such date. If any date for payment in respect of the notes is not a business day, the holder of the notes will not be entitled to payment until the next following business day. “Business day” means a day on which banking institutions in New York and at any applicable place of payment are not authorized or obligated by law or executive order to be closed. No further interest will be paid in respect of any such delay in payment. The fiscal agent will make such payments to DTC, which will receive the funds for distribution to the beneficial holders of the notes. China expects that holders of the notes will be paid in accordance with the procedures of DTC and its direct and indirect participants.

Fiscal Agent; Paying Agent; Transfer Agent; Registrar

      China has appointed JPMorgan Chase Bank, with its principal trust offices at 4 New York Plaza, 15th Floor, New York, New York 10004, as its fiscal, paying and transfer agent and registrar. The fiscal agency agreement contains provisions relating to the obligations and duties of the fiscal agent, the indemnification of the fiscal agent and the fiscal agent’s relief from responsibility for actions that it takes. China has also appointed JPMorgan Chase Bank Luxembourg S.A. at 5 rue Plaetis, L-2338 Luxembourg as paying agent in Luxembourg. China may at any time appoint additional paying agents and transfer agents. China, however, will at all times maintain a principal paying agent in The City of New York. China will not appoint any paying and transfer agent in Hong Kong until such time when the notes are issued in definitive form. China will cause notice of any registration, termination or appointment of any paying agent or fiscal agent to be given as provided under “— Notices” below.

      Certificated notes in definitive form may be presented for registration of transfer or exchange at the specified office of the paying agent in Luxembourg. They will also be payable at the specified office of the paying agent in Luxembourg. For more information on the procedure for such registration and payment, see “Description of Debt Securities” in the accompanying prospectus.

Notices

      Notices will be sent to DTC, or its nominees, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

      If and for so long as the notes are listed on the Luxembourg Stock Exchange or The Stock Exchange of Hong Kong Limited and the rules of such exchanges so require, China will also publish notices to holders of the notes in leading daily newspapers of general circulation in Luxembourg and in Hong Kong. China expects that it will initially make such publication in the Luxembourger Wort in Luxembourg and the South China Morning Post in Hong Kong.

Redemption; Sinking Fund

      The notes are not subject to redemption by China or any of their holders prior to maturity. No sinking fund will be provided by China for the amortization and retirement of the notes.

USE OF PROCEEDS

      China intends to use the net proceeds from the sale of the notes, expected to be approximately US$990,000,000 after deduction of related offering expenses and underwriting commission, for general governmental purposes.

GENERAL INFORMATION

      The issue and terms of the notes have been authorized by China pursuant to the State Council approval dated August 8, 2003. Certified copies of this approval, the fiscal agency agreement, this prospectus supplement, the accompanying prospectus and other relevant documents may be inspected during usual business hours (1) in Luxembourg, at the offices of JPMorgan Chase Bank Luxembourg S.A. at 5 rue Plaetis, L-2338 Luxembourg so long as any of the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, and (2) in Hong Kong, at the offices of Sidley Austin Brown & Wood LLP, until November 13, 2003.

      China is neither involved in any litigation, arbitration or administrative proceedings which are material in the context of the issue of the notes nor aware of any such litigation, arbitration or administrative proceedings, whether pending or threatened.

      The notes have been accepted for clearance through DTC, Euroclear and Clearstream under Common Code 017941941, ISIN US712219AJ30 and CUSIP 712219AJ3.

      Except as disclosed in this prospectus supplement and the accompanying prospectus, there has been no significant change in the condition (financial, political, economic or otherwise) or the affairs of China which is material in the context of the issue of the notes since December 31, 2002.

UNDERWRITING

      China and Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named below, have entered into an underwriting agreement, dated October 22, 2003, relating to the offering and sale of the notes. In the underwriting agreement, China has agreed to sell to each underwriter, and each underwriter has agreed to purchase from China, the principal amount of the notes that appears opposite such underwriter’s name in the table below:

Underwriter	Principal Amount of Notes

Goldman Sachs (Asia) L.L.C.	US$	330,333,000
J.P. Morgan Securities Inc.		330,334,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		330,333,000
Banc One Capital Markets, Inc.		1,000,000
Citigroup Global Markets Inc.		1,000,000
Credit Suisse First Boston LLC		1,000,000
Daiwa Securities SMBC Europe Limited		1,000,000
The Hong Kong and Shanghai Banking Corporation Limited		1,000,000
ICEA Securities Limited		1,000,000
Lehman Brothers International (Europe)		1,000,000
Morgan Stanley & Co. International Limited		1,000,000
Nomura International plc		1,000,000

Total	US$	1,000,000,000

      The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from China, are several and not joint. These obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any of them are purchased.

      In the underwriting agreement, China has agreed that it will indemnify the underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

      China estimates that its expenses associated with the offer and sale of the notes will be approximately US$860,000, including up to approximately US$350,000 as reimbursement of a part of the expenses of the underwriters.

      The notes are a new issue of securities with no established trading market. China has applied for listing of the notes on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited in accordance with their respective rules. The underwriters have advised China that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, neither China nor the underwriters can assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell your notes will be favorable.

Commissions and Discounts

      The underwriters have advised China that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to 0.25% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount of up to 0.125% of the principal amount of the notes. The underwriters may change the offering price and the other selling terms.

Price Stabilization and Short Positions

      In connection with this offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the United States Securities

Exchange Act of 1934, as amended, and applicable rules and regulations of the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited. In addition, Goldman Sachs (Asia) L.L.C. or any person acting for it may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with the United Kingdom Financial Services and Markets Act 2000. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. These transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions, but the underwriters make no prediction or representation as to the direction or magnitude of any effect that such transactions may have on the price of the notes. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Selling Restrictions

      Each underwriter has agreed that it will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of such underwriter, result in compliance in all material respects with the applicable laws and regulations of that jurisdiction (including any prospectus delivery requirements) and which will not impose any obligations on China except as set forth in the underwriting agreement.

     United Kingdom

      The notes may not be offered or sold in the United Kingdom unless all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom have been and will be complied with.

     Singapore

      This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the Singapore Securities and Futures Act, (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the Singapore Securities and Futures Act or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Securities and Futures Act.

     Hong Kong

      No advertisement, invitation or document relating to the notes has been issued and none of such documents will be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “Professional Investors” within the meaning of the Securities and Futures Ordinance (CAP 571) of Hong Kong and any rules made thereunder.

     Japan

      The notes have not been and will not be registered under the Securities and Exchange Law of Japan, or the Securities and Exchange Law. Accordingly, the notes may not, directly or indirectly, be offered or sold in Japan or to, or for the benefit of, any resident of Japan except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other applicable laws and regulations of Japan. As used in this paragraph “resident of Japan” means any person residing in Japan, including any corporation or other entity organized under the laws of Japan.

     The Netherlands

      The notes may not be offered, sold, transferred or delivered, whether directly or indirectly, to any individual or legal entity in or from The Netherlands, as part of their initial distribution or at any time thereafter other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade (which includes banks, brokers, dealers, asset management companies, investment funds, insurance companies, pension funds, other institutional investors and treasury departments of large commercial enterprises).

     Italy

      The offering of the notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of this prospectus supplement, the accompanying prospectus or any other document relating to the notes be distributed in the Republic of Italy, except:

(1) to professional investors, as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended; or

(2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, commonly referred to as the Financial Services Act, and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

      Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to the notes in the Republic of Italy under (1) or (2) above must be:

•	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of September 1, 1993, as amended, commonly referred to as the Banking Act;

•	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

     Mainland China

      The notes may not be offered or sold in China (excluding Hong Kong, Macau and Taiwan) as part of the initial distribution of the notes.

Other Relationships

      Some of the underwriters and their affiliates have engaged in and in the future may engage in investment banking and other commercial dealings in the ordinary course of business with China. They have received customary fees and commissions for these transactions.

      The Industrial and Commercial Bank of China, a state-owned commercial bank, owns a majority of the equity interest in ICEA Securities Limited.

VALIDITY OF NOTES

      The validity of the notes will be passed upon on behalf of China as to PRC law by the Law Department of the Ministry of Finance, People’s Republic of China, PRC counsel to China, and as to United States law by Sidley Austin Brown & Wood LLP, United States counsel to China. Certain legal matters will be passed upon on behalf of the underwriters as to PRC law by Haiwen & Partners, PRC counsel to the underwriters. The underwriters are being represented by Sullivan & Cromwell LLP with respect to matters of U.S. Federal securities and New York State law.

PROSPECTUS

People’s Republic of China

Debt Securities and/or
Warrants to Purchase Debt Securities

          The People’s Republic of China from time to time may offer its debt securities in the form of notes, bonds, debentures or other evidences of indebtedness with or without warrants to purchase its debt securities. China may offer these securities from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities and warrants that China may offer. China will provide a prospectus supplement describing the specific terms of the securities it is offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in these securities. China may denominate any series of its debt securities and/or warrants in United States dollars or in any other currency or currencies or in composite currencies or in amounts determined by reference to an index.

          China may sell its securities to and through underwriters, and may also sell such securities directly to other purchasers or through agents.

          This prospectus may not be used to make offers or sales of debt securities or warrants unless accompanied by a prospectus supplement.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          You should rely only on the information contained in this prospectus or any prospectus supplement. China has not authorized anyone to provide you with different or additional information. China is not making an offer of its securities in any place where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than its date of issue.

The date of this prospectus is October 16, 2003.

CONVENTIONS

      Except as otherwise specified, all amounts in this prospectus are expressed in Renminbi, or Rmb, China’s currency, or in U.S. dollars. For presentation purposes, translations of amounts between the Renminbi and the U.S. dollar have been calculated at the average noon buying rates certified by the U.S. Federal Reserve Bank of New York for Renminbi during the relevant year or period. Specifically, the average noon buying rates used for such calculation during the relevant year were as follows:

Noon buying rate
Year	per U.S. dollar

1998	Rmb 8.2969
1999	Rmb 8.2785
2000	Rmb 8.2784
2001	Rmb 8.2770
2002	Rmb 8.2772

      The fiscal year of the Chinese government ends on December 31. All annual information is based upon January 1 to December 31 periods. Totals in tables in this prospectus and the related prospectus supplement may differ from the sum of the individual items in such tables due to rounding. Unless otherwise indicated, all statistical information in this prospectus and the related prospectus supplement excludes information with respect to Hong Kong, Macau and Taiwan.

      China is a participant in the General Data Dissemination System of the International Monetary Fund. However, China is not a subscriber to the Special Data Dissemination Standard of the International Monetary Fund. However, China has been modifying the methods it uses to calculate its statistical information in order to be more consistent with international standards. As a result, this prospectus and the related prospectus supplement contain data restated for prior years on the basis of such modified methods of calculation. China uses the following terms in this prospectus as defined below:

•	Gross domestic product or GDP means the total value of products and services produced inside China during the relevant period.

•	Gross national product or GNP means GDP plus income earned by PRC nationals from products produced, services rendered and capital invested outside China, less income earned inside China by non-PRC nationals.

•	Gross output value means the sum of the total (not incremental) values of products and services at each enterprise during the production process. Important characteristics of gross output value are: (1) it double-counts the value of products which pass through more than one enterprise during its production; (2) it is stated in current rather than in constant prices; and (3) it includes inventories.

•	Imports are calculated based upon (1) for purposes of foreign trade, statistics reported to the PRC customs upon entry of goods into China on a cost, insurance and freight included, or CIF, basis; and (2) for purposes of balance of payments, statistics collected on a free on board at a given departure location, or FOB, basis.

•	Exports are calculated based upon (1) for purposes of foreign trade, statistics reported to the PRC customs upon departure of goods from China on an FOB basis; and (2) for purposes of balance of payments, statistics collected on an FOB basis.

•	Per capita disposable income means total actual income of an urban household after individual income tax.

•	Per capita net income means total residual income of a rural household, during a certain period of time, after deduction of production costs, taxes and contractual fees.

•	Rate of unemployment or unemployment rate is calculated as the percentage of the members of the urban work force who register with the local employment agencies as being unemployed. “Urban work force” means permanent urban residents who are (1) registered under the household registration system as urban residents; (2) between the ages of 16 and 50 (in the case of males) and between the ages of 16 and 45 (in the case of females); and (3) physically capable of working. China does not collect statistical data regarding rural unemployment or regarding persons residing in, but not registered as residents of, urban areas.

•	Rate of inflation or inflation rate is measured by the year-on-year percentage change in the consumer price index, unless otherwise specified. The consumer price index is calculated on a weighted basket of consumer goods and services for the urban and rural areas, using a monthly averaging method. Year-on-year rates are calculated by comparing the average of the twelve monthly indices for the later period against the average of the twelve monthly indices for the prior period. See “Financial System — Inflation.”

      Unless otherwise indicated: (1) all annual rates of growth are average annual rates; (2) except in the “Public Finance” section, all rates of growth or percentage changes in financial data are based upon such data expressed in constant prices (i.e., prices as adjusted for inflation); and (3) all financial data are presented in current prices.

      Certain statistical information included in this prospectus is preliminary in nature and reflects the most recent reliable data readily available to China as of the date hereof. The government conducts a review of China’s official financial and economic statistics after the completion of each fiscal year. Accordingly, certain financial and economic information presented in this prospectus may be subsequently adjusted or revised to reflect new or more accurate data or in accordance with China’s ongoing maintenance of its economic data. In particular, information and data contained in this prospectus for 2003 are preliminary and subject to routine revisions and possible adjustments by the government to ensure their accuracy. Any revised data will be made public in accordance with China’s normal practices for releasing data. China believes that this review process is substantially similar to the practices of industrialized nations. China does not expect revisions of the data contained in this prospectus to be material, although China cannot assure you that it will not make material revisions. Statistical information not presently available is indicated by “N/A.”

ENFORCEABILITY OF FOREIGN JUDGMENTS

      China is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against China. China will irrevocably submit to the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York, in any suit, action or proceeding arising out of or based on the debt securities and/or warrants or the fiscal agency agreement brought by any holder (other than any action arising out of or based on United States federal or state securities laws). China has designated the general manager of the Bank of China New York Branch as its authorized agent to receive processes in any suit, action or proceeding arising out of the debt securities and/or warrants or the fiscal agency agreement. In addition, China will irrevocably waive, to the fullest extent permitted by law, any immunity, including foreign sovereign immunity, from jurisdiction to which it may otherwise be entitled in any action arising out of or based on these securities (other than any action arising out of or based on United States federal or state securities laws) brought in any state or federal court in the Borough of Manhattan, The City of New York, or in any competent court in China. China has not waived, and will not waive, its sovereign immunity with respect to the assets necessary for the proper functioning of China as a sovereign power, including military assets, and real property and buildings and the contents thereof owned by the Ministry of Foreign Affairs and located outside China. Because China has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against China based on such laws unless a court were to determine that China is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such an action. Furthermore, under the Foreign Sovereign Immunities Act of 1976, execution upon any property of China in the United States to enforce a judgment is limited to an execution upon property used for the commercial activity on which the claim is based, and China has not waived any immunity which may otherwise be available to it with respect to the execution of any judgment. China has been advised by its PRC counsel, the Law Department of the Ministry of Finance, that there is doubt as to the enforceability in China of any actions to enforce judgments of United States courts arising out of or based on the debt securities and/or warrants, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws, primarily because there is no treaty or other arrangement or basis for reciprocal enforcement of judgments between China and the United States. China has also been advised by its PRC counsel that there is doubt as to the enforceability in original actions brought in PRC courts of the civil liability provisions of United States federal or state securities laws. See “Description of Debt Securities — Governing Law and Consent to Service.”

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities and/or warrants will be used by China for general governmental purposes.

MAP OF CHINA

OVERVIEW

      The People’s Republic of China is one of the world’s largest nations in terms of both land area and population. It was founded on October 1, 1949 and its capital is Beijing. Since its founding, the PRC has transformed itself from a largely agrarian, semi-feudal and semi-colonial society that existed prior to 1949, to a centralized economic and social system and, since 1978, to a more open and market-oriented socialist economy. In particular, the PRC government has embarked upon a series of market-oriented economic reforms since 1978 designed to:

•	remove price controls;

•	reduce government subsidies;

•	encourage private and foreign investments;

•	expand the role of privately owned enterprises in China’s economy;

•	liberalize foreign trade;

•	improve China’s social welfare system;

•	ease capital inflows and outflows;

•	strengthen China’s financial system; and

•	rationalize China’s tax system.

      In addition to these economic reforms, the PRC government has also made significant efforts to restructure its government systems.

      China’s real gross domestic product, or GDP, has grown by an average annual rate of 7.7% from 1998 to 2002, and in 2002, according to statistics released by the World Bank, China’s GDP at current exchange rates was the sixth largest in the world. At the end of 2002, according to statistics released by the International Monetary Fund, China’s foreign exchange reserves totaled US$286.4 billion, the second largest in the world, and China’s annual trade volume reached US$620.8 billion, the fourth largest in the world.

Geography

      China is situated in the eastern part of Asia and borders Russia, Mongolia, Kazakhstan and Kyrgyzstan to the north, Tajikistan, Afghanistan, Pakistan, India, Nepal and Bhutan to the west, Myanmar, Laos and Vietnam to the south, and North Korea and the Pacific Ocean to the east. China extends approximately 3,400 miles from north to south and 3,200 miles from east to west, occupying a territory of approximately 3.7 million square miles, or one-fifteenth of the world’s total land area. In terms of land mass, China is the third largest country in the world behind Russia and Canada.

      China has a widely varied topography, with mountain ranges and highlands located generally in the west and plains and river basins located generally in the east. There are three principal river basins in eastern China: the Yellow River in the north, the Yangtze River in central China and the Pearl River in the south, each of which supports intensive agricultural, industrial and transportation activities. At the end of 2002, China had total arable land of 130.0 million hectares, or approximately 13.5% of its total area, and forestation of 158.9 million hectares, or approximately 16.6% of its total area.

      China extends over tropical, subtropical, temperate and arctic zones. However, most of China’s land mass and population are located in the temperate zone.

Population

      China’s total population was approximately 542 million in 1949, and increased to approximately 1,284.5 million at the end of 2002, making China the world’s most populous country. Industrialization and urbanization led to a large increase in China’s urban population from approximately 10.6% of its total population in 1949 to approximately 39.1% at the end of 2002. China’s three largest cities are Chongqing

(with 31.1 million people) in the west, Shanghai (with 16.3 million people) in the east, and Beijing (with 14.2 million people) in the north.

      The increase in China’s population has placed significant demands on its economy that have been difficult to satisfy in areas such as housing, education, social welfare, public transportation and employment. In order to control population growth, the government has adopted a policy of family planning and generally permits each couple to have only one child. This policy has contributed to the decline in the annual rate of population growth from 3.3% in 1963 (the highest annual growth rate since 1949) to 0.65% in 2002. At the end of 2002, people under 15 years of age represented approximately 22.4% of the total population of China, people from 15 to 64 years of age represented approximately 70.3%, and people from 65 years of age and older represented approximately 7.3% of the total population of China. The average age of the PRC population is expected to increase as a result of the lower population growth rate and the increased average life expectancy (71.8 years in 2002 compared to 36 years in 1949), which has primarily resulted from improved medical care and other factors.

Government Structure

      China has one of the world’s oldest civilizations, with its origins in the second millennium B.C. The first unified Chinese state was established in approximately 200 B.C. under the Qin Dynasty. After the Opium War in 1840, Imperial China was transformed gradually to a semi-colonial and semi-feudal country. In 1911, a revolution led by Dr. Sun Yat-Sen overthrew the Qing Dynasty, the last dynasty in China, and established the Republic of China. On October 1, 1949, after a revolutionary struggle lasting dozens of years, the Communist Party of China founded the People’s Republic of China.

      The following chart shows the current organization of China’s central government.

     Levels of Governmental Administration

      China’s government is organized in accordance with its Constitution. The highest level of governmental administration is the central government. The next level consists of the provincial government in each of China’s 23 provinces, five autonomous regions (Guangxi, Inner Mongolia, Ningxia, Tibet and Xinjiang), four municipalities directly under the administration of the central government (Beijing, Chongqing, Shanghai and Tianjin) and two special administrative regions (Hong Kong and Macau). Below the provincial level, there are over 2,800 municipal and county governments and numerous townships.

     National People’s Congress

      The National People’s Congress is the highest government authority. The National People’s Congress is currently composed of 2,717 deputies elected from provinces, autonomous regions, special administrative regions and the four municipalities, and 268 deputies elected by the armed forces. The National People’s Congress normally convenes once every year in March and delegates many of its day-to-day responsibilities to a Standing Committee, which currently has 175 members. The Standing Committee meets regularly throughout the year and exercises legislative functions conferred by China’s Constitution. Statutes adopted by the National People’s Congress and its Standing Committee preempt laws enacted by lower level people’s congresses. Both deputies to the National People’s Congress and members of its Standing Committee are elected for a term of five years and may be re-elected. Any incumbent chairman and vice chairman of the Standing Committee may not serve more than two five-year terms.

      The principal functions and powers of the National People’s Congress include:

•	enacting legislation;

•	amending, interpreting and supervising the enforcement of China’s Constitution;

•	reviewing and approving the government’s national economic and social development program and the state budget;

•	approving the establishment of provinces, autonomous regions, municipalities and special administrative regions; and

•	deciding on issues relating to war and peace.

      Lower level people’s congresses are also established in provinces, autonomous regions, the four municipalities, counties, other cities, municipal districts and townships. These congresses are the highest local governmental authorities in their respective local jurisdictions. Local people’s congresses at and above the county level generally delegate many of their day-to-day responsibilities to their standing committees.

     Chinese People’s Political Consultative Conference

      The Chinese People’s Political Consultative Conference is an advisory and consultative body. It is not an organ of the government. The political consultative conference exists at each level of the government except for the township level and the special administrative regions. The Chinese People’s Political Consultative Conference currently consists of 2,238 delegates from the Communist Party of China, other political parties, individuals unassociated with any political party, and representatives from ethnic groups. The consultative body at the national level convenes once every year, typically right before the meeting of the National People’s Congress.

     President

      The President of China serves as the country’s head-of-state. The President is elected by the National People’s Congress for a term of five years and an incumbent President may not serve more than two five-year terms.

      The President’s main functions and powers include:

•	putting formally into effect statutes adopted by the National People’s Congress;

•	appointing and removing the Premier and principal members of the State Council in accordance with the decisions of the National People’s Congress or its standing committee;

•	receiving credentials from foreign diplomatic representatives;

•	conferring national medals and titles of honor; and

•	proclaiming state of war or peace.

     State Council

      The State Council is the highest institution of government administration and is responsible to the National People’s Congress. The State Council consists of a Premier, Vice-Premiers, State Councilors, ministers in charge of ministries and commissions, an Auditor-General and a Secretary-General. The Premier has overall responsibility for the State Council and the execution of the executive functions of the central government. The Premier, Vice-Premiers and State Councilors are elected by the National People’s Congress for a term of five years and any incumbent may not serve more than two five-year terms.

      The State Council’s principal functions and powers include:

•	adopting administrative measures, enacting administrative rules and regulations and issuing decisions and orders in accordance with China’s Constitution and statutes;

•	submitting proposals to the National People’s Congress or its standing committee;

•	exercising leadership over the central government ministries and commissions and local government administrative bodies;

•	drawing up and implementing national economic and social development programs and the state budget; and

•	directing all other matters of government administration, including the exercise of general oversight over ministries and commissions responsible for economic affairs, education, sciences, culture, civil affairs, public security, foreign affairs and national defense.

     Central Military Commission

      The Central Military Commission, with eight members, directs China’s armed forces. The chairman of the Central Military Commission is elected by, and is responsible to, the National People’s Congress. The term of service of each member of the Central Military Commission is five years and may be extended through re-election.

     People’s Courts

      The people’s courts are the judicial bodies responsible for the administration of justice for civil, criminal, economic and administrative cases. The Supreme People’s Court is the highest judicial body and supervises the administration of justice by local people’s courts and specialized courts. The Supreme People’s Court is responsible to the National People’s Congress and its standing committee. The president of the Supreme People’s Court is elected by the National People’s Congress for a term of five years and an incumbent president may not serve more than two five-year terms.

     People’s Procuratorates

      The people’s procuratorates are responsible for the exercise of prosecutorial power and for the legal supervision of government administrative bodies. The Supreme People’s Procuratorate is the highest body within the procuratorate system and supervises public prosecution work by local people’s procuratorates. The Supreme People’s Procuratorate is responsible to the National People’s Congress and its standing committee. The Procurator-General is elected by the National People’s Congress for a term of five years and an incumbent Procurator-General may not serve more than two five-year terms.

     Current Government Leadership

      In March 2003, the Tenth National People’s Congress elected a new leadership for the Chinese government. The following table presents China’s current principal leaders.

Name	Age	Position

Mr. Hu Jintao	60	President of China and Vice Chairman of the Central Military Commission
Mr. Wu Bangguo	62	Chairman of the Standing Committee of the National People’s Congress
Mr. Wen Jiabao	61	Premier of the State Council
Mr. Jia Qinglin	63	Chairman of the Chinese People’s Political Consultative Conference

      In addition, the Tenth National People’s Congress elected Mr. Xiao Yang as president of the Supreme People’s Court, Mr. Jia Chunwang as Procurator-General of the Supreme People’s Procuratorate and Mr. Jiang Zemin as Chairman of the Central Military Commission.

Governing Party

      The Communist Party of China has been the governing political party in China since 1949 and, under its leadership, as provided by China’s Constitution, a multi-party cooperative and political consultative system has continued to exist and develop. The Communist Party of China is led by a National Party Congress, which meets once every five years in plenary sessions, and by its Central Committee, which meets at least once every year. The Central Committee implements resolutions by the National Party Congress and elects a General Secretary and a Political Bureau, which is managed by a nine-member Political Bureau Standing Committee.

      In November 2002, the National Party Congress elected a new leadership. Many of the party’s leaders also serve in the government. Mr. Hu Jintao was elected the General Secretary of the Communist Party of China, the Vice Chairman of the Central Committee Military Commission of the Communist Party of China and a member of the Political Bureau Standing Committee. Messrs. Wu Bangguo, Wen Jiabao and Jia Qinglin were also elected members of the Political Bureau Standing Committee. In addition to these individuals, the Political Bureau Standing Committee includes Messrs. Zeng Qinghong, Huang Ju, Wu Guanzheng, Li Changchun and Luo Gan. Mr. Jiang Zemin, the party’s previous General Secretary, was elected Chairman of the Central Committee Military Commission.

Government Reorganization

      In March 1998, the government announced plans to streamline its agencies in order to facilitate the transformation of the Chinese economy from a centrally planned economy to a market-oriented economy. The central government believes this restructuring will enhance its efficiency by further separating economic and social functions from governmental functions. As a result, the number of central government ministries and commissions was reduced from 40 to 29, the central government’s staff was reduced by 50%, more than 200 central government functions were transferred to commercial enterprises, intermediary institutions and local authorities, and about 100 central government functions were reallocated among surviving central government agencies. In addition, more than 200 central government agencies were abolished. In February 2001, the central government further eliminated nine bureaus under the State Economic and Trade Commission. According to the government’s plan, local governments commenced similar restructuring efforts in the first half of 2000. These local government restructuring efforts are still ongoing. Re-education programs and employment training programs have been set up for government employees made redundant as a result of the government restructuring.

      Since 1998, China has also taken steps to phase out involvement in business activities by the military, the police and other law enforcement departments. The purpose of this initiative was to provide greater equality of opportunity for all market participants in the economy and to reduce irregular market activities by military and law enforcement entities. Pursuant to the central government pronouncements, the State Economic and Trade Commission was put in charge of the transfer of such ownership interests and assets with the assistance of various other government agencies. By February 1999, the government completed the initial phase of such transfers. Since that time, enterprises formerly affiliated with the law enforcement departments have been undergoing an in-depth restructuring.

      The government has also further separated governmental functions from business management by no longer permitting ministries and government agencies to engage in commercial operations. The initial transfer of ownership interests and assets from such ministries and government agencies has already been completed at the central government level. In 1999, local governments began to conduct a similar separation process.

      In connection with the government reorganization, the State Council established a number of new departments to enhance the government’s oversight of the economy, including the China Banking Regulatory Commission to regulate the country’s banking industry, the China Insurance Regulatory Commission to supervise the country’s insurance industry, the State Food and Drug Supervision Bureau to oversee the country’s food and drug industry and the China Power Regulatory Commission to supervise the country’s power industry.

Legal System

      China’s legal system is a civil law system based on written statutes. Decided cases generally do not constitute binding precedents, although such cases are sometimes referred to for guidance. Though China is still in the process of developing a comprehensive system of laws, a significant number of laws and regulations dealing with general economic matters, foreign investment, protection of intellectual property, taxation, technology transfer and trade have been promulgated since the start of China’s economic reform program in 1978. China’s Constitution specifically permits foreign investment and provides for protection of the lawful rights and interests of foreign investors in China. China’s Constitution was amended in 1988 and 1993 to provide for a “socialist market economy” and was further amended in March 1999 to recognize at the constitutional level that private ownership is an important part of China’s socialist market economy and that private rights and interests are protected by law. The March 1999 amendment also provided that China be governed by the rule of law.

      All statutes in China are promulgated by the National People’s Congress and its standing committee. The State Council, acting by itself or through its ministries or commissions, and people’s congresses at the provincial levels are also vested with the power to promulgate rules and regulations which have the force of law.

      The principal statute governing the judicial system is the Law Concerning the Organization of the Judicial System, which took effect in July 1979 and which was amended in September 1983. The principal statute governing civil relations, including business transactions, is the General Principles of the Civil Code, enacted in April 1986. The Civil Code is divided into seven broad categories: general principles, civil law, contract, property, civil liability, remedies and special provisions governing foreign economic relations. The current main statute governing civil procedure is the Law on Civil Procedure, which took effect in April 1991.

      All foreign individuals, enterprises and other entities are given the same rights and obligations as PRC individuals, enterprises and other entities in instituting or defending proceedings in courts. If, however, the rights and obligations of PRC individuals, enterprises or other entities to institute or defend legal proceedings are subject to any restriction in a foreign jurisdiction, then reciprocal restrictions may be imposed by PRC courts on the rights and obligations of the individuals, enterprises and other entities of such jurisdictions to institute or defend legal proceedings in China.

      All civil cases are decided by the court on the basis of a majority vote of the judges sitting on a case and are subject to a two-tier procedure, with cases heard by a court of first instance, subject to review by appellate courts. Courts are divided into four levels: the Supreme People’s Court at the national level, the High People’s Courts at the provincial level, the Intermediate People’s Courts below the provincial level and the Elementary People’s Courts at the county level. Each level contains a criminal division, a civil division, an economic division and an administrative division. The Supreme People’s Court, the High People’s Courts and the Intermediate People’s Courts each also have an intellectual property division. In addition, there are a number of maritime courts across China with jurisdiction over maritime matters. The Supreme People’s Court is the highest court in China and is responsible for supervising all other courts.

      If a PRC court is asked to recognize or enforce a judgment or ruling given by a foreign court, such judgment or ruling will be recognized and enforced only where there is an applicable international treaty or other arrangement or basis for reciprocal enforcement of judgments between China and the country of the foreign court. The enforcement of such foreign judgment or ruling, however, may not violate national security, state sovereignty or the basic principles of the laws of China, nor contradict public policy of China. China does not have such a treaty or other arrangement with the United States.

      Foreign arbitral awards may be enforced in China pursuant to international treaties to which China is a party, most importantly the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, to which China acceded in 1987. Applications for enforcement in China are handled in accordance with the Chinese Law on Civil Procedure, which provides that an application for enforcement must be submitted to the Intermediate People’s Court of the place where the party against whom the enforcement is sought is domiciled or where such party’s property is located.

      The Arbitration Law of China, which became effective on September 1, 1995, is applicable to trade disputes involving foreign parties. Under the Arbitration Law, the parties involved in such a dispute may, pursuant to their arbitration agreement, submit their dispute before an arbitration committee constituted in accordance with the Arbitration Law. The China International Economic and Trade Arbitration Commission, or CIETAC, established in Beijing under the auspices of the China Council for the Promotion of International Trade, is a major domestic arbitration organization in China charged with arbitrating foreign-related disputes. CIETAC’s arbitration rules provide that it has jurisdiction over “contractual and non-contractual economic, trade and other disputes” under an arbitration agreement selecting CIETAC as the venue for arbitration. The CIETAC rules provide that an award rendered by it is final and binding on the parties. The Law on Civil Procedure also provides that a Chinese court may refuse to enforce a final award of CIETAC only if there are certain procedural errors relating to its jurisdiction over a given dispute or the failure by an arbitration tribunal to abide by the CIETAC rules. In addition, a Chinese court may refuse to enforce the award if the court determines that enforcing the award would be against public interest. Foreign-related maritime disputes are arbitrated by the China Maritime Arbitration Commission pursuant to arbitration rules formulated in line with the Arbitration Law.

Foreign Relations

      China has established diplomatic relations with over 169 countries and trade relations with over 200 countries and regions, more than 80 of which have signed trade agreements with China.

      Although China has had and continues to have territorial disputes with its neighboring countries, it has successfully resolved some of these territorial disputes and believes that it can successfully resolve its outstanding territorial disputes by peaceful means.

International Organizations

      China is a permanent member of the United Nations Security Council (along with France, Russia, the United Kingdom and the United States). China is also a member of many other international organizations, including the World Trade Organization, the International Monetary Fund, the World Bank Group, the Asian Development Bank, the African Development Bank, and the Asia-Pacific Economic Co-Operation forum.

      China became a member of the World Trade Organization, or WTO, on December 11, 2001, but the implementation of its WTO commitments is generally subject to a five-year phase-in period. The government believes that China’s entry into the WTO has brought both opportunities and challenges to the country. See “The Economy — World Trade Organization.”

Hong Kong and Macau

      China resumed its sovereignty over Hong Kong on July 1, 1997 and over Macau on December 20, 1999. China applies a policy of “one country, two systems” to Hong Kong and Macau. The National People’s Congress has incorporated this policy into the Basic Law of the Hong Kong Special Administrative Region and the Basic Law of the Macau Special Administrative Region. These Basic Laws, as quasi-constitutions for Hong Kong and Macau, allow them to maintain their own legislative, executive and judicial systems and full economic autonomy for the 50 years following the transfer of sovereignty back to China. Both Hong Kong and Macau have their own financial regulatory authorities and legal currencies, and manage their own foreign exchange reserves.

Taiwan

      Taiwan is a province of China. The government has reiterated its policy to unify Taiwan with the rest of China.

THE ECONOMY

Overview

      Since the start of its economic reforms in 1978, China has been transitioning from a centrally planned economy to a market-oriented economy. In particular, the central government has implemented reforms designed to remove price controls, reduce government subsidies, separate government from business management and commercial activities, encourage private and foreign investment, diversify ownership in the public sector of the economy, liberalize foreign trade, ease capital transfers, strengthen its financial system, improve its social welfare system and rationalize its tax system. As a result of these developments, China’s real GDP has grown by an average annual rate of 7.7% from 1998 to 2002.

      The main participants in China’s economy are state-owned enterprises (which include enterprises wholly owned or otherwise controlled by the state), collectively owned enterprises, privately owned enterprises, and foreign-invested enterprises. Due to the rapid growth of the private sector in recent years, the contribution to the national economy by state-owned enterprises has declined. However, state-owned enterprises still dominate the country’s key industries and employ a significant portion of China’s urban work force.

Government Economic Objectives

      The government manages the country’s economy through five-year economic and social development plans. Each five-year plan establishes the general framework of the country’s agricultural, industrial, financial and other economic and social policy during the five-year period. Although the central government’s plans provide the guidelines for overall economic development, local governments have considerable autonomy with respect to the development of some sectors.

      On March 16, 2001, the National People’s Congress approved the country’s tenth five-year plan, which covers the period from 2001 to 2005. This plan calls for doubling the country’s GDP by the year 2010 (over that of 2000) and achieving an average annual growth rate of 7.0%. In addition, the tenth five-year plan includes the following objectives:

•	Increase the international competitiveness of China’s economic institutions through measures such as reorganizing, merging or publicly listing the country’s state-owned enterprises;

•	Strengthen China’s technological innovation by supporting education and research and development;

•	Keep the country’s registered urban unemployment rate at approximately 5.0%;

•	Develop China’s western regions by improving basic infrastructure and through other programs; and

•	Improve the country’s foreign investment environment in line with China’s WTO commitments.

      In March 2003, the National People’s Congress approved the economic development plan proposed by the State Council for 2003. This plan includes the following objectives:

•	Accelerate agricultural reforms and raise rural incomes;

•	Continue government investment initiatives to foster stable and rapid economic growth;

•	Improve employment opportunities and strengthen the social security system;

•	Restructure and upgrade industries;

•	Continue financial sector reform;

•	Encourage economic development in the western regions of China and facilitate inter-regional commerce;

•	Continue market-oriented reforms and improve the operating conditions of China’s markets;

•	Implement additional market deregulation and liberalization policies toward full post-WTO compliance;

•	Encourage demand for consumption and improve living standards;

•	Maintain stable growth of government revenue; and

•	Promote education and encourage research and development.

      The government designed these development plans on the basis of its assumptions and estimates of future events and developments, including the state of overall economic and social developments in China. Therefore, the objectives, goals and targets contained in the plans are subject to uncertainties beyond China’s control. The government may also adjust its plans if actual developments materially deviate from its previous assumptions and estimates. At present, factors likely to adversely affect China’s economy include, among others:

•	Unbalanced economic development in different geographic regions;

•	Slow development of the agricultural sector and low income of farmers;

•	Continued transition to a market economy;

•	The state of the banking industry, including significant levels of non-performing loans;

•	Scarcity of certain natural resources, such as arable land, petroleum and water;

•	Relatively under-developed science, technology and education system;

•	Difficulty in reforming state-owned enterprises;

•	Increasing rate of unemployment and pressure on the government for social welfare relief; and

•	Natural disasters, including diseases such as the recent outbreak of severe acute respiratory syndrome, or SARS.

Major Economic Indicators

      Over the years, China has experienced significant economic growth, largely as a result of the government’s post-1978 economic reforms. During the five-year period from 1998 to 2002, China’s GDP growth rate averaged 7.7%. In 2002, China’s GDP grew 8.0% from 2001 to Rmb 10,479.1 billion, while in the first six months of 2003, the country’s GDP grew 8.2% from the same period in 2001. At the end of June 2003, China’s GDP reached Rmb 5,005.3 billion. In China’s urban areas, per capita disposable income in 2002 increased 12.3% over the previous year to Rmb 7,703, while per capita net income in China’s rural areas increased 4.6% over the previous year to Rmb 2,476.

      The following table sets forth selected annual data relating to the PRC economy for the periods indicated.

Major Economic Indicators

	1998	1999	2000	2001	2002

GDP (in billions of Rmb)(1)	7,834.5	8,206.8	8,946.8	9,731.5	10,479.1
Population (in millions)	1,247.6	1,257.9	1,267.4	1,276.3	1,284.5
Per Capita GDP (in Rmb)	6,308.0	6,551.0	7,086.0	7,651.0	8,184.0
Exports (in billions of US$)	183.7	194.9	249.2	266.1	325.6
Imports (in billions of US$)	140.2	165.7	225.1	243.6	295.2
Current Account Balance (in billions of US$) (year end)	31.5	21.1	20.5	17.4	35.4
Foreign Exchange Reserves (in billions of US$) (year end)(1)	145.0	154.7	165.6	212.2	286.4
Total Industrial Gross Output Value (in billions of Rmb)(1)	6,773.7	7,270.7	8,567.4	9,544.9	11,077.6
Total Agricultural Gross Output Value (in billions of Rmb)(1)	2,454.2	2,451.9	2,491.6	2,618.0	2,739.1
Rate of Inflation	(0.8)%	(1.4)%	0.4%	0.7%	(0.8)%

(1)	Calculated at current prices.

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; Annual Reports of the People’s Bank of China of 2000 and 2002, the People’s Bank of China.

      The following table presents the amounts contributed to GDP by major sectors of the PRC economy on an annual basis for the periods indicated.

GDP by Economic Sector

						Percentage of
	1998	1999	2000	2001	2002	2002 GDP

	(in billions of Rmb, except for percentages)
Primary Sector(1)	1,455.2	1,447.2	1,462.8	1,541.2	1,611.7	15.4%
Secondary Sector
Industry(2)	3,338.8	3,508.7	3,904.7	4,237.5	4,653.6	44.4
Construction	523.1	547.1	588.8	637.5	700.5	6.7

Subtotal	3,861.9	4,055.8	4,493.5	4,875.0	5,354.1	51.1
Tertiary Sector(3)	2,517.4	2,703.8	2,990.5	3,315.3	3,513.3	33.5

Total	7,834.5	8,206.8	8,946.8	9,731.5	10,479.1	100.0%

(1)	Includes farming, animal husbandry, fishery and forestry.

(2)	Includes mining, manufacturing and energy production and supply.

(3)	Includes all other segments of the economy, including transportation, posts and telecommunications, retail sales, real estate, financial services, insurance, education, tourism, entertainment and other services.

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table presents the annual real GDP growth rates by economic sector for the periods indicated.

Real GDP Growth Rates by Economic Sector

	1998	1999	2000	2001	2002

GDP	7.8%	7.1%	8.0%	7.5%	8.0%
Primary Sector	3.5%	2.8%	2.4%	2.8%	2.9%
Secondary Sector	8.9%	8.1%	9.4%	8.4%	9.8%
Tertiary Sector	8.3%	7.7%	8.1%	8.4%	7.5%

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table presents selected annual data relating to the composition of gross domestic expenditures for the periods indicated.

Gross Domestic Expenditures (GDE)

						Percentage of
	1998	1999	2000	2001	2002	2002 GDE

	(in billions of Rmb, except for percentages)
Resident Consumption	3,692.1	3,933.4	4,289.6	4,589.8	4,853.5	45.1%
Public Consumption	948.5	1,038.8	1,170.5	1,302.9	1,383.0	12.9
Fixed Assets Investment	2,763.1	2,947.6	3,262.4	3,681.3	4,216.8	39.2
Inventories	191.5	122.6	(12.4)	64.8	18.7	0.2
Net Exports	305.2	224.9	224.0	220.5	279.4	2.6

Total	7,900.3	8,267.3	8,934.1	9,859.3	10,751.4	100.0%

Source: China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      Net exports of goods and services in 2002 accounted for approximately 2.6% of China’s GDP calculated on the basis of the expenditure approach. Resident consumption and fixed assets investment in 2002 accounted for approximately 45.1% and 39.2% of China’s GDP, respectively, calculated on the same basis. During the five-year period from 1998 to 2002, public consumption and fixed assets investment grew significantly.

      China has one of the highest rates of savings in the world measured as a percentage of GDP. At the end of June 2003, the total amount of household savings in both domestic and foreign currencies held by financial institutions in China (including foreign-funded institutions) was Rmb 10,519.5 billion.

Primary Sector

      The primary sector includes farming, animal husbandry, fishery, forestry and related businesses. In 2002, it constituted approximately 15.4% of China’s total GDP and its growth rate was 2.9% over the previous year. The GDP of the primary sector increased from Rmb 1,455.2 billion in 1998 to Rmb 1,611.7 billion in 2002, but its share in China’s total GDP declined from approximately 18.6% to approximately 15.4% over the same period. This decline was due to relatively rapid growth in the country’s secondary and tertiary sectors as well as a decrease in farmland as a result of growing urbanization. From 1998 to 2002, the number of people employed by the primary sector, as a percentage of China’s total work force, remained at approximately 50%. At the end of 2002, the number of people employed by the primary sector was 368.7 million.

      Agriculture remains a top priority in the government’s development plans, as it not only is the basic lifeline of China’s economy, but also supports China’s vast rural population. When the government initiated its economic reforms in 1978, it established a “household contract responsibility system” for the country’s farming population. Under this system, land formerly managed by agricultural collectives were contracted to farmers on a household basis for original terms of 15 to 25 years, renewable upon expiration. The farmers are obligated to sell a certain portion of their output to the state at prices set by the government, but may sell the excess in the open market. The household contract responsibility system has stimulated farm production and resulted in significant increases in grain and other agricultural output. Current government plans continue to call for increased investments in agriculture and further reform of the markets for agricultural produce. Recent measures taken by the government include: (1) diversification of China’s agricultural business model to meet market demand; (2) reform of grain and cotton production and sales system by introducing managed market-oriented pricing mechanisms; (3) reduction of tax burdens imposed on farmers; and (4) increasing capital investment in the agricultural sector. The various government-sponsored programs are designed to commercialize China’s agricultural sector, diversify employment opportunities in rural areas and assist rural migration to urban areas. Annual per capita net income for rural households in China has increased from Rmb 2,162.0 in 1998 to Rmb 2,475.6 in 2002, representing an average annual real growth rate of 3.4%.

      The following table sets forth a breakdown of the annual gross output value of China’s primary sector for the periods indicated.

Gross Output Value of Primary Sector

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Farming	1,424.2	1,410.6	1,387.4	1,446.3	1,493.2
Animal Husbandry	702.6	699.8	739.3	796.3	845.5
Fishery	242.3	252.9	271.3	281.5	297.1
Forestry	85.1	88.6	93.7	93.9	103.4

Total	2,454.2	2,451.9	2,491.6	2,618.0	2,739.1

Source: China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table sets forth the annual real growth rates of the major primary sector components based on gross output value for the periods indicated.

Real Growth Rate in Primary Sector Gross Output Value

	1998	1999	2000	2001	2002

Farming	4.9%	4.3%	1.4%	3.6%	3.9%
Animal Husbandry	7.4%	4.6%	6.3%	6.3%	6.0%
Fishery	8.8%	7.2%	6.5%	3.9%	6.1%
Forestry	2.9%	3.2%	5.4%	(0.7)%	7.1%
Overall Growth	6.0%	4.7%	3.6%	4.2%	4.9%

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

Secondary Sector

      The secondary sector is composed of industry, including mining, manufacturing and energy production and supply, and construction. In 2002, the secondary sector constituted approximately 51.1% of China’s total GDP and its growth rate was 9.8% over the previous year. The secondary sector’s GDP increased from Rmb 3,861.9 billion in 1998 to Rmb 5,354.1 billion in 2002, and its share in China’s total GDP increased from approximately 49.3% to approximately 51.1% over the same period. This increase reflected growth in the country’s secondary sector as a result of China’s recent economic developments. From 1998 to 2002, the number of people employed by the secondary sector, as a percentage of the total work force, decreased from 23.5% to 21.4%, or from 166.0 million to 157.8 million.

     Industry

      State-owned enterprises, including state-controlled enterprises, accounted for approximately 40.8% of China’s industrial gross output value in 2002, compared to approximately 49.6% in 1998. While the growing importance of other forms of enterprise ownership, such as privately owned enterprises, has led to a relative decline in the contribution to GDP by state-owned enterprises, these enterprises remain dominant in many industrial sectors, including heavy industry, telecommunications, energy and petrochemicals.

      The non-state-owned sector has grown relatively rapidly over the years. During the five-year period from 1998 to 2002, the industrial gross output value of the non-state-owned sector grew at an average annual rate of 17.2%. In 2002, the industrial gross output value of the non-state-owned sector accounted for approximately 59.2% of China’s total industrial gross output value.

      The following table sets forth the annual real growth rates in industrial gross output value for the periods indicated.

Real Growth Rate in Industrial Gross Output Value

	1998	1999	2000	2001	2002

State-owned Enterprises	0.1%	8.8%	9.6%	7.8%	8.2%
Collectively Owned Enterprises	9.1%	1.3%	(3.9)%	(16.2)%	(5.8)%
Privately Owned Enterprises	14.7%	(21.1)%	60.9%	68.4%	48.6%
Other(1)	25.3%	35.4%	31.8%	25.1%	27.3%
Overall Growth	10.8%	12.5%	16.9%	14.6%	18.2%

(1)	Includes foreign-invested enterprises and enterprises of other forms of ownership, some of which may be controlled by the state.

Sources:	China Statistical Yearbook of 2000, the National Bureau of Statistics of China; the Ministry of Finance.

      The following table presents annual data pertaining to industrial gross output value by ownership and industry type for the periods indicated.

Industrial Gross Output Value by Ownership and Industry

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Ownership Type(1)
State-owned Enterprises(2)	3,362.1	3,557.1	4,055.4	4,240.8	4,517.9
Collectively Owned Enterprises	1,318.0	1,241.4	1,190.8	1,005.2	961.9
Privately Owned Enterprises	208.3	324.5	522.0	876.1	1,295.1
Other(3)	1,885.3	3,483.2	4,838.9	5,940.6	7,093.6
Total	6,773.7	7,270.7	8,567.4	9,544.9	11,077.6

Industry Type(1)
Light Industry
Using Farm Products as Raw Materials	1,839.9	1,893.1	2,107.0	2,360.5	2,714.1
Using Non-Farm Products as Raw Materials	1,068.2	1,158.4	1,302.5	1,403.2	1,621.5

Subtotal	2,908.2	3,051.5	3,409.5	3,763.7	4,335.6

Heavy Industry
Manufacturing	1,949.0	2,131.3	2,529.1	2,912.7	3,538.9
Raw Materials	1,512.0	1,664.0	2,088.9	2,334.7	2,615.6
Mining and Excavation	404.5	423.9	539.9	533.9	587.7

Subtotal	3,865.5	4,219.2	5,157.9	5,781.2	6,742.1

Total	6,773.7	7,270.7	8,567.4	9,544.9	11,077.6

(1)	Includes only enterprises with independent accounting systems that are regarded as separate economic units. For example, enterprises owned by government ministries that do not keep separate accounts and subsidiaries of enterprises not involved in the relevant industry type are excluded from this presentation.

(2)	Includes state-controlled enterprises with private equity from minority shareholders.

(3)	Includes foreign-invested enterprises, Hong Kong, Macau and Taiwan invested enterprises and enterprises of other forms of ownership, such as cooperative enterprises, joint ownership enterprises, limited liability corporations and share holding enterprises, some of which may be controlled by the state. Numbers under this item may overlap with those under the item entitled “State-owned Enterprises” above.

Sources:	China Statistical Yearbooks of 1999, 2000, 2001, 2002 and 2003, the National Bureau of Statistics of China; the Ministry of Finance.

      The following table presents the annual gross output values for industrial segments for the periods indicated.

Industrial Gross Output Value by Industrial Segment(1)

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Food, Beverage and Tobacco	768.4	782.9	836.9	924.5	1,077.8
Textile, Leather and Clothing	758.6	776.7	878.6	979.0	1,108.7
Electric, Electronic and Communications Equipment	852.3	985.3	1,238.4	1,447.1	1,743.1
Chemical and Pharmaceutical Products	682.8	739.7	877.3	936.7	1,072.0
Smelting and Processing of Metals	551.2	589.1	691.3	807.6	909.2
Machinery	450.0	467.5	524.0	585.8	706.7
Transportation Equipment	421.2	465.9	536.5	647.5	835.9
Other Non-metal Mineral Products	320.4	339.5	369.3	402.6	455.7
Energy Production	309.6	744.9	918.9	958.4	1,085.1
Petroleum Processing	232.9	270.6	442.9	458.8	478.5
Rubber and Plastic Materials	226.4	240.3	271.2	303.0	355.3
Paper, Paper Products, Printing and Furniture	208.3	222.5	257.7	296.5	343.1
Metal Products	215.1	221.5	254.0	285.2	329.4
Wood and Wood Products	65.3	69.7	77.8	85.3	94.0
Ferrous and Non-ferrous Ores and Metals	49.0	50.9	57.0	61.0	68.9
Non-metallic Minerals	32.8	34.2	35.7	37.4	41.9
Other	629.4	269.6	299.9	328.5	372.3

Total	6,773.7	7,270.7	8,567.4	9,544.9	11,077.6

(1)	Includes only enterprises with independent accounting systems that are regarded as separate economic units. For example, enterprises owned by government ministries that do not keep separate accounts and subsidiaries of enterprises not involved in the relevant industry segment are excluded from this presentation.

Sources:	China Statistical Yearbooks of 1999, 2000, 2001, 2002 and 2003, the National Bureau of Statistics of China.

      Economic growth in China during recent years has exerted considerable pressure on China’s supporting industries. Although foreign imports have alleviated some of the shortages, the lack of equivalent growth in the supporting industrial sectors, such as transportation, energy, steel and raw materials, has resulted in periodic production bottlenecks, shortages and supply imbalances, particularly in places enjoying faster economic growth such as China’s coastal regions and large cities. In order to address the shortages in basic industries and infrastructure in China’s overall economic development, the government in recent years has allocated substantial resources to important industries and infrastructure projects. Moreover, in an effort to optimize China’s industrial structure, the government has encouraged the introduction and development of new and high technology to replace and upgrade traditional industries. High technology industries, including telecommunications and electronics, have become an increasingly important part of China’s economy.

      Many of the state-owned enterprises suffer from low efficiency, outmoded technology, lack of market and profit driven focus, non-competitive products, over-staffing, poor management and lack of accountability. In 1997, there were 6,599 loss-making state-owned enterprises in the industrial sector and their total losses amounted to Rmb 83.1 billion. In 1997, the government proposed a rescue plan to relieve these loss-making enterprises from their predicament through reorganization, reform, debt-equity swaps and enhancement of corporate management. The government also provided significant financial support to these state-owned enterprises. For instance, the four state-owned commercial banks wrote off approximately Rmb 117.6 billion in bad loans to these enterprises from 1998 to 2000. By the end of 2000, the four state-owned commercial banks transferred nearly Rmb 1,400 billion of their non-performing loans to four asset management companies. Among these non-performing loans, approximately Rmb 240 billion was converted into equity in 578 state-owned enterprises. As a result, approximately 77.7% of the 6,599 large and medium-sized loss-making state-owned enterprises registered in 1997 were taken off the list of financially troubled state-owned enterprises in 2000. The losses incurred by loss-making state-owned enterprises decreased from Rmb 83.1 billion in 1999 to Rmb 63.3 billion in 2002. State-owned enterprises collectively generated a net profit of Rmb 263.3 billion in 2002, representing an increase of 10.2% over 2001.

      As part of its efforts to establish a modern enterprise system, the government has initiated a series of programs to reform its state-owned sector. The government began experimenting with profit-incentive programs at selected state-owned enterprises in the industrial sector in 1978. In 1984, the profit-incentive programs were extended to almost all state-owned enterprises. The government next introduced the “contract responsibility system,” under which enterprises agreed with the central government or their respective local governments to pay the government a fixed amount of their revenues in lieu of or in addition to taxes. By 1989, most state-owned enterprises were operating under the contract responsibility system. With the adoption of several new tax regulations in 1994, the contract responsibility system was replaced by a new tax structure. See “Public Finance — Fiscal and Tax Reforms.”

      Since 1984, the government has significantly reduced or eliminated mandatory production quotas imposed on state-owned enterprises and pricing controls over most products, permitting these enterprises to sell a larger proportion of their products at prices generally determined by the market. Managers of state-owned enterprises have been granted more decision-making authority, including greater power with respect to the planning, production, marketing, capital-raising, expenditures, employment and compensation of employees. The government has also taken measures to enhance corporate governance at large state-owned enterprises. In a pilot program, the State Council restructured approximately 2,700 state-owned enterprises by the end of 2002 in an attempt to modernize their corporate management system. From 1998 through mid- 2002, as many as 442 state-owned enterprises were listed on domestic and international stock exchanges. Other enterprise reform measures include enactment of new laws and regulations to address the increasingly complex economic activities in China, such as the Bankruptcy Law of 1987 and the Company Law of 1994.

      The government believes that the state-owned enterprise reform program must include liquidation through bankruptcy proceedings of companies that are not competitive, have a history of significant losses and have no possibility of recovery. In 1994, the government began a pilot project aimed at restructuring debt-ridden or loss-making enterprises. During 1996 and 1997, 1,774 enterprises were liquidated while 2,214 enterprises were merged.

      In November 2002, the government announced further measures to reform its state-owned sector by allowing foreign investors to acquire equity interests in state-owned enterprises. These policy initiatives encourage state-owned enterprises to attract and work with foreign investors to establish modern enterprise systems, improve management structures, increase market compatibility and achieve sustainable growth. The government will continue to restructure China’s state-owned enterprises and will continue to prudently manage the process in order to minimize their negative impact on society, especially with respect to unemployment and the general standard of living.

      Prior to the completion of the state-owned enterprise reforms, it is likely that the government will continue to provide significant additional support to such enterprises, their employees and creditors, and that state-owned commercial banks and policy banks will continue to provide loans to state-owned enterprises.

      The following table presents information relating to mining and resources production for the periods indicated.

Mining and Resources Production

	1998	1999	2000	2001	2002

Coal (in millions of tons)	1,250.0	1,045.0	998.0	1,161.0	1,380.0
Crude Oil (in millions of tons)	161.0	160.0	163.0	164.0	167.0
Natural Gas (in billions of cubic meters)	23.3	25.2	27.2	30.3	32.7
Electrical Power Generation (in billions of kilowatt hours)	1,167.0	1,239.3	1,355.6	1,480.8	1,654.0
Pig Iron (in millions of tons)	118.6	125.4	131.0	155.5	170.8
Steel (in millions of tons)	115.6	124.3	128.5	151.6	182.4
Finished Steel (in millions of tons)	107.4	121.1	131.5	160.7	192.5
Coke (in millions of tons)	128.1	120.7	121.8	131.3	142.8
Timber (in millions of cubic meters)	59.7	52.4	47.2	45.5	44.4
Cement (in millions of tons)	536.0	573.0	597.0	661.0	725.0

Sources:	China Statistical Yearbook of 2003, China Statistical Abstract 2003, the National Bureau of Statistics of China.

      Energy. China is the world’s largest coal producer and relies on coal as its principal source of energy. China produced 1,380.0 million metric tons of coal in 2002. China also produced 167.0 million metric tons of crude oil and 32.7 billion cubic meters of natural gas in 2002. The aggregate investment in fixed assets in China’s electric power industry in 2002 was Rmb 184.0 billion, a 17.4% increase over 2001. During the first half of 2003, such fixed assets investment amounted to Rmb 129.7 billion, representing an increase of 28.8% over the first half of 2002.

      Increasing energy production continues to be a priority for China. China’s electric power industry has experienced relatively rapid development in recent years, with total electric power generation reaching 1,654.0 billion kilowatt-hours in 2002. Currently, coal-fired electric power generation is the primary source of energy in China. However, China has been developing other sources of electric power generation. Three nuclear power units, located in Qinshan, Zhejiang Province and in Daya Bay, Guangdong Province, commenced their operations in 1994. China has also been developing more hydroelectric power. In April 1992, the National People’s Congress approved the construction of the Three Gorges Dam and related projects, including hydroelectric power generating facilities which are expected to have an installed capacity of 18,200 megawatts and an annual generation of 84.7 billion kilowatt-hours. This project is expected to take at least 17 years to complete. If completed according to current plans, the Three Gorges Dam will have the largest generating capacity among the world’s existing hydroelectric facilities. The Three Gorges Dam will also help relieve the periodic flooding in certain provinces along the Yangtze River. Completion of the Three Gorges Dam is currently on schedule after 10 years of construction. The Three Gorges Dam began to store water in June 2003 and its first set of generators began generating power in July 2003.

      In order to separate power generation and power transmission and to introduce competition into the power industry, the government formed two electric grid network companies, five power generation groups and four auxiliary power related companies in 2002. The China Power Regulatory Commission was established in March 2003 to supervise China’s power industry. The creation of the China Power Regulatory Commission and the restructuring of the power sector ended the traditional administrative management in the power sector and introduced a new regulatory and management framework tailored to the requirements of a market economy.

      In July 1998, the government established China National Petroleum (Group) Corporation and China Petrochemical (Group) Corporation as part of the asset reallocation and restructuring of China’s petroleum and petrochemical industry. Both restructured companies are integrated oil companies with upstream and downstream operations in petrochemical production and marketing and exporting of oil and petrochemical products. In April and October 2000, PetroChina and Sinopec, operating subsidiaries of the two oil companies, completed their respective initial public offerings in the international capital markets. In February 2001, CNOOC Limited, the largest Chinese offshore oil company, also completed its initial public offering in the international capital markets.

      The following table presents China’s annual energy production information and China’s annual energy consumption for the periods indicated.

Energy Production and Consumption(1)

	1998	1999	2000	2001	2002

Total Energy Production (%)
Coal	71.9%	68.3%	66.6%	68.6%	70.7%
Oil	18.5	21.0	21.8	19.4	17.2
Natural Gas	2.5	3.1	3.4	3.3	3.2
Electric	7.1	7.6	8.2	8.7	8.9

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Total Energy Production (in millions of metric tons of SCE)	1,242.5	1,091.3	1,069.9	1,209.0	1,390.0
Total Energy Consumption (in millions of metric tons of SCE)	1,322.1	1,301.2	1,303.0	1,349.1	1,480.0

(1)	Excludes bio-energy, solar, geothermal and nuclear energy. All fuels have been converted to Standard Coal Equivalent, or SCE, under which 1 kg of coal = 0.714 kg of SCE; 1 kg of oil = 1.43 kg of SCE; 1 cubic meter of natural gas = 1.33 kg of SCE. Hydroelectric power is converted to SCE based on coal required to produce equivalent thermal external-electric power. The amounts by which consumption exceeded production were covered by reserves and imports.

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      In the first half of 2003, China produced 616.1 million metric tons of coal and 84.9 million metric tons of crude oil, which represented an increase of 16.3% and 2.1%, respectively, over the same period in 2002. China also generated 852.2 billion kilowatt-hours of electricity, which represented an increase of 15.4% over the same period in 2002.

Construction

      The construction sector consists primarily of infrastructure development, commercial property development and residential housing development. In 2002, GDP attributable to the construction sector was Rmb 700.5 billion, representing 6.7% of China’s total GDP and an increase of 8.8% over 2001. In order to address the demands of rapid economic growth and help maintain a high employment rate, the government continues to devote substantial resources to infrastructure projects such as public roads, railways, bridges, urban mass transit systems, water resource facilities, energy facilities and environmental facilities. See “Public Finance — The State Budget.” At the end of 2002, the construction sector employed approximately 5.3% of China’s total work force.

Tertiary Sector

      The tertiary sector is composed of services as well as other segments of the economy that are not included in either the primary or secondary sector, such as transportation, postal and telecommunications services, retail sales, real estate, financial services, insurance, education, tourism and entertainment. In 2002, the tertiary sector accounted for approximately 33.5% of China’s total GDP, growing 7.5% over the previous year. GDP for the tertiary sector increased from Rmb 2,517.4 billion in 1998 to Rmb 3,513.3 billion in 2002, and its share in China’s total GDP increased from approximately 32.1% to approximately 33.5% over the same period. This increase reflected the rapid growth of the country’s service sector as a result of China’s economic development. From 1998 to 2002, the total number of people employed by the tertiary sector as a percentage of the total work force increased from 26.7% to 28.6%, or from 188.6 million to 210.9 million. In the second quarter of 2003, however, China’s tourism, entertainment, catering service and transportation industries experienced difficulties and suffered losses due to the outbreak of SARS. GDP attributable to the tertiary sector increased only 0.8% during that quarter. At the end of June 2003, GDP attributable to the tertiary sector reached Rmb 1,649.9 billion, which represented an increase of 4.2% over the same period in 2002.

      The following table presents the proportion of GDP contributed by each segment of the tertiary sector on an annual basis for the periods indicated.

Contribution of the Tertiary Sector to GDP

	1998	1999	2000	2001	2002

Transportation, Postal and Telecommunications	5.3%	5.4%	6.0%	6.1%	6.0%
Commerce(1)	8.4	8.4	8.2	8.1	7.8
Other(2)	18.4	19.2	19.2	19.9	19.7

Total	32.1%	33.0%	33.4%	34.1%	33.5%

(1)	Includes retail, trading, wholesale and food and beverage services.

(2)	Includes insurance, financial services, real estate, education, tourism, entertainment and other services.

Source: China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

Transportation

      Rail. Rail is one of China’s most important means of long-distance transportation, and in 2002 represented approximately 35.2% and 30.7% of total passenger and cargo transportation, respectively. At the end of 2002, the central government owned and operated 71,500 kilometers of railroad track. In addition, local governments or sino-foreign joint ventures also owned and operated some railroad tracks. China is currently constructing additional railways in the western regions of China, including the Qingzhang Railway from Qinghai to Tibet, which is 1,118 kilometers long, with 600 kilometers of track laid on perennial frozen soil and more than 960 kilometers located at over 4,000 meters above sea level. Construction of the Qingzhang Railway began in June 2001 and is expected to be completed by 2007.

      Roadways. At the end of 2002, there were approximately 1.8 million kilometers of paved roads. In addition, the mileage of highways reached 25,100 kilometers in 2002. All of the counties and almost all of the towns throughout China are now reachable by roads. Road transportation has become more important in recent years, representing approximately 55.3% and 13.4% of total passenger and cargo traffic, respectively, in 2002.

      Airlines. Air transportation represented approximately 9.0% and 0.1% of total passenger and cargo transportation, respectively, in 2002. The distance covered by Chinese airlines on domestic and international commercial routes was approximately 1.6 million kilometers in 2002. Passenger air travel in China increased from 57.6 million passengers in 1998 to 85.9 million passengers in 2002. The State Council approved a Civil Aviation System Reform Plan in March 2002. This plan resulted in the establishment of three independent air transportation groups, China Airlines Group, China Eastern Airlines Corporation Limited and China Southern Airlines (Group), and three air service companies, including China Civil Aviation Information Group. These six group companies were established on the basis of nine commercial airlines and four air service companies, all of which were previously under the direct control of the General Administration of Civil Aviation of China, or CAAC. Their establishment marked an important step by the CAAC to separate these enterprises from the government. The CAAC now only serves as the regulator of civil aviation affairs in China. The Chinese airline industry is also undergoing a consolidation process, with a number of smaller airlines being merged into or acquired by larger airlines. In June 2002, the government issued regulations to further open the civil aviation industry to overseas investment.

      Waterways and Sea Transportation. Waterway transportation represented approximately 0.6% and 54.4% of total passenger and cargo traffic, respectively, in 2002.

Postal and Telecommunications

      Driven by China’s rapid economic growth, the postal and telecommunications sector has experienced substantial growth in recent years, with total revenue increasing from Rmb 243.1 billion in 1998 to Rmb 569.6 billion in 2002. Furthermore, the number of telephones increased from 87.4 million in 1998 to 214.2 million in 2002. At the end of 2002, telephone penetration nationwide reached approximately 33.6% of China’s total population. Mobile telecommunications services, data transmission and express mail services have also developed rapidly in recent years. In particular, the number of cellular subscribers increased from approximately 23.9 million at the end of 1998 to 206.0 million at the end of 2002. In addition, cellular penetration nationwide reached approximately 16.1% of China’s total population at the end of 2002. At the end of June 2003, total revenue of the postal and telecommunications sector reached Rmb 329.9 billion, representing an increase of 26.1% from the same period last year, and the number of telephones and cellular subscribers increased 19.4% and 33.1%, respectively, over the same period last year.

      Prior to 1994, government-controlled entities held a monopoly over China’s telecommunications networks. In order to introduce competition into the telecommunications industry, the government has taken various measures since 1994 to break up the monopoly. The government initially reorganized the industry by permitting the establishment of a number of telecommunications companies. Subsequently, the government separated China’s telecommunications business into four independent sectors: fixed line, mobile, satellite and paging. In October 1997, China, for the first time, permitted foreign investors to invest in the telecommunications sector through the initial public offering of China Mobile (Hong Kong) Limited, a mobile telecommunications operator in China, in the international capital markets. In June 2000, China Unicom Limited, another mobile telecommunications operator in China, completed its initial public offering in the international capital markets. In May 2002, the Chinese government separated China Telecom Group, a fixed line telecommunications service provider, into two companies, with the southern company retaining the name of China Telecom Group and assets and businesses in 21 provinces in southern and western China and the northern company retaining assets and businesses in 10 provinces in northern China and merging with China Netcom Corporation Ltd. and Jitong Network Communications Company Limited to form China Netcom Group. In November 2002, China Telecom Corporation Limited, a subsidiary of China Telecom Group, completed its initial public offering in the international capital markets.

      In the past few years, the government has also adopted laws and regulations to encourage and regulate different forms of foreign investment in China’s basic and value-added telecommunications businesses. China’s commitments made in connection with its accession to the WTO will further open up China’s telecommunications sector to foreign investment and competition.

Commerce

      Commerce includes retail, trading, wholesale and food and beverage services. Total sales of commodities increased from Rmb 7,241.5 billion in 2001 to Rmb 8,126.6 billion in 2002, an increase by 12.2%. Total retail sales of consumer goods increased from Rmb 3,759.5 billion in 2001 to Rmb 4,091.1 billion in 2002, an increase by 8.8%. In the past, state-owned enterprises conducted the majority of the businesses in the commerce sector. In recent years, the private sector has played an increasingly important role in this sector. For instance, total revenue of state-owned wholesale and retail enterprises was Rmb 1,531.1 billion in 1998, representing approximately 65.8% of the total wholesale and retail revenue nationwide. In 2002, revenue of state-owned wholesale and retail enterprises decreased to Rmb 1,439.3 billion, representing approximately 41.0% of the total wholesale and retail revenue in China. In the catering sector, state-owned enterprises generated Rmb 9.1 billion in revenue in 1998, or 30.1% of the total national catering revenue. In 2002, the catering revenue of state-owned enterprises was Rmb 7.3 billion, or 11.7% of the total national catering revenue.

      China’s WTO commitments call for the gradual phase-out of restrictions on foreign investment in retail businesses. Since China’s entry into the WTO, foreign companies have been allowed to set up joint ventures in five special economic zones and eight cities in China to engage in retail services. Foreign investors are permitted to hold majority interests in such joint ventures, and more cities will be opened to foreign investment and competition by the end of 2003.

     Other

      This part of the tertiary sector includes insurance, financial services, real estate, education, tourism and entertainment. The government encourages the development of tourism, an industry that accounted for approximately 5.3% of China’s GDP in 2002 with total revenue of Rmb 556.6 billion. As the living standard in China improved, the number of domestic tourists traveling within China increased from 69.5 million in 1998 to 87.8 million in 2002. The number of Chinese traveling abroad also increased from 8.4 million to 16.6 million during the same period. During the first half of 2003, the outbreak of SARS adversely affected China’s tourism, entertainment and related industries. The actual impact in financial terms has yet to be determined.

      The real estate industry has been growing rapidly in China in recent years. This was primarily due to the continued economic growth in China as well as the government’s housing reform program. In particular, total investments in real estate development was Rmb 779.1 billion in 2002, an increase of 22.8% over 2001. Total sales of commercial buildings reached Rmb 603.2 billion in 2002, an increase of 24.1% over 2001. Total completed floor space increased from 298.7 million square meters in 2001 to 349.8 million square meters in 2002, an increase of 17.1%. Total floor space of commercial buildings sold in 2002 was 268.1 million square meters, an increase of 19.6% over 2001. In the first half of 2003, fixed assets investment in the real estate sector reached Rmb 38.2 billion, which was an increase of 34% over the same period in 2002.

Employment and Wages

      China had an urban work force of 247.8 million people at the end of 2002. In recent years, reforms at state-owned enterprises and migration of farmers into urban areas have added pressure on China’s employment market. The government has called on all government agencies to foster better employment opportunities and to try to maintain China’s unemployment rate at approximately 5% through the end of 2005. State-owned enterprises employed approximately 28.9% of China’s total urban work force at the end of 2002. The non-state-owned sector employed approximately 71.1% of the total urban work force at the end of 2002.

      The following table presents annual information on China’s employed work force for the periods indicated.

Composition of PRC Employed Work Force

	1998	1999	2000	2001	2002

	(in millions)
Urban Work Force
State Sector(1)	90.6	85.7	81.0	76.4	71.6
Collectively Owned Enterprises	19.6	17.1	15.0	12.9	11.2
Privately Owned Enterprises(2)	9.7	10.5	12.7	15.3	20.0
Other(3)	96.3	110.8	122.8	134.8	145.0

Total Urban Work Force	216.2	224.1	231.5	239.4	247.8
Rural Work Force	490.2	489.8	489.3	490.9	489.6

Total	706.4	713.9	720.9	730.3	737.4

(1)	Includes state-owned enterprises, central and local governments and other public institutions.

(2)	Includes those employed by private enterprises and self-employed individuals.

(3)	Includes employees at any other forms of enterprises not specified above, including foreign-invested enterprises, limited liability corporations and joint stock enterprises.

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      China calculates its urban unemployment rate based on the percentage of the urban work force that registers with local employment agencies as being unemployed. China currently does not collect statistical data relating to rural unemployment or persons residing in, but not registered as residents of, urban areas.

      The following table presents information relating to China’s urban work force unemployment rate at the dates indicated.

Registered Urban Work Force Unemployment Rate

	At December 31,

	1998	1999	2000	2001	2002

Total Number of Persons Unemployed in Urban Work Force (in thousands)	5,710.0	5,750.0	5,950.0	6,810.0	7,700.0
Registered Urban Unemployment Rate	3.1%	3.1%	3.1%	3.6%	4.0%

Sources:	China Statistical Yearbooks of 2002 and 2003, the National Bureau of Statistics of China.

      The registered urban unemployment rate in China has increased from 3.1% in 1998 to 4.0% in 2002, due in part to the government’s decision to end guaranteed life-time employment for the employees of state-owned enterprises. Further reforms of state-owned enterprises are expected to result in more unemployed and “idled” employees (those who keep their employee status but receive reduced compensation). At the end of 2002, there were approximately 7.7 million registered unemployed people in urban areas, including 4.1 million former employees of state-owned enterprises.

      The government has launched various initiatives to address the increase in unemployed and idled workers. In 1996, the government initiated a “re-employment program” in 200 cities with more than 1,300 re-employment service centers established to provide job training and job opportunity information. In 2002, 1.2 million former employees of state-owned enterprises found new jobs, representing a re-employment rate of 26.2%. Since 1999, the government has been expanding the coverage of national and local unemployment insurance schemes, which provided relief to 4.4 million people in 2002. In October 1999, the State Council promulgated the Rules of Minimum Living Standards for Urban Residents to provide relief to urban residents if their household income falls below their applicable minimum living standards. This program provided relief totaling Rmb 9.0 billion to 20.5 million people in 2002 and relief totaling Rmb 7.1 billion to 21.8 million people in the first half of 2003.

      The following table presents information relating to average annual wages in China for certain sectors and certain types of enterprises for the periods indicated.

Average Annual Wages of Staff and Workers(1)

	1998	1999	2000	2001	2002

	(in Rmb)
By Sector
Agriculture	4,528	4,832	5,184	5,741	6,398
Manufacturing Industry	7,064	7,794	8,750	9,774	11,001
Transportation, Postal and Telecommunications	9,808	10,991	12,319	14,167	16,044
Education, Culture and Arts	7,474	8,510	9,482	11,452	13,290
Scientific Research	10,241	11,601	13,620	16,437	19,113
Government Agencies	7,773	8,978	10,043	12,142	13,975
By Ownership
State Sector(2)	7,668	8,543	9,552	11,178	12,869
Collectively Owned Enterprises	5,331	5,774	6,262	6,867	7,667
Hong Kong, Macau and Taiwan Invested Enterprises	10,027	10,991	11,914	12,544	13,756
Foreign-invested Enterprises(3)	11,767	12,951	14,372	16,101	17,892
Overall Weighted Average	7,479	8,346	9,371	10,870	12,422

(1)	Data concerning wages do not include the value of certain significant benefits, including benefits relating to housing, medical care and education, which were made available to employees by the government and other employers to a varying degree over the years.

(2)	Includes state-owned enterprises, central and local governments and other public institutions.

(3)	Not including Hong Kong, Macau and Taiwan invested enterprises.

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table presents the percentage increases in average annual real wages (adjusted for inflation) in China for the periods indicated.

Change in Annual Average Real Wages

	1998	1999	2000	2001	2002

State Sector(1)	6.7%	12.9%	10.9%	16.2%	16.3%
Urban Collectively Owned Enterprises	3.1%	9.7%	7.6%	8.9%	12.7%
Other(2)	(1.7)%	11.0%	10.9%	9.7%	9.9%
Overall	7.2%	13.1%	11.4%	15.2%	15.5%

(1)	Includes state-owned enterprises, central and local governments and other public institutions.

(2)	Includes, among other things, privately owned enterprises and foreign-invested enterprises.

      Source: China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

Housing Reform

      In the past, staff and workers of state-owned enterprises and employees of the central and local governments and other public institutions, as part of their compensation, were provided with free or substantially subsidized rental housing. As part of the housing reform program, this practice ended in 1998. In a series of housing reforms, the government aims to establish a viable and affordable housing market, to stimulate domestic consumption and to gradually relieve the government and state-owned enterprises of the responsibility to provide public housing. In 2002, financial institutions increased their residential mortgage loans to approximately Rmb 825.8 billion, representing an increase of 47.5% from 2001. The aggregate investment nationwide in real estate development amounted to Rmb 779.1 billion in 2002, representing a 22.8% increase over 2001, of which investment in residential housing was Rmb 522.8 billion in 2002, representing a 24.0% increase over 2001. Due to China’s large population, rapid urbanization and continued shortages of financial and other resources, the government expects that its housing reform will be a long and difficult process. The government, however, believes that the continued steady growth of the economy and the success of the government’s reform programs in other areas will enable it to continue to make substantial progress in its housing reforms.

Social Security System

      China’s social security system comprises pension, unemployment insurance and medical insurance. The system requires participation by employers, individual employees and the government. It provides benefits at different levels, combines social pooling with individual accounts under a unified administration, and provides benefits commensurate with the funding responsibilities. As part of the government reorganization initiated in 1998, the government established the Ministry of Labor and Social Security to implement and administer the social security system in China.

      The nationwide pension system was initially established with the participation of state-owned and collectively owned enterprises, and has since expanded to cover employees at foreign-invested enterprises, private enterprises and self-employed individuals. At December 31, 2002, 132.8 million urban employees and retirees participated in such pension programs. Total contributions to such pension funds nationwide amounted to Rmb 278.4 billion at December 31, 2002, of which a total of Rmb 250.3 billion was disbursed in 2002. At June 30, 2003, approximately 134.8 million urban employees and retirees participated in pension programs.

      The on-going reforms of state-owned enterprises have resulted in an increasing number of unemployed and idled employees. China has been widening the scope of its national unemployment insurance scheme and has introduced various methods for improved allocation of unemployment benefits to address this situation. In January 1999, the government promulgated rules to require the establishment of unemployment insurance by every enterprise and institution in urban areas, including foreign-invested enterprises and privately owned enterprises. Contributions from individual employees, employers and government subsidies provided funding for the insurance programs. At the end of 2002, 101.8 million people participated in unemployment insurance programs. Total contributions to unemployment insurance nationwide amounted to Rmb 21.6 billion at December 31, 2002, of which a total of Rmb 18.7 billion was disbursed in 2002. At June 30, 2003, 100.8 million people participated in unemployment insurance programs.

      The government has also implemented a nationwide minimum living standard program. In October 1999, the government promulgated a set of rules requiring local governments to make relief available to urban residents if their household income falls below minimum levels set for their geographical regions. At the end of 2002, all cities and counties were participants in the minimum living standard program, which provided relief totaling Rmb 9.0 billion to 20.5 million people in 2002.

      The medical insurance system has also been subject to reform. In December 1998, the State Council issued an ordinance requiring all enterprises and institutions in urban areas to participate in the basic medical insurance scheme. The insurance scheme covers all urban employees and is financed through contributions by both employees and employers. The basic medical insurance scheme requires the establishment of an individual account and a social pooling account. At the end of 2002, 94 million people participated in the basic medical insurance scheme. Total contributions to the basic medical insurance nationwide amounted to Rmb 60.8 billion, of which a total of Rmb 40.9 billion was disbursed in 2002. At the end of June 2003, the number of participants in basic medical insurance schemes increased to 100.9 million. During the first half of 2003, total contributions to basic medical insurance nationwide increased to Rmb 39.4 billion, of which a total of Rmb 27.9 billion was disbursed during the period.

      In September 2000, the government decided to establish a National Social Security Fund to be financed through appropriations of the state budget, proceeds from sales of state assets and funds raised through other means. This national fund will support existing social security networks in China as well as provide liquidity support to the national social security system and provide supplemental funding in the event of social security emergencies. The State Council has set up a National Social Security Fund Management Council to manage the social security fund. In December 2001, the Ministry of Finance and the Ministry of Labor and Social Security jointly announced rules, measures and administrative procedures to regulate investments by social security funds in capital markets and to establish standards for supervising managers of social security funds. At June 30, 2003, six fund management companies had received permission to become the first group of social security fund managers in China. By the same date, the national social security funds had accumulated approximately Rmb 162.2 billion in terms of net assets.

Environment

      China’s rapid economic development has led to a range of environmental and ecological problems, including industrial and agricultural pollution, ocean dumping and water pollution, illegal waste disposal, depletion of forest resources and desertification. The National People’s Congress promulgated the Environmental Protection Law in September 1979 and a comprehensive environmental regulation in December 1989. In addition, China has passed laws on air, solid waste, water and noise pollution. China also continues to cooperate with international environmental initiatives. In accordance with the United Nations Conference on Environment and Development, China has proposed a number of programs and measures for environmental protection, which include energy-saving and environmental protection measures.

      Currently, the central and local governments fund most of the forest development, environmental conservation and water and sewage treatment facilities. China also seeks funding from international and multilateral organizations in order to further develop environmental programs in areas such as water pollution, depletion of the ozone layer and deforestation. In addition, industrial enterprises generally must devote a percentage of their expenditures on environmental protection associated with their facilities. Under current government policies, enterprises that cause pollution in excess of emission or discharge standards prescribed by the central government are required to adopt corrective and remedial measures or face penalties or closure. In recent years, the government has ordered the suspension or closing of many enterprises that were classified as sources of serious environmental pollution. In 2002, a total of 8,070 companies were shut down or relocated by the government due to pollution problems. During the period between 1996 and 2000, 95% of the 5,188 enterprises listed by the government as generators of severe pollution satisfied the government-sanctioned standards for emission and discharge. Also during this period, there were 55 sewage processing stations constructed and 111 additional stations under construction along three major rivers (Huai River, Hai River and Liao River) and three major lakes (Tai Lake, Dian Lake and Chao Lake). During the period between 1998 and 2002, the government spent a total of Rmb 580 billion for environmental protection and ecological development. This included six forestry-related ecological projects, such as reforestation of recovered farmland, protection of natural forests, and treatment and control of dust storm sources. In 2002, the government ordered 24,427 polluting entities to complete their reparation and remedial work for environmental protection within a time limit set by the government. A total of Rmb 9.9 billion was used for such purposes during the same year. Nevertheless, implementation has lagged behind government regulatory initiatives. The government intends to continue its efforts to implement and enforce its environmental laws and regulations.

      In September 2003, a new environmental protection legislation went into effect in China. This new law aims to further enhance the evaluation procedures with respect to environmentally sensitive projects during their feasibility study stage. In particular, this law sets forth an environmental impact assessment procedure that involves not only the relevant governmental agencies and project developers, but also industry and environmental experts as well as the public.

Foreign Investment

      Since China promulgated its first joint venture law in 1979, it has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. These include the Law on Sino-Foreign Equity Joint Ventures (1979), the Law on Sino-Foreign Cooperative Joint Ventures (1988), the Law on Wholly Foreign Owned Enterprises (1986), the Contract Law (1999), the Trademark Law (1982), the Patent Law (1984) and the Copyright Law (1990). The government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

      Foreign investment, including investment from Hong Kong, Macau and Taiwan, in China can take a number of forms, including equity joint ventures, cooperative joint ventures and wholly foreign owned enterprises. These entities are commonly known as “foreign-invested enterprises.” In an equity joint venture, the Chinese and foreign partners share profits and losses in proportion to their respective equity interest, whereas in a cooperative joint venture, profits and losses may be distributed and shared in a different fashion as agreed by the joint venture partners. Cooperative joint ventures are not necessarily PRC legal persons although many cooperative joint ventures can attain such status. If a cooperative joint venture is not a PRC legal person, each PRC and foreign owner is responsible for taxes on the profits it derives from the venture and each owner is liable for its portion of any risks and losses. A wholly foreign owned enterprise is owned solely by one or more foreign investors.

      In April 1995, the government promulgated the Provisional Regulations for the Establishment of Chinese Holding Companies by Foreign Investors to provide legal guidance to foreign investors who intend to engage in direct investments in China through wholly foreign owned enterprises or sino-foreign equity joint ventures. To assist foreign investors in identifying areas of investment consistent with China’s development needs, the government issued the Provisional Rules on Directing Foreign Investment and the Guidelines on Industries Open to Foreign Investment in June 1995. These provisions serve to identify industries in which foreign investments are permitted, encouraged, restricted or prohibited. In 2002, the government updated the Guidelines on Industries Open to Foreign Investment to comply with its WTO commitments with respect to foreign investments in specified industries.

      In 1998, the government eliminated all tariffs and import-related value-added taxes on certain raw material and equipment imports by foreign investors in investment projects encouraged by the government. The government also opened new industries to foreign investments such as petrochemicals, construction, mining, maritime transportation and certain service industries. In addition, the government streamlined the approval process for foreign-invested enterprises and prohibited local authorities from imposing arbitrary fees on foreign investors. In June 1999, the government announced a set of incentives to foreign investors in China’s high technology industry, including tariff exemptions, export rebates and income tax exemptions. To develop China’s western regions and balance inter-regional economic growth, the central government adopted policies and economic incentives to encourage foreign investments into the western regions of China.

      In line with its WTO commitments, the government has promulgated new laws and amended existing ones: (1) to permit foreign investment in China’s service industry, such as telecommunications, financial services, insurance, tourism, securities investment and brokerage services, subject to certain foreign ownership limitations; (2) to strengthen intellectual property protection; (3) to gradually level the playing field for foreign and domestic investors, and (4) to eliminate provisions in the current laws and regulations that are not compatible with China’s WTO commitments. In January 2002, the government set up a WTO information service desk and a WTO information service website providing WTO-related information to the public.

      The following table presents information regarding annual foreign direct investment in China for the periods indicated. Foreign direct investment does not include investments in PRC companies listed on the Shanghai and Shenzhen stock exchanges or investments in PRC companies listed on the Hong Kong and other foreign stock exchanges. The following table also excludes international leasing, compensatory trade, processing and assembly, and investments in debt securities issued by PRC entities.

Foreign Direct Investment in China

	1998	1999	2000	2001	2002

	(in millions of US$)
Actual Investment(1)
Wholly Foreign-owned Enterprises	16,469.6	15,544.8	19,263.9	23,873.4	31,725.0
Equity Joint Ventures(2)	18,348.4	15,827.3	14,343.1	15,738.9	14,992.0
Cooperative Joint Ventures(2)	9,719.0	8,233.7	6,595.8	6,212.2	5,058.0
Others	925.7	713.0	512.1	1,053.1	969.0

Total	45,462.8	40,318.7	40,714.8	46,877.6	52,743.0

Contracted Investment(3)	52,102.1	41,223.0	62,379.5	69,194.6	82,768.0

(1)	Reflects amounts disbursed during the relevant period.

(2)	Represents amounts contributed by foreign investors.

(3)	Reflects amounts committed during the relevant period.

Sources:	China Statistical Yearbooks of 2000, 2002 and 2003, the National Bureau of Statistics of China.

      Foreign capital inflows, including foreign loans, foreign direct investment and other foreign investment reached US$55.0 billion in 2002. During 2002, the contracted amount of foreign direct investment totaled US$82.8 billion, representing a 19.6% increase as compared with 2001, while actual disbursements totaled US$52.7 billion, representing an increase of 12.5% over 2001. During the first half of 2003, the contracted amount of foreign direct investment totaled US$51.0 billion, representing a 40.3% increase as compared with the same period in 2002, while actual disbursements totaled US$30.3 billion, representing an increase of 34.3% over the same period in 2002.

      The following table sets forth information regarding the source of foreign direct investment by country or region for the periods indicated:

Foreign Direct Investment by Country or Region

	1998	1999	2000	2001	2002

	(in millions of US$)
Hong Kong and Macau	18,930.0	16,671.7	15,847.3	17,038.4	18,329.3
United States	3,898.4	4,215.9	4,383.9	4,433.2	5,423.9
Japan	3,400.4	2,973.1	2,915.9	4,348.4	4,190.1
Taiwan	2,915.2	2,598.7	2,296.6	2,979.9	3,970.6
Republic of Korea	1,803.2	1,274.7	1,489.6	2,151.8	2,720.7
Singapore	3,404.0	2,642.5	2,172.2	2,143.6	2,337.2
Germany	736.7	1,373.3	1,041.5	1,212.9	928.0
United Kingdom	1,174.9	1,044.5	1,164.1	1,051.7	895.8
Canada	316.5	314.4	279.8	441.3	588.0
France	714.9	884.3	853.2	532.5	575.6
Netherlands	718.8	541.7	789.5	776.1	571.8
Australia	272.0	263.3	308.9	335.6	380.7
Thailand	205.4	148.3	203.6	194.2	187.7
Italy	274.6	187.4	209.5	220.0	176.7
Other Countries and Regions(1)	10,210.0	8,073.0	10,158.5	9,353.6	11,466.8

Total	45,462.8	40,318.7	40,714.8	46,877.6	52,742.9

(1)	Includes more than 50 countries and regions with lower investment levels than those shown above.

Sources:	China Statistical Yearbooks of 2000, 2002 and 2003, China Latest Economic Indicators (Series 6, 2002), the National Bureau of Statistics of China.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

      China’s foreign trade has grown significantly since 1978 in terms of both value and range of products traded. Overall foreign trade policy is formulated by the central government. However, local governments and enterprises enjoy increasing autonomy in conducting foreign trade activities. Privately owned enterprises can now import and export goods. The government believes that China’s accession to the WTO will further enhance its trade relationships with other countries and regions.

      The following table presents information relating to China’s foreign trade for the periods indicated.

Foreign Trade

	1998	1999	2000	2001	2002

	(in billions of US$, except for percentages)
Exports	183.7	194.9	249.2	266.1	325.6
Imports	140.2	165.7	225.1	243.6	295.2
Balance of Trade	43.5	29.2	24.1	22.6	30.4
Exports as Percentage of Imports	131.0%	117.6%	110.7%	109.2%	110.3%
Exports as Percentage of GDP	19.4%	19.7%	23.1%	22.6%	25.7%

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      China’s total foreign trade volume increased from US$509.7 billion in 2001 to US$620.8 billion in 2002. China’s exports in 2002 increased by 22.4% to US$325.6 billion and its imports increased by 21.2% to US$295.2 billion, each as compared with 2001. During the first half of 2003, despite the outbreak of SARS, China’s trade volume reached US$376.1 billion, a 39.0% increase over the first half of 2002. China’s exports increased 34.0% to US$190.3 billion while its imports increased 44.5% to US$185.8 billion.

      During the initial years after 1978, Chinese exports consisted mostly of primary goods. As a result of rapid industrial growth and the inflow of foreign capital, manufactured goods have contributed to a higher proportion of China’s exports in recent years. The composition of imports has also changed in recent years as imports of manufactured goods have steadily outpaced imports of primary goods. China has implemented a number of measures to maintain export growth. These measures include:

•	granting export and import licenses to more companies, including privately owned enterprises;

•	expanding the diversity of China’s trading partners, especially countries in Latin America and Eastern Europe;

•	improving the quality of China’s exports and adjusting its export product mix;

•	accelerating value-added tax rebates for exported goods of certain industries; and

•	providing export credit support.

      As a result and also due to the gradual recovery of the Asian economies from the 1997 Asian economic crisis, China’s foreign trade volume increased over the past five years. In October 2003, the State Council decided to reduce most, and eliminate some, of the value-added tax rebates for exported goods in order to, among other things, increase competition in the import and export industry.

      The following table presents the composition of China’s exports for the periods indicated.

Composition of Exports

						% of
	1998	1999	2000	2001	2002	Total

	(in billions of US$, except for percentages)
Primary Goods
Food	10.5	10.5	12.3	12.8	14.6	4.5%
Beverages and Tobacco	1.0	0.8	0.7	0.9	1.0	0.3
Non-food Raw Materials	3.5	3.9	4.5	4.2	4.4	1.4
Mineral Fuels, Lubricants and Related Materials	5.2	4.7	7.9	8.4	8.4	2.6
Animal and Vegetable Oil	0.3	0.1	0.1	0.1	0.1	0.0

Subtotal	20.5	19.9	25.5	26.3	28.5	8.8
Manufactured Goods
Chemicals and Related Products	10.3	10.4	12.1	13.4	15.3	4.7
Textiles, Light Industry Products and Raw Materials	32.5	33.3	42.5	43.8	53.0	16.3
Machinery and Transportation Equipment	50.2	58.8	82.6	94.9	127.0	39.0
Clothing, Garments and Miscellaneous Products	70.2	72.5	86.3	87.1	101.2	31.1
Others	0.0	0.0	0.2	0.6	0.6	0.2

Subtotal	163.2	175.0	223.7	239.8	297.1	91.2

Total	183.7	194.9	249.2	266.1	325.6	100.0%

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table presents the composition of China’s imports for the periods indicated.

Composition of Imports

						% of
	1998	1999	2000	2001	2002	Total

	(in billions of US$, except for percentages)
Primary Goods
Food	3.8	3.6	4.8	5.0	5.2	1.8%
Beverages and Tobacco	0.2	0.2	0.4	0.4	0.4	0.1
Non-food Raw Materials	10.7	12.7	20.0	22.1	22.7	7.7
Mineral Fuels, Lubricants and Related Materials	6.8	8.9	20.6	17.5	19.3	6.5
Animal and Vegetable Oil	1.5	1.4	1.0	0.8	1.6	0.6

Subtotal	22.9	26.8	46.7	45.7	49.3	16.7
Manufactured Goods
Chemicals and Related Products	20.2	24.0	30.2	32.1	39.0	13.2
Textiles, Light Industry Products and Raw Materials	31.1	34.3	41.8	41.9	48.5	16.4
Machinery and Transportation Equipment	56.8	69.5	91.9	107.0	137.0	46.4
Miscellaneous Products	8.5	9.7	12.8	15.1	19.8	6.7
Other	0.8	1.4	1.7	1.7	1.6	0.5

Subtotal	117.3	138.9	178.4	197.8	245.9	83.3

Total	140.2	165.7	225.1	243.6	295.2	100.0%

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table presents data relating to the geographic distribution of China’s trade for the periods indicated. The destination of exports is determined by the immediate destination of goods exported from China and the origination of imports is determined by the immediate country, region or territory from which goods are transported into China.

Geographic Distribution of Trade

	1998		1999		2000		2001		2002

	Exports	Imports	Exports	Imports	Exports	Imports	Exports	Imports	Exports	Imports

	(in billions of US$)
Asia	98.2	87.1	102.6	101.7	132.3	141.3	141.0	147.2	170.4	190.3
of which:
Hong Kong(1)	38.7	66.6	36.9	6.9	44.5	9.4	46.5	9.4	58.5	10.7
Japan	29.7	28.3	32.4	33.8	41.7	41.5	45.0	42.8	48.4	53.5
Taiwan	3.9	16.6	3.9	19.5	5.0	25.5	5.0	27.3	6.6	38.1
North America	40.1	19.1	44.4	21.8	55.3	26.1	57.6	30.2	74.3	30.9
of which:
United States	37.9	16.9	41.9	19.5	52.1	22.4	54.3	26.2	69.9	27.2
Latin America	5.3	3.0	5.3	3.0	7.2	5.4	8.2	6.7	9.5	8.3
Europe	33.4	26.3	35.5	32.6	45.5	40.8	49.2	48.4	59.2	53.4
of which:
Germany	7.4	7.0	7.8	8.3	9.3	10.4	9.8	13.8	11.4	16.4
United Kingdom	4.6	2.0	4.9	3.0	6.3	3.6	6.8	3.5	8.1	3.3
France	2.8	3.2	2.9	3.8	3.7	3.9	3.7	4.1	4.1	4.3
Oceania	2.7	3.1	3.1	4.2	3.9	5.9	4.1	6.3	5.3	6.8
Africa	4.1	1.5	4.1	2.4	5.0	5.6	6.0	4.8	7.0	5.4

(1)	A significant portion of trade with Hong Kong involves goods which are re-exported to third countries and imports which have originated from third countries.

Sources:	China Statistical Yearbooks of 2000, 2002 and 2003, the National Bureau of Statistics of China.

      Based on the immediate source of imports and the immediate destination of exports, China’s largest trading partners in 2002 were Japan, the United States, Europe and Hong Kong.

Balance of Payments

      Balance of payments measures the relative flow of goods, services and capital into and out of China as represented in the current account balance and the capital account balance. The current account balance tracks China’s trade in goods and services. The capital account balance covers all transactions involving the transfer of capital into and out of China, including securities investments, direct investments and loans. The overall balance represents the sum of the current account and capital account balances. An overall balance surplus indicates a net inflow of foreign currencies while an overall balance deficit indicates a net outflow of foreign currencies. If the overall balance is positive, the surplus, which represents China’s savings, finances the overall deficit of China’s trading partners.

      The following table summarizes China’s balance of payments and related statistics for the periods indicated.

Balance of Payments

	1998	1999	2000	2001	2002

	(in billions of US$)
Current Account
Exports	183.5	194.7	249.1	266.1	325.7
Imports	136.9	158.7	214.7	232.1	281.5

Foreign Trade Balance	46.6	36.2	34.5	34.0	44.2
Non-Trade Balance	(19.4)	(25.5)	(20.3)	(25.1)	(21.8)
Transfer Balance	4.3	4.9	6.3	8.5	13.0

Current Account Balance	31.5	21.1	20.5	17.4	35.4

Capital Account
Direct Investment	41.1	37.0	37.5	37.4	46.8
Portfolio Investment	(3.7)	(11.2)	(4.0)	(19.4)	(10.3)
Other Investment(1)	(43.7)	(20.5)	(31.5)	16.9	(4.1)

Capital Account Balance	(6.3)	5.2	1.9	34.8	32.3

Overall Balance	25.2	26.3	22.4	52.2	67.7
Errors and Omissions	(18.7)	(17.8)	(11.9)	(4.9)	7.8

Changes in Reserves(2)	(6.4)	(8.5)	(10.5)	(47.3)	(75.5)

(1)	Includes inflows of trade credits, loans, deposits and other assets from foreign countries into China less outflows of trade credits, loans, deposits and other assets from China to foreign countries, which vary significantly from year to year.

(2)	Numbers in parentheses represent increases in reserves.

Sources:	China Balance of Payments 2002, the State Administration of Foreign Exchange; Annual Reports of the People’s Bank of China of 2000 and 2002, the People’s Bank of China; the Ministry of Finance.

      From 1998 to 2002, China maintained a current account surplus in each year. The largest current account items are exports and imports. Non-trade balance account items include income and payments relating to international tourism, transportation, investment, banking, insurance and postal services. Transfer balance account items include unilateral money flows, such as repatriations, foreign aid and donations, as well as remittances from overseas Chinese.

      China’s foreign exchange reserves increased from US$145.0 billion at December 31, 1998 to US$286.4 billion at December 31, 2002, reflecting the ongoing foreign trade surplus and, in 2001 and 2002, the significant capital account surplus.

Official International Reserves

      China has substantially increased its official international reserves in recent years. China’s official international reserves include: (1) gold reserves; (2) reserves deposited with the International Monetary Fund; (3) special drawing rights at the International Monetary Fund; and (4) U.S. dollars and other convertible foreign currencies, the amount of which is subject to change.

      The following table presents China’s official international reserves at the dates indicated.

Official International Reserves

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of US$)
Foreign Exchange	145.0	154.7	165.6	212.2	286.4
Special Drawing Rights	0.7	0.7	0.8	0.9	1.0
Reserve Position at the IMF	3.6	2.3	1.9	2.6	3.7
Gold Reserves	0.6	0.6	0.6	3.1	4.1

Total	149.8	158.3	168.9	218.7	295.2

Source:	Annual Report of the People’s Bank of China of 2002, the People’s Bank of China.

      The following table presents China’s import coverage, which is derived by dividing the year-end balance of foreign exchange reserves by the total imports for such year and multiplying the quotient by 12, for the periods indicated.

Import Coverage

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of US$, except for import coverages)
Foreign Exchange Reserves	145.0	154.7	165.6	212.2	286.4
Imports	136.9	158.7	214.7	232.1	281.5
Import Coverage (number of months)	12.7	11.7	9.3	11.0	12.2

Sources:	Annual Reports of the People’s Bank of China of 2000 and 2002, the People’s Bank of China; the Ministry of Finance.

      The objective of the government’s foreign exchange reserve policy is to maintain national reserves amounting to the equivalent in value of at least three to four months of imports. This policy conforms with international standards. The government intends to maintain its level of gold reserves at the current level and diversify its currency base. The U.S. dollar remains the primary foreign currency in the government’s portfolio.

World Trade Organization

      China became a member of the WTO on December 11, 2001, but the implementation of its commitments is generally subject to a five-year phase-in period. The government believes that China’s entry into the WTO has brought both opportunities and challenges to the country. Foreign investment is largely focused on China’s heavy industry, infrastructure, high technology and service industries. Although these investments help improve the overall efficiency and competitiveness of these industries, they are also creating competition for domestic companies in these sectors. In agriculture, foreign produce poses a challenge to China’s farming industry. China’s foreign trade is also witnessing an increase in capital-intensive and technology-intensive imports, which compete with domestic products in the relevant sectors. State-owned enterprises, however, have to undergo additional reforms to become more competitive in the marketplace. Foreign investors will also be able to merge with, acquire equity interest in, and form joint ventures with some of these state-owned enterprises.

      Subsequent to China’s entry into the WTO, the government has taken measures to readjust its import tariff to comply with its WTO commitments. At June 30, 2003, the government had eliminated over 150 administrative regulations and 800 provisions and policies relating to foreign investment and trade, and modified over 300 rules and regulations relating to foreign investment and trade. In addition, effective January 1, 2002, China reduced its import tariffs on approximately 5,300 items from an average level of 15.3% to 12%. In particular, the average tariff for industrial products dropped from 14.7% to 11.3%, and that for agricultural produce dropped from 18.8% to 15.8%. At the same time, China eliminated its import quotas for a number of items such as grain, wool, cotton, polyester fiber, acrylic fiber and fertilizer. Effective January 1, 2003, China further reduced its import tariffs on approximately 3,000 items, and lowered the average tariff level from 12% to 11%. China will continue to adjust its import quotas and tariffs in compliance with its WTO commitments.

FINANCIAL SYSTEM

      China has in the past taken and is currently taking significant measures to reform its financial system in keeping with its transition from a planned economy to a market economy.

The Central Bank

      The People’s Bank of China is the central bank of China and acts under the direct leadership of the State Council. In accordance with the Law on the People’s Bank of China, adopted in 1995, the central bank is responsible for the formulation and execution of monetary and foreign exchange policies. The primary objective of the central bank is to promote monetary and financial stability by maintaining a prudent and reasonable exchange rate for the Renminbi and controlling inflation.

      The People’s Bank of China regulates the money supply through its exclusive right to issue the Renminbi, adjust the discount rate and conduct open market operations, and through its management of the government’s gold and foreign currency reserves. In addition, the People’s Bank of China provides credit and rediscount facilities to banks in China. The People’s Bank of China, through its foreign exchange regulatory arm, the State Administration of Foreign Exchange, also monitors and regulates external borrowings by Chinese entities. See “Internal and External Debt.” The People’s Bank of China also supervised and regulated banking institutions in China until the China Banking Regulatory Commission was formed in April 2003.

      Previously, the principal instruments of monetary policy were credit ceilings, interest rate controls, Renminbi exchange rate controls and direct administrative intervention. However, the People’s Bank of China is increasingly using open market operations to regulate the money supply. Under these open market operations, qualified commercial banks and other financial institutions are permitted to trade treasury securities and central bank securities with the People’s Bank of China. On January 1, 1998, the People’s Bank of China began to supervise banking institutions through asset/ liability ratio management methods and other forms of risk management instead of credit ceilings. The recent government restructuring aims to further strengthen the authority of the central bank as the regulator of China’s monetary policy by increasing its regulatory and supervisory efficiency and independence. This includes the establishment of the China Banking Regulatory Commission to take over the regulatory function of China’s banks and other financial institutions from the People’s Bank of China. See “— Financial Sector Restructuring” below.

      In April 1997, China established a 12-member monetary policy committee headed by the Governor of the People’s Bank of China, which currently consists of top officials from the State Development and Reform Commission, the State Economic and Trade Commission, the Ministry of Finance, the State Administration of Foreign Exchange, the China Banking Regulatory Commission, the China Securities Regulatory Commission, the China Insurance Regulatory Commission and certain experts. The committee regularly meets to discuss major monetary issues and makes recommendations to the State Council concerning China’s monetary policy.

      The following table presents the summary balance sheet of the central bank at the dates indicated.

Summary Central Bank Balance Sheet

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Assets
Foreign Assets (Net)	1,356.0	1,445.9	1,518.9	1,935.1	2,282.0
Foreign Exchange	1,308.8	1,406.1	1,481.5	1,885.0	2,210.7
Gold(1)	1.2	1.2	1.2	25.6	33.7
Other Foreign Assets	46.0	38.5	36.2	24.5	37.5
Central Bank Claims on:
Government	158.3	158.3	158.3	282.1	286.4
Deposit-taking Banks	1,305.8	1,537.4	1,351.9	1,131.2	998.3
Special Depositary Institutions	—	—	—	—	230.5
Other Financial Institutions	296.3	383.3	860.0	854.7	724.0
Non-financial Sectors	10.4	10.2	11.0	19.6	20.7
Other Assets	—	—	—	—	526.6

Total	3,126.8	3,574.9	3,900.1	4,222.7	5,068.5

Liabilities
Reserve Money	3,133.5	3,362.0	3,649.1	3,985.2	4,513.8
Currency Issue	1,206.4	1,507.0	1,593.8	1,686.9	1,858.9
Liabilities to Financial Institutions	1,474.5	1,472.9	1,601.9	1,708.9	1,913.8
Bonds	11.9	11.9	—	—	148.8
Foreign Liability	—	—	—	—	42.3
Deposits of Government	172.6	178.6	310.0	285.1	308.5
Owned Capital	36.7	36.7	35.7	35.5	22.0
Other Items (Net)	(227.9)	(54.2)	(94.7)	(83.0)	—

Total	3,126.8	3,574.9	3,900.1	4,222.7	5,068.5

(1)	Effective December 2001, the People’s Bank of China adjusted the valuation of gold reserves, which resulted in the position changes for bullion and silver purchases.

Sources:	Quarterly Statistical Bulletin (Series 1) of 2003, Annual Report of the People’s Bank of China of 2002, the People’s Bank of China.

Money Supply; Credit

      Since the start of China’s economic reforms in 1978, there has been a rapid growth in total money supply and a similar increase in the level of monetary assets. This growth is attributable to, among other factors, the significant growth in the PRC economy, the increase in lending by PRC financial institutions and the inflation rate in the PRC. More recently, this growth is attributable to China’s significant balance of payments surplus. Although the People’s Bank of China has taken various measures to reduce money supply, these measures have not been able to fully offset this growth in money supply. The following table presents the volume of the money supply and year-on-year growth rates for the periods indicated.

Money Supply

		Growth		Growth		Growth		Growth		Growth
	1998	Rate	1999	Rate	2000	Rate	2001	Rate	2002	Rate

	(in billions of Rmb, except for percentages)
M0(1)	1,120.4	10.1%	1,345.6	20.1%	1,465.3	8.9%	1,568.9	7.1%	1,727.8	10.1%
M1(2)	3,895.4	11.9%	4,583.7	17.7%	5,314.7	16.0%	5,987.2	12.7%	7,088.2	16.8%
M2(3)	10,449.9	15.3%	11,989.8	14.7%	13,461.0	12.3%	15,830.2	14.4%	18,500.7	16.8%

(1)	Currency in circulation.

(2)	M0 plus demand deposits of enterprises and institutions.

(3)	M1 plus time deposits of enterprises, deposits of self-financed funds for capital construction, household deposits and other deposits.

Source:	Annual Report of the People’s Bank of China of 2002, the People’s Bank of China.

      At the end of June 2003, China’s M0, M1 and M2 money supply was Rmb 1,695.7 billion, Rmb 7,592.3 billion and Rmb 20,493.1 billion, respectively, which represented a year-on-year growth rate of 12.3%, 20.2% and 20.8%, respectively.

      The following table presents the allocation of total outstanding loans from financial institutions for the periods indicated.

Allocation of Outstanding Loans from Financial Institutions(1)

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Short-term Loans
Industrial Enterprises	1,782.2	1,794.9	1,701.9	1,863.7	2,019.1
Commercial Enterprises	1,975.2	1,989.1	1,786.9	1,856.3	1,797.3
Construction Enterprises	162.9	147.7	161.7	210.0	274.8
Agricultural Projects	444.4	479.2	488.9	571.2	688.5
Township and Village Enterprises	558.0	616.1	606.1	641.3	681.2
Private Enterprises and Individuals	47.2	57.9	65.5	91.8	105.9
Foreign-invested Enterprises	248.8	298.6	305.0	326.4	269.7
Other Short-term Loans	842.7	1,005.2	1,458.9	1,172.2	1,588.3
Medium and Long-term Loans	2,071.8	2,396.8	2,793.1	3,932.8	4,864.2
Trust Loans and Designated Loans	252.1	250.5	241.0	249.8	217.0
Other Loans	267.2	337.4	328.2	325.2	623.4

Total	8,652.4	9,373.4	9,937.1	11,231.5	13,129.4

(1)	Financial institutions include the People’s Bank of China, policy banks, state-owned commercial banks, postal savings agencies, other commercial banks, urban cooperative banks, rural credit cooperatives, urban credit cooperatives, trust and investment companies, leasing companies and financial companies.

Source:	China Statistical Abstract 2003, the National Bureau of Statistics of China.

      At December 31, 2002, the aggregate amount of outstanding loans by all financial institutions reached Rmb 13,129.4 billion, representing an increase of 15.8% over 2001. At June 30, 2003, the aggregate amount of outstanding loans by all financial institutions reached Rmb 14,915.7 billion, an increase of 23.1% over

June 30, 2002. In an effort to slow growth in the country’s money supply, the People’s Bank of China increased the required reserve ratio for commercial banks from 6% to 7% on September 21, 2003.

Inflation

      Price reform commenced in 1979 when the government raised agricultural prices substantially and raised prices for textile products and certain raw materials moderately. In 1985, the government eliminated state-mandated prices on agricultural produce except for cotton and a limited number of staples (the price and distribution of which are still subject to overall government control) and has since then permitted an increasing number of raw materials and industrial products to be sold at market prices. In December 1997, the National People’s Congress promulgated China’s Price Law. Pursuant to this law, prices for most of the goods and services are determined by the market, except for a very limited number of goods and services, the prices of which will continue to be set under state pricing guidelines. Goods falling into this latter category generally consist of goods that are deemed critical for the development of the national economy and for people’s daily life, goods made of raw materials of limited supply and key public utilities and public facilities. The government has also made efforts to stabilize the purchase price of grains from farmers in an attempt to prevent drastic deterioration of their income. Currently, prices for most goods and services are determined by market forces, and only 13 types of products are subject to government price controls.

      China calculates its rate of inflation based on the year-on-year percentage change in the consumer price index. The consumer price index is calculated on a weighted basket of consumer goods and services for the urban and rural areas, using a monthly averaging method. Year-on-year rates are calculated by comparing the average of the twelve monthly indices for the later period against the average of the twelve monthly indices for the prior period.

      The PRC economy experienced rapid growth between 1990 and 1996, with GDP increasing at an average annual rate of 10.2%. This rapid growth resulted in imbalances in the PRC economy for certain periods, especially with respect to inflation, which peaked at an annual rate of 24.1% in 1994. The government subsequently tightened its fiscal and monetary policy and the inflation rate declined to 2.8% in 1997. In 2002, China had a GDP growth rate of 8.0% and a negative inflation rate of 0.8%. In the first half of 2003, China had a GDP growth rate of 8.2% and an inflation rate of 0.6%.

      The following table presents rates of inflation as measured by percentage changes in the consumer price indices and the general retail price indices for the periods indicated.

Percentage Increase in Consumer Price Indices and General Retail Price Indices

	1998	1999	2000	2001	2002

Consumer Price Indices(1)
Urban	(0.6)%	(1.3)%	0.8%	0.7%	(1.0)%
Rural	(1.0)%	(1.5)%	(0.1)%	0.8%	(0.4)%
Overall	(0.8)%	(1.4)%	0.4%	0.7%	(0.8)%
General Retail Price Indices(2)
Urban	(2.6)%	(3.0)%	(1.5)%	(1.1)%	(1.5)%
Rural	(2.4)%	(2.9)%	(1.5)%	(0.4)%	(0.9)%
Overall	(2.6)%	(3.0)%	(1.5)%	(0.8)%	(1.3)%

(1)	The consumer price index, or cost of living index, is calculated on a weighted basket of consumer goods and services for the urban and rural areas, respectively.

(2)	The general retail price index in China is calculated on a weighted basket of consumer goods and industrial products for the urban and rural areas, respectively.

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      Ever since the Asian financial crisis in 1997, the government has taken various measures to stimulate domestic consumption. Its active fiscal policy over the years has limited the deflationary trend. The government believes that, with the recovery of the world economy and the continued expansion of China’s economy, deflationary pressure will be gradually alleviated.

Overview of Financial Institutions

      The majority of the assets in the PRC financial sector are held and managed by financial institutions owned or otherwise controlled by the central or local governments. The following table presents the assets of banks and non-bank financial institutions in China at the dates indicated.

Assets of Financial Institutions

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Deposit-taking Banks(1)	11,036.5	12,326.4	13,907.6	14,870.0	21,532.9
of which:
State-owned Commercial Banks(2)	8,259.2	9,176.3	10,144.5	10,324.9	13,549.6
Other Commercial Banks(3)	952.5	1,142.9	1,529.1	1,930.6	2,997.7
Rural Credit Cooperatives	1,143.1	1,239.2	1,393.1	1,610.8	2,205.2
Urban Credit Cooperatives(4)	560.6	630.2	679.5	780.0	119.2
Foreign-invested Banks	34.2	31.8	34.4	45.2	288.1
Finance Companies	121.0	137.8	161.6	223.7	408.1
Special-purpose Depositary Institutions(5)	849.4	939.1	1,010.7	1,146.1	1,544.2

(1)	Includes Agricultural Development Bank of China.

(2)	Includes Industrial and Commercial Bank of China, Agricultural Bank of China, Bank of China and China Construction Bank.

(3)	Includes Bank of Communications, CITIC Industrial Bank, China Merchants Bank, China Everbright Bank, Guangdong Development Bank, Shenzhen Development Bank, Pudong Development Bank and Minsheng Bank as well as several other banks.

(4)	Includes urban cooperative banks.

(5)	Includes trust and investment companies, leasing companies, China Development Bank and Import and Export Bank of China, none of which, unless specifically authorized, receives deposits from individual customers.

Source:	Quarterly Statistical Bulletin (Series 1) of 2003, the People’s Bank of China.

      The People’s Bank of China has recently begun publishing information for two additional types of deposit-taking banks, rural commercial banks and urban commercial banks. At the end of 2002, urban commercial banks had total assets of Rmb 1,152.4 billion. Data about rural commercial banks is currently unavailable.

Banking Institutions

      The banking industry consists of policy banks, state-owned commercial banks, other commercial banks, cooperatives and other deposit-taking institutions. These entities are regulated principally by the China Banking Regulatory Commission. Banks and credit cooperatives established in China are also subject to regular audits by the National Audit Office and are required to provide the China Banking Regulatory Commission and the People’s Bank of China with all information necessary for statistical and business regulation purposes. The Commercial Banking Law of the PRC, enacted in July 1995, provides commercial banks with greater operational autonomy, prevents commercial banks from making investments in non-bank financial businesses, and protects customers’ privacy and other interests. The government is still in the process of restructuring the PRC banking system. See “— Financial Sector Restructuring” below.

      Policy Banks. Pursuant to the government’s financial reform program, the policy functions and the commercial functions of the former state-owned banks have been separated. As part of this process, the government established the China Development Bank, the Export and Import Bank of China, and the Agricultural Development Bank of China in 1994 to perform most of the new policy-based lending. These policy banks help implement governmental projects through their policy-based lending activities.

      State-owned Commercial Banks. Prior to the 1978 economic reforms, the People’s Bank of China was both China’s central bank and its only significant commercial bank. In 1979, the rural banking function of the People’s Bank of China was transferred to a newly established state-owned bank called the Agricultural Bank of China. The Agricultural Bank of China specialized in providing lending and other services to the agricultural and other rural sectors, such as township and village enterprises. In 1983, the government transferred the remaining commercial banking functions of the People’s Bank of China to another state-owned bank called the Industrial and Commercial Bank of China. The Industrial and Commercial Bank of China specialized in providing loans and related banking services to industrial and commercial enterprises. The government also formed China Construction Bank, formerly known as the People’s Construction Bank of China, which specialized in funding large infrastructure projects. In addition, the Bank of China specialized in foreign exchange transactions and financing international trade. These four state-owned banks formerly engaged in both commercial lending and policy-based lending and did not operate with the sole objective of making profits from their operations. Since 1994, they are no longer required to engage in policy-based lending. Collectively, these state-owned banks currently account for approximately 62.9% of the total assets of financial institutions in China, and their performance has been a critical determinant of the overall performance of China’s financial sector. The restructuring of the PRC banking system has significantly altered the role of these banks. See “— Financial Sector Restructuring” below. In recent years, these commercial banks have diversified their businesses beyond their original scope into other areas, including areas in which other state-owned commercial banks are active.

      The primary sources of funds for the state-owned commercial banks are deposits, equity investments and other funds from the government. Borrowings from domestic capital markets and from international financial institutions and, to a limited extent, borrowings in the international capital markets are also important sources of funds for these banks.

      Other Commercial Banks. These are commercial banks in China that are not directly owned by the state, such as the Bank of Communications, China Merchants Bank, China Everbright Bank, CITIC Industrial Bank, Huaxia Bank, Guangdong Development Bank and Shenzhen Development Bank. There are also urban commercial banks and rural commercial banks that were converted from urban credit cooperatives and rural credit cooperatives. Some commercial banks are wholly or partially privately owned, such as China Minsheng Bank and Pudong Development Bank. At June 30, 2003, four commercial banks had listed their shares on Chinese domestic stock exchanges. All commercial banks are subject to supervision and regulation of the China Banking Regulatory Commission and the People’s Bank of China.

      Rural and Urban Credit Cooperatives. A large network of rural credit cooperatives exists in China’s countryside. These rural credit cooperatives are largely an extension of the Agricultural Bank of China, and provide a limited range of financial services, such as taking deposits and providing seasonal credits to the rural sector. In August 2003, the China Banking Regulatory Commission directed that rural credit cooperatives in seven provinces and Chongqing begin their respective ownership reforms through diversified shareholding on an experimental basis, a measure taken to strengthen the management and risk control of such credit cooperatives. There are also urban credit cooperatives in China. Urban credit cooperatives are controlled primarily by the Industrial and Commercial Bank of China and local governments, but they exist as independently operated banking institutions. These urban credit cooperatives perform limited banking functions for small enterprises and urban residents. Credit cooperatives are generally subject to supervision and regulation of the China Banking Regulatory Commission and the People’s Bank of China.

      Other Deposit-taking Institutions. Other deposit-taking institutions include PRC branches of foreign banks, sino-foreign joint venture banks and financial companies. At June 30, 2003, there were 12 foreign-invested banks, 147 foreign bank branches and five foreign finance companies in China. Joint venture banks may engage in both Renminbi-denominated and foreign currency-denominated lending and special deposit-taking transactions with foreign-invested enterprises. These entities are subject to supervision and regulation of the China Banking Regulatory Commission and the People’s Bank of China. Recently, China has allowed broader participation from a limited number of licensed foreign banks in certain Renminbi-related transactions in China. See “— Financial Sector Restructuring” below.

Non-bank Financial Institutions

      In China, non-bank financial institutions include trust and investment companies (regulated by the People’s Bank of China), insurance companies (regulated by the China Insurance Regulatory Commission), securities companies (regulated by the China Securities Regulatory Commission), asset management companies (regulated by the People’s Bank of China) and financial leasing companies (regulated by the People’s Bank of China). These institutions are audited regularly by the National Audit Office. The government has recently implemented further restructuring measures to place these non-bank financial institutions under closer supervision.

      Trust and Investment Companies. Trust and investment companies, since their inception in the late 1970s, have been an important part of China’s financial industry. Most of these companies are owned by local governments. These companies primarily engage in the financing of joint ventures and other projects, including investments in equity and long-term debt. Some of the trust and investment companies engaged in international borrowings until the bankruptcy and liquidation of Guangdong International Trust & Investment Corporation in October 1998, after which the People’s Bank of China conducted a nationwide re-examination of such institutions. At the end of 2000, there were 239 trust and investment companies in China. As a result of the nationwide re-examination, most of the former trust and investment companies have been restructured, merged or liquidated, with approximately 80 companies remaining. The People’s Bank of China modified the Rules on Management of Trust and Investment Companies in June 2002, which set forth the permissible functions and business scope of these companies and their re-registration with and supervision by the People’s Bank of China. See “— Financial Sector Restructuring” below.

      Insurance Companies. China’s insurance industry has experienced rapid growth over the past decade. Before 1986, the People’s Insurance Company of China was the only insurance company in China. At June 30, 2003, 36 foreign insurance companies had established 57 offices in China. Since its entry into the WTO, China has permitted foreign life and non-life insurers and insurance brokers to provide services in Dalian, Foshan, Guangzhou, Shanghai and Shenzhen. Under China’s WTO commitments, foreign life and non-life insurers and insurance brokers will be permitted to provide services in ten additional cities by the end of 2003. In addition, there will no longer be any geographic restriction on foreign insurance service providers by the end of 2004. As a step to fulfill its WTO commitment, China has promulgated the Regulations on Foreign-invested Insurance Companies, which came into effect on February 1, 2002.

      As a result of the recent growth in the insurance industry, the government has been modifying the rules and regulations affecting the insurance industry. In 1995, the government adopted the Insurance Law of China. Since October 1998, insurance companies have been permitted to trade bonds in the interbank market. In November 1998, the China Insurance Regulatory Commission was established as the regulatory authority responsible for the supervision and regulation of the insurance industry, replacing the People’s Bank of China. By the end of 2000, the China Insurance Regulatory Commission had established a nationwide supervisory system consisting of 31 representative offices throughout China. In January 2000, the China Insurance Regulatory Commission issued the Provisions on Management of Insurance Companies to regulate such matters as the establishment and operation of insurance companies in China as well as the issue of insurance policies and charge of insurance premiums. In November 2000, the China Insurance Association was formed as a self-regulatory organization with the authority to adopt its own industry conventions and customs, subject to the supervision of the China Insurance Regulatory Commission.

      Securities Companies. At the end of 2002, China had approximately 127 licensed securities companies, and 71 accounting firms licensed to provide accounting services in connection with securities transactions. Since China’s entry into the WTO, foreign service suppliers have been permitted to hold an equity interest of up to 33.3% in a joint venture to conduct a domestic securities investment fund management business. By the end of 2004, foreign investors will be able to hold up to 49% of such joint venture. In addition, foreign securities institutions will be permitted to establish joint ventures, with foreign equity not exceeding 33.3%, to engage (without Chinese intermediaries) in the underwriting of shares listed on both Chinese and foreign stock exchanges as well as government and corporate bonds by the end of 2004. The PRC Rules on Foreign-invested Securities Companies and the Rules on Foreign-Invested Fund Management Companies went into effect on July 1, 2002.

      In an effort to comply with China’s commitments to the WTO, the China Securities Regulatory Commission issued the Interim Provisional Measures Governing Domestic Securities Investments by Qualified Foreign Institutional Investors (QFII) to permit qualified foreign investors to invest in China’s securities markets. The interim provisions became effective on December 1, 2002.

      Asset Management Companies. To improve the asset quality and risk management at financial institutions, the government established four asset management companies in 1999 to dispose of non-performing loans at the four state-owned commercial banks. At the end of 2000, approximately Rmb 1,400 billion of non-performing loans at these state-owned commercial banks had been transferred to the four asset management companies, which included debt-equity swap arrangements with 578 state-owned enterprises involving an aggregate of Rmb 240 billion of non-performing loans. Operations of theses asset management companies are subject to the supervision of the People’s Bank of China and the Ministry of Finance in accordance with the Provisions on Asset Management Companies promulgated by the State Council in November 2000. By the end of June 2003, the four asset management companies had disposed of non-performing assets totaling Rmb 361.8 billion and recovered cash assets totaling Rmb 79.2 billion.

Financial Sector Restructuring

      China is continuing to restructure its financial system to increase its ability to exercise effective control over monetary policy through macroeconomic policy tools and to improve supervision over the financial sector. The steps the central government has taken to achieve this goal include:

•	establishing an effective monetary policy management system with the People’s Bank of China as the central bank;

•	establishing the China Banking Regulatory Commission as the primary regulator of China’s banking industry;

•	strengthening the China Securities Regulatory Commission’s supervision of the securities industry;

•	establishing the China Insurance Regulatory Commission to regulate China’s insurance industry;

•	improving the management at financial institutions;

•	strengthening the risk management capability of financial institutions; and

•	gradually opening up China’s financial market to foreign capital and competition.

      The adoption of the Law on the People’s Bank of China in 1995 has strengthened and clarified the People’s Bank of China’s responsibilities as the central bank of China. Pursuant to a State Council decision in November 1998 in furtherance of the objectives of this legislation, all of the then existing provincial and municipal branches of the People’s Bank of China were replaced by nine newly created regional branches. The new central banking system became operational on January 1, 1999. As a result of the financial sector restructuring, the People’s Bank of China’s ability to make credit available to non-bank financial institutions has been restricted. Commercial banks are now required to separate their banking and securities businesses, and trust and investment companies are no longer permitted to engage in commercial lending and deposit taking.

      The establishment of the National Unified Interbank Loan Trading System in January 1996 created a unified national interbank money market. Headquartered in Shanghai, the system had 848 members at the end of August 2003. Its members are financial institutions (including their branches) with authorization from the People’s Bank of China to engage in the interbank Renminbi lending business in China. The National Unified Interbank Loan Trading System operates through a computer network connecting the members in Shanghai and 36 other cities across China. Since the inception of the interbank money market, China has been publishing its unified interbank interest rate based upon the weighted average of market quotations, known as CHIBOR. At the end of August 2003, 75 securities companies, 14 mutual fund management companies and 39 finance companies have been permitted to participate in the interbank lending business, further facilitating the linkage between the securities and money markets. In June 2003, the National Unified Interbank Loan Trading System established an automated quotation system for negotiated instruments to provide quotation and information services to financial institutions regarding re-negotiation and repurchase of such negotiated instruments.

      Interbank lending in Renminbi in 2002 totaled Rmb 1,210.7 billion, a 49.8% increase over 2001. During the first half of 2003, total Renminbi interbank lending reached Rmb 1,090,0 billion, a 130% increase over the same period in 2002.

      In addition, the government has been actively and cautiously allowing greater participation by foreign financial entities in China’s financial sector. By the end of October 2002, there were a total of 147 branches, joint ventures and subsidiaries established by foreign banks in China with total assets of US$38.0 billion. Upon its entry into the WTO, China lifted all geographic and customer restrictions on foreign currency business conducted by foreign banks. Furthermore, in each year following China’s entry into the WTO, four more cities will be open to foreign banks for local currency business. In addition, all geographic restrictions will be removed by the end of 2006. At December 11, 2002, nine cities in China, Dalian, Guangzhou, Nanjing, Qingdao, Shanghai, Shenzhen, Tianjin, Wuhan and Zhuhai, were open to foreign banks for local currency business. With respect to customer restrictions on local currency business, foreign financial institutions will be permitted to provide banking services to Chinese corporate customers by the end of 2003 and to engage in retail banking services and retail Renminbi-related businesses no later than the end of 2006.

      In 1998, the People’s Bank of China started to use asset/ liability ratios and other risk management measures to supervise and monitor commercial banks in place of its credit ceiling system. The newly established China Banking Regulatory Commission is continuing the efforts made by the People’s Bank of China to monitor asset quality and enhance risk management of banking institutions in China. To more effectively quantify non-performing bank loans, the People’s Bank of China and the China Banking Regulatory Commission require that assets of all Chinese banks be classified under five categories:

•	“normal,” where the borrower continues to fulfill its obligations to repay both principal and interest on a timely basis;

•	“watch,” where the lender becomes aware of factors which it believes may negatively impact the borrower’s ability to repay the loan, even though such borrower continues to fulfill its obligations to repay both principal and interest on a timely basis;

•	“sub-standard,” where the borrower has failed to repay either principal or interest on a timely basis and it has become apparent to the lender that the borrower is unable to rely on its revenue from operations to satisfy its repayment obligations;

•	“doubtful,” where the borrower has failed to repay either principal or interest on a timely basis and the lender anticipates incurring losses even after taking steps to enforce its rights in relation to any pledged or mortgaged assets securing the loan; and

•	“bad,” where the lender believes that the recovery of all outstanding principal and interest is not possible and that only a very limited recovery is possible after all measures available to the lender have been exhausted and all legal proceedings reasonably available to the lender have been pursued.

      The government treats sub-standard, doubtful and bad loans as non-performing loans. The government is currently implementing this asset classification system at all banks in China. The government believes that the implementation of this system nationwide will bring China’s banking system closer to international banking standards. Based on data released by the China Banking Regulatory Commission, at June 30, 2003, the four state-owned commercial banks, the three policy banks and 11 joint stock commercial banks had outstanding loan assets in the aggregate amount of Rmb 1,295 billion, representing approximately 82.0% of all outstanding domestic bank loans on that date. Approximately 80.4% of the outstanding loans of these 18 banks belonged to the “normal” and “watch” categories; and the remaining 19.6% were considered non-performing loans. The non-performing loan ratio at the four state-owned commercial banks was approximately 22.2% at the end of June 2003.

      Since March 2000, the central government has launched further initiatives to enhance its supervision over major state-owned financial institutions. The government has set up a supervisory committee to inspect and monitor China’s policy banks, asset management companies, state-owned commercial banks, insurance companies and securities companies. In August 2000, the State Council designated 15 supervisory committees to be stationed at 16 major financial institutions.

      As part of China’s financial sector restructuring, the government has allowed and will continue to allow insolvent and poorly managed financial institutions to either go bankrupt or be consolidated in accordance with the rules and regulations of China. Since 1997, the government has closed four financial institutions, including China Agribusiness Development Trust & Investment Corporation, Hainan Development Bank, China Venturetech Investment Corporation and Guangdong International Trust & Investment Corporation.

      Many banks in China, especially the four state-owned commercial banks, had a significant level of loans that are not current with respect to interest or principal payments and which may be classified as substandard, doubtful or bad under the five-category classification system. Since 1998, the People’s Bank of China reduced the reserve requirement ratio for banks from 13% to 8% to provide more liquidity to the banking system. The government also issued special government bonds in 1998 in the amount of Rmb 270 billion to re-capitalize the four state-owned commercial banks. The proceeds from the bond sale were injected into these banks as equity capital to improve their capital adequacy ratios and asset quality. Four asset management companies have been established by the government for the purpose of disposing of non-performing loans of state-owned commercial banks. At the end of 2002, nearly Rmb 1,400 billion non-performing loans at the four state-owned commercial banks had been transferred to these four asset management companies, including an aggregate of Rmb 240 billion subject to debt-equity swap arrangements with 578 state-owned enterprises. Until the successful completion of the financial sector reforms, the government will likely be required to provide additional support to financial institutions in China. The extent of such support will depend on a number of factors, including developments in the ongoing reform of the state-owned enterprises.

      China is also continuing its efforts to improve the supervision of Chinese commercial banks. China has adopted the Capital Accord issued by the Basel Committee in 1988, commonly referred to as Basel I, which requires commercial banks to set aside 8% of their capital to cover credit risks. China supports recent efforts by the Basel Committee to revise the Basel I rules. The new rules are expected to be finalized at the end of 2003 and implemented by the Group of Ten countries in late 2006. Although China has indicated that it will not adopt the new rules immediately upon their implementation, China supports the objectives of the new rules and continues to make efforts to put in place a capital regulatory regime that is appropriate for the banking industry in China.

Foreign Exchange

      Since January 1, 1994, the government has used a unitary managed floating rate system. Under this system, the People’s Bank of China publishes a daily base exchange rate with reference primarily to the supply and demand of Renminbi against the U.S. dollar and other foreign currencies in the market during the previous day. Authorized banks and financial institutions are allowed to quote buy and sell rates for Renminbi within a specified band around the central bank’s daily exchange rate. With the adoption of the managed floating rate system, the government announced that the People’s Bank of China would attempt to balance the demand for and supply of foreign currencies in China and stabilize the Renminbi exchange rate through macroeconomic measures, including prudent management of monetary policy and interest rates, while still using open market operations. The government believes that the Renminbi exchange rate should reflect the fundamentals of China’s economy and remain subject to normal market forces.

      In April 1994, the government established the China Foreign Exchange Trading System in Shanghai to provide foreign exchange trading and settlement. The China Foreign Exchange Trading System is supervised and managed by the State Administration of Foreign Exchange in accordance with guidelines issued by the People’s Bank of China. As part of China’s financial sector restructuring, the government consolidated the operations of the various foreign exchange markets in China. Effective December 1, 1998, all swap centers ceased their operations and foreign currencies are now sold and bought only through the facilities of the China Foreign Exchange Trading System. Headquartered in Shanghai, the China Foreign Exchange Trading System also has operating branches in 36 cities across China. At the end of June 2003, the China Foreign Exchange Trading System had 332 members, which are financial institutions (including their branches) authorized by the State Administration of Foreign Exchange to engage in foreign exchange business in China.

      The government regulates access to foreign exchange and the ability to remit foreign exchange abroad. Although the Renminbi became fully convertible for current account items in 1996, access to foreign exchange for capital account transactions is still restricted. The government, however, has been studying proposals toward the eventual full convertibility of Renminbi, including the possibility of the establishment of a Renminbi trading center in Hong Kong. Due to China’s current stage of economic development and lack of necessary legal framework and regulatory and institutional infrastructure in this regard, the government’s foreign exchange policy is intended to provide an orderly transition until the Renminbi gradually becomes fully convertible. The government will continue to rationalize its foreign exchange policy and will also endeavor to make sure that any measure to further relax its current managed floating rate system will be in line with the level of China’s economic development and financial reforms.

      Since the introduction of the managed floating rate system in 1994, the exchange rate of the Renminbi has generally been stable. The noon buying rate in The City of New York for cable transfers of Renminbi was Rmb 8.2800 to US$1.00 at the end of 2002. For a recent noon buying rate of the Renminbi, see the applicable prospectus supplement.

      The following table presents (1) the People’s Bank of China exchange rate, (2) the noon buying rate in The City of New York and (3) the exchange rate at the China Foreign Exchange Trading System between the Renminbi and the U.S. dollar (in Rmb per US$) for the periods indicated.

Exchange Rates

	People’s Bank of				Noon Buying Rate in				China Foreign Exchange
	China Exchange Rate				The City of New York				Trading System Rate

	Period				Period				Period
Period	End	Average(1)	High	Low	End	Average(1)	High	Low	End	Average(1)	High	Low

1998	8.2787	8.2791	8.2801	8.2774	8.2789	8.2969	8.3180	8.2774	8.2789	8.2790	8.2801	8.2774
1999	8.2793	8.2783	8.2800	8.2770	8.2795	8.2785	8.2800	8.2770	8.2793	8.2795	8.2800	8.2770
2000	8.2781	8.2784	8.2799	8.2768	8.2774	8.2784	8.2799	8.2768	8.2789	8.2795	8.2800	8.2770
2001	8.2766	8.2770	8.2773	8.2766	8.2766	8.2770	8.2786	8.2676	8.2766	8.2770	8.2820	8.2668
2002	8.2773	8.2770	8.2775	8.2765	8.2800	8.2772	8.2800	8.2669	8.2770	8.2769	8.2874	8.2665

(1)	Determined by averaging the rates on the last business day of each month during the relevant period.

Sources:	The State Administration of Foreign Exchange; Federal Reserve Bank of New York; and China Foreign Exchange Trading System.

Securities Markets

      China’s two securities exchanges, the Shanghai Stock Exchange and the Shenzhen Stock Exchange, were established in 1990 and 1991, respectively. At the end of 2002, China had two securities clearing houses, approximately 127 licensed securities companies and 71 accounting firms providing securities-related accounting services.

      Trading on both the Shanghai Stock Exchange and the Shenzhen Stock Exchange was originally limited to domestic investors and conducted only in Renminbi. These shares, known as A shares, continue to be restricted to domestic investors and qualified foreign institutional investors. In 1991, the government approved initiatives of the Shanghai Stock Exchange and the Shenzhen Stock Exchange to create B shares, a special category of shares available exclusively for investment by foreign investors. B shares are denominated and traded in U.S. dollars on the Shanghai Stock Exchange and in Hong Kong dollars on the Shenzhen Stock Exchange. With the goal of strengthening central control of B shares, the State Council published regulations governing B shares in May 1996, which replaced the prior local rules of the Shanghai Stock Exchange and the Shenzhen Stock Exchange. Under these regulations, issuers of B shares are required to seek approval from the China Securities Regulatory Commission for offerings of up to US$30 million and from the State Council for offerings exceeding US$30 million. Since February 2001, domestic investors have also been permitted to invest in B shares.

      To comply with China’s commitments to the WTO, the China Securities Regulatory Commission adopted measures to permit qualified foreign institutional investors, or QFIIs, to invest in China’s securities markets. The People’s Bank of China also issued rules to permit commercial banks to provide custodial services for securities investments by QFIIs. In addition, the State Administration of Foreign Exchange promulgated rules relating to foreign exchange transactions related to domestic securities investments by QFIIs. At July 31, 2003, the China Securities Regulatory Commission had approved five foreign financial institutions as QFIIs and three foreign-invested banks and seven domestic commercial banks as QFII custodians.

      Since 1992, the government has permitted large PRC companies, mostly state-owned enterprises, to be reorganized as joint-stock limited liability companies and to list their shares overseas. Shares listed on The Stock Exchange of Hong Kong Limited are known as H shares, and shares listed on the New York Stock Exchange are known as N shares. By the end of June 2003, a total of 81 Chinese companies had completed overseas share listings on The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the London Stock Exchange and the Singapore Stock Exchange. Some of these companies have listings on more than one foreign stock exchange. In addition, the China Securities Regulatory Commission adopted rules in March 2002 to permit foreign-invested enterprises in China to go public in domestic stock markets.

      Although overseas offerings have attracted a substantial amount of foreign investment, the Shanghai Stock Exchange and the Shenzhen Stock Exchange continue to be the primary securities markets for Chinese companies. By the end of June 2003, 1,250 companies were listed on the Shanghai Stock Exchange and the Shenzhen Stock Exchange with an aggregate market capitalization of Rmb 4,163 billion. In addition, at the end of 2002, 21 mutual fund management companies had launched 71 funds (including close-end and open-end funds) with a total net asset size of Rmb 118.6 billion in close-end funds and Rmb 131.9 billion in open-end funds.

      The following tables set forth the number of listed companies, the total market capitalization and the value of trading in equity securities on the Shanghai Stock Exchange and the Shenzhen Stock Exchange at the dates and for the periods indicated.

Number of Listed Companies

	At December 31,

	1998	1999	2000	2001	2002

Shanghai Stock Exchange	438	484	572	646	715
Shenzhen Stock Exchange	413	465	516	514	509

Total	851	949	1,088	1,160	1,224

Market Capitalization

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Shanghai Stock Exchange	1,062.6	1,472.0	2,693.1	2,759.1	2,536.4
Shenzhen Stock Exchange	888.0	1,189.1	2,116.0	1,593.2	1,296.5

Total	1,950.6	2,661.1	4,809.1	4,352.3	3,832.9

Value of Trading in Equity Securities

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Shanghai Stock Exchange	1,238.6	1,696.6	3,137.4	2,270.9	1,695.9
Shenzhen Stock Exchange	1,115.8	1,435.4	2,945.3	1,559.6	1,103.1

Total	2,354.4	3,132.0	6,082.7	3,830.5	2,799.0

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; Quarterly Statistical Bulletin (Series 1) of 2003, the People’s Bank of China.

      The following table sets forth the Shanghai and Shenzhen stock exchanges indices at the dates indicated.

Domestic Stock Exchange Indices

	At December 31,

	1998	1999	2000	2001	2002

Shanghai Stock Exchange
A shares	1,219.64	1,451.9	2,192.38	1,712.54	1,419.12
B shares	28.71	37.91	89.55	171.53	113.51
Shenzhen Stock Exchange
A shares	3,427.13	3,898.37	5,466.85	3,599.07	3,070.02
B shares	436.91	559.95	938.36	1,559.58	1,144.11

Sources:	Shanghai Stock Exchange; Shenzhen Stock Exchange.

      The China Securities Regulatory Commission regulates the country’s securities markets. In accordance with China’s Securities Law, the securities regulator aims to develop the PRC securities markets into more mature markets through emphasis on standardization of operations, enhancement of market supervision, control of excessive speculation, manipulative trading and other fraudulent practices, enhanced disclosure and stable growth. In March 2001, the China Securities Regulatory Commission put in place an inspection system to ensure compliance by domestically listed companies with laws and regulations through regular inspections by professionals designated by the securities regulator. These routine examinations seek to verify: (1) truthfulness, accuracy and completeness of disclosure, (2) independence from controlling shareholders and affiliates, (3) regularity of financial management and auditing process, (4) actual use of offering proceeds, and (5) other matters instructed by the China Securities Regulatory Commission.

      Starting in October 1999, Chinese insurance companies were permitted by the State Council to purchase mutual funds from the primary market and trade them on the secondary market.

Treasury Securities

      In 1988, the Ministry of Finance started to use domestic securities trading markets for its treasury securities. Since 1991, secondary markets for treasury securities have been developed nationwide and treasury securities are now traded on the Shanghai Stock Exchange, the Shenzhen Stock Exchange, the interbank market and the over-the-counter market in China. Since 1994, the People’s Bank of China has permitted banks to hold and trade treasury securities. The repurchase obligations market for treasury securities was opened in early 1994 and has been active since the second half of that year. In 1995, China successfully conducted its first dealer auction of short-term treasury securities and in January 1996 China successfully completed its first issue of one-year treasury bonds using a competitive bidding system. Treasury securities are currently underwritten primarily by Chinese commercial banks and distributed through their nationwide branch networks. These developments have improved the liquidity of treasury securities.

      The following table sets forth the interest rate levels of treasury securities issued by the government during the periods and for the maturities indicated.

Treasury Securities Interest Rates

	Original Maturity

	1 year	5 years	10 years	30 years

1998	—	5.68-7.86%	5.50%	—
1999	—	2.97-5.23%	3.30-5.22%	—
2000	2.35%	3.00-3.50%	2.55-2.87%	—
2001	—	2.86-3.36%	2.77-3.05%	—
2002	1.91%	2.22-2.74%	2.54-2.70%	2.90%

Sources:	Quarterly Statistical Bulletins (Series 1) of 2002 and 2003, the People’s Bank of China.

      China’s bond market consists largely of treasury securities and other government securities. Corporate bonds constitute a small portion of the market at present. At June 30, 2003, bonds traded on China’s stock exchanges totaled Rmb 363.5 billion, of which treasury and other government securities accounted for 91.0%, or Rmb 330.8 billion, and corporate bonds accounted for 9.0%, or Rmb 32.7 billion.

PUBLIC FINANCE

      The Ministry of Finance is the government entity responsible for developing and implementing the public finance policy of the government. The Ministry of Finance, among its other duties:

•	prepares and implements the state budget;

•	oversees the receipt and disbursement of budgeted revenues and expenditures;

•	establishes taxation and financial accounting policies;

•	administers China’s borrowings from foreign governments and international organizations;

•	engages in debt security offerings on behalf of the central government; and

•	negotiates tax treaties with foreign nations.

      Prior to 1979, China’s public finance was highly centralized, with the central government controlling virtually all revenues and expenditures. The local governments implemented the central government’s budgetary objectives and had little financial autonomy. Since then, the government has implemented fiscal reforms as part of its overall economic reform program. In 1994, as a result of a series of tax regulations, or 1994 Tax Regulations, adopted by the State Council, a uniform revenue-based tax for all enterprises and a uniform income tax for all domestic PRC enterprises were adopted throughout China. Also in 1994, a fiscal revenue allocation system was established between the central and local governments with respect to tax revenues. Under this fiscal revenue allocation system, taxes are divided into three categories: national taxes for the central government, local taxes for local governments, and shared taxes to be allocated between the central and local governments based on ratios prescribed by the State Council. As a result, the fiscal revenue allocation system provided the local governments with a degree of autonomy in managing local development and public services.

      The PRC budgetary structure consists of two main components: the state budget and off-budget revenues and expenditures. The state budget includes both the central and local government budgets. The central government budget contains the revenues and expenditures of the departments and enterprises reporting directly to the central government, local government revenues submitted to the central government, and revenue rebates and subsidies provided to the local governments. The local government budgets include the general budgets of provinces, autonomous regions and municipalities under the direct jurisdiction of the State Council. Each local budget contains the revenue and spending plan of that local government and the budgets of the lower-level governments that directly report to it. Off-budget revenue items generally consist of miscellaneous government surcharges, income from funds earmarked for certain public projects, certain rural administrative charges and rural public facility levies. Off-budget expenditure items generally consist of miscellaneous government administrative expenses, certain expenditures in connection with public projects, rural administrative and public facility expenses, and certain funding adjustments made by the government. Off-budget revenues and expenditures are subject to varying degrees of regulation by the central government. The central government intends to phase out all off-budget items by incorporating them into the budgetary system. See “— Off-budget Items.”

      As a result of the decentralization of the PRC economy, many revenue and expenditure items that were previously included in the state budget have become inapplicable and thus excluded. Under current Chinese law, only the central government may incur budget deficits.

The State Budget

      The government’s fiscal year is the calendar year. The state budget process begins in September of each year when the State Budget Department of the Ministry of Finance receives the spending plans and revenue estimates submitted by ministries and agencies of the central and local governments for the following year. After reviewing these plans and estimates, the Ministry of Finance draws up a draft budget and submits it to the State Council. Upon approval by the State Council, the draft budget is sent to the National People’s Congress for final approval. Pursuant to the PRC Constitution and Budget Law, the National People’s

Congress reviews and approves the budget for the central government. The Budget Law also provides for the review and approval by lower-level people’s congresses of the relevant local government’s budget.

      Prior to 1994, the government financed budget deficits through a combination of credit from the People’s Bank of China and domestic and international borrowings, accounted for as debt revenues. Since 1994, the government has financed its budget deficits only through domestic and international borrowings. These borrowings are no longer carried as revenues in the state budget.

      The following tables presents the main categories of government revenues and expenditures for the periods indicated and original budgeted revenues and expenditures for 2003.

Government Revenues and Expenditures

						Budget
	1998	1999	2000	2001	2002	2003

	(in billions of Rmb)
Revenues
Tax Revenues	926.3	1,068.3	1,258.2	1,530.1	1,763.6	1,908.4
Subsidies to State-owned Enterprises	(33.3)	(29.0)	(27.9)	(30.0)	(26.0)	(24.7)
Other Revenues	94.6	105.1	109.2	138.5	152.8	166.4

Total Revenues	987.6	1,144.4	1,339.5	1,638.6	1,890.4	2,050.1

Expenditures
Infrastructure Construction	138.8	211.7	209.5	251.1	314.3	309.9
Innovation, Science and Technology Promotion Funds	64.1	76.6	86.5	99.2	96.8	101.3
Culture, Education, Science and Health Care	215.4	240.8	273.7	336.1	397.9	437.0
National Defense and Government Administration	226.1	260.2	299.5	364.0	468.7	505.0
Price Subsidies	71.2	69.8	104.2	74.2	64.5	63.4
Other Expenditures	364.2	459.7	615.3	765.7	863.1	953.3

Total Expenditures	1,079.8	1,318.8	1,588.7	1,890.3	2,205.3	2,369.9

Deficit	(92.2)	(174.4)	(249.1)	(251.7)	(315.0)	(319.8)

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; Year 2003 Government Budget Report, the Ministry of Finance.

      For the first half of 2003, total government revenues reached Rmb 1,095.5 billion, representing a 27.4% increase over the same period in 2002, and total government expenditures during the same period amounted to Rmb 966.6 billion. There was a fiscal surplus of Rmb 128.9 billion.

     Revenues

      Until July 1994, most taxes were collected by the local offices of the State Bureau of Taxation and allocated between the central and local governments in accordance with established formulas. Pursuant to the fiscal reforms implemented in 1994, the tax administration was reorganized into the National Tax Administration and the Local Tax Administration. See “— Fiscal and Tax Reforms” below. Currently, the central government is responsible for collecting taxes assigned to the central government and taxes shared between the central and local governments. The local governments are responsible for collecting taxes assigned to them. Import and export duties and tariffs are collected by the General Administration of Customs and remitted to the central government. The following paragraphs describe certain government revenues by material account line items.

      Tax Revenues. Since 1988, taxes on goods and services have made up a substantial portion of the government’s tax revenues. Revenues from individual income tax have remained relatively insignificant. In 1994, a series of new tax regulations came into effect. Under the new tax regime, a uniform value-added tax replaced the product tax, a consumption tax is now levied upon a variety of products at specified tax rates, and a business tax is now assessed on revenues derived from providing services. See “— Fiscal and Tax Reforms” below.

      The following table presents government tax revenues for the periods indicated.

Tax Revenues

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Consumption Tax	81.5	82.1	85.8	93.0	104.6
Value-added Tax	362.8	388.2	455.3	535.7	617.8
Business Tax	157.5	166.9	186.9	206.4	245.0
Company Income Tax	92.6	121.6	166.2	263.1	308.3
Tariff Duties	31.3	56.2	75.0	84.1	70.4
Agricultural and Related Tax(1)	39.9	42.4	46.5	48.2	47.9
Other	160.7	210.9	242.5	299.6	369.6

Total Tax Revenues	926.3	1,068.3	1,258.2	1,530.1	1,763.6

(1)	The agricultural and related tax includes the agricultural tax, the animal husbandry tax, the tax on the use of cultivated land, the tax on special agricultural products and the contract tax.

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; the Ministry of Finance.

      In the first half of 2003, total tax revenues were Rmb 1,029.8 billion, representing a 22.4% increase over the same period in 2002.

      Subsidies to State-owned Enterprises. This category refers to the government’s subsidies paid to state-owned enterprises for their losses. These subsidies consisted of forgiveness of indebtedness, or reduced or refunded government taxes or other charges. Historically, this line item was classified as negative revenue rather than expenditure.

      Other Revenues. This category includes numerous smaller, special purpose fees, charges, surcharges (including land use fees from joint ventures and charges for state natural resources management), fines and penalties.

      The following table sets forth the revenues received and retained by the central government and their percentages of the total government revenues for the periods indicated.

Central Government Revenues

	1998	1999	2000	2001	2002

	(in billions of Rmb, except for percentages)
Central Government Revenues	489.2	584.9	698.9	858.3	1,038.9
% of Total Government Revenues	49.5%	51.1%	52.2%	52.4%	55.0%

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      In the first six months of 2003, total central government revenues reached Rmb 616.3 billion, representing a 38.0% increase over the same period in 2002.

     Expenditures

      The following paragraphs describe government expenditures by material account line items.

      Infrastructure Construction. This category includes production and non-production capital investment. Production capital investment includes investment in all types of infrastructure and other projects.

      Innovation, Science and Technology Promotion Funds. These expenditures are used to improve China’s capital investments, help transform state-owned enterprises into profit-making organizations, develop new products and enhance technological innovation and development.

      Culture, Education, Science and Health Care. This category includes expenditures on culture, education, health care, pensions, social welfare and natural disaster relief. Expenditures related to this category have increased substantially in recent years, principally due to planned increases in education, culture and health care allocations.

      The following table sets forth the social security expenditure of the government for the periods indicated.

Government Social Security Expenditures

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Pensions	2.2	17.0	31.4	36.7	55.7
Natural Disaster Relief	17.1	18.0	21.3	26.7	37.3
Social Security	77.2	138.9	173.3	222.9	291.6

Total	96.5	173.9	226.0	286.3	384.6

Source: The Ministry of Finance.

      National Defense and Government Administration. Expenditures under this line item include expenditures for defense and national security and government administration. These expenditures have increased in recent years, principally due to salary increases, social security expenditures for armed forces, maintenance of military facilities, purchase of military equipment and anti-terrorism programs.

      Price Subsidies. This category includes subsidies to producers of grain, cotton and related products, as well as direct food subsidies given to urban and rural residents.

      Other Expenditures. This category includes funds to finance additional working capital of state-owned enterprises, geological prospecting expenses, certain expenses relating to industrial, transportation and commercial activities, financial support to agricultural production and interest payments for foreign and domestic indebtedness.

      In the first six months of 2003, total central government expenditures reached Rmb 301.5 billion, representing a 15.0% increase over the same period in 2002.

     Debt Service

      The following table sets forth debt service payments by the government for the periods indicated.

Debt Service

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Internal Debt
Repayment of Principal	153.0	124.4	155.2	192.3	246.8
Payment of Interest	74.6	57.6	69.0	75.8	64.5

Subtotal	227.6	182.0	224.2	268.1	311.3
External Debt
Repayment of Principal	305.6	256.5	241.0	209.9	542.4
Payment of Interest	46.2	45.2	48.8	49.0	34.3

Subtotal	351.8	301.7	289.8	258.9	576.7

Total	579.4	483.7	514.0	527.0	888.0

Sources: The Ministry of Finance; State Administration of Foreign Exchange.

     State Budget as Percentage of GDP

      The following table presents government revenues (excluding proceeds from debt offerings) and expenditures (excluding debt repayments) as percentages of GDP for the periods indicated.

Revenues and Expenditures as Percentages of GDP

	1998	1999	2000	2001	2002

Central Government Revenues as % of GDP	6.2%	7.1%	7.8%	8.8%	9.9%
Central Government Expenditures as % of GDP	4.0	5.1	6.2	5.9	6.5
Central and Local Governments Revenues as % of GDP	12.6	13.9	15.0	16.8	18.0
Central and Local Governments Expenditures as % of GDP	13.8	16.1	17.8	19.4	21.0
Deficit as % of GDP	1.2	2.1	2.8	2.6	3.0

Source: China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

     State Budget for 2003

      The Tenth National People’s Congress approved the 2003 state budget on March 6, 2003, which contained the following key items:

•	Rmb 309.9 billion for infrastructure construction, including an issue of Rmb 140 billion long-term treasury bonds, mainly for investments in existing infrastructure projects;

•	Rmb 101.3 billion for research and development;

•	Rmb 437.0 billion for culture, education, science and health care;

•	Rmb 505.0 billion for national defense and government administration;

•	Rmb 63.4 billion for price subsidies; and

•	Rmb 953.3 billion to finance additional working capital of state-owned enterprises, geological prospecting expenses, certain expenses relating to industrial, transportation and commercial activities,

financial support to agricultural production and interest payments for foreign and domestic indebtedness.

      Under the 2003 state budget, total revenues are expected to be Rmb 2,050.1 billion, an increase of 8.4% over 2002. Of the total revenues, the central government revenues are expected to be Rmb 1,194.0 billion. Total expenditures under the 2003 state budget are expected to be Rmb 2,369.9 billion, an increase of 7.7% over 2002. Of the total expenditures, the central government expenditures are expected to be Rmb 1,513.8 billion. The deficit for 2003 is expected to be Rmb 319.8 billion.

      In preparing China’s 2003 state budget, the government made the following assumptions, among others, about 2003:

•	a real GDP growth rate of 7.0%;

•	additional employment of at least 8.0 million people in the urban work force;

•	unemployment rate of approximately 4.5%;

•	increase of 1.0% in inflation rate; and

•	growth of 7.0% in total trade volume.

      These figures represent the government’s forecast, as of the end of 2002, with respect to China’s economy during 2003. While the government believes that its assumptions and targets were reasonable when made, some are beyond its control, and actual outcomes will depend on future events. Accordingly, no assurance can be given that economic results will not differ materially from these assumptions and targets.

Off-budget Items

      Although the central government has maintained control over public finance in China, some revenues and expenditures of state-owned enterprises, local governments, central government agencies and certain public institutions have not been included in the state budget. Such revenues and expenditures are commonly referred to as “off-budget” items and are subject to varying degrees of control and regulation by the central government. Off-budget revenues and expenditures are not included in calculations of the budget deficit. However, certain off-budget revenues are subject to taxes levied by the central government to finance infrastructure construction.

      Local governments and other institutions that incur such off-budget items are accountable to the National Audit Office, a ministry-level agency that reports to the State Council. In addition, the Ministry of Finance provides guidelines with respect to the approved usage of off-budget revenue.

      The following table presents the off-budget revenues and expenditures for the periods indicated. Detailed off-budget information for 2001 and 2002 is currently not available.

Off-budget Revenues and Expenditures (1998-2000)

	1998	1999	2000

	(in billions of Rmb)
Revenues
Administrative Departments	198.2	235.4	265.5
Funds Raised at Village and Township Levels	33.7	35.9	40.3
Policy-oriented Funds	47.8	39.7	38.4
Industry Authorities	5.5	5.0	5.9
Other	23.0	22.5	32.6

Total	308.2	338.5	382.6

Expenditures
Capital Investment	39.4	54.0	42.6
Research and Development and City Maintenance	42.4	12.8	14.6
Administrative and Operative Expenditures	158.8	181.6	222.5
Pooling at Village and Township Levels	33.5	35.0	38.7
Other	17.7	30.5	34.4

Total	291.8	313.9	352.9

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; the Ministry of Finance.

      In 1996, the State Council issued the Decision on Strengthening Management of Off-budget Funds, which defined the range of off-budget items and clarified the regulation of their management. Pursuant to the State Council decision, a number of infrastructure and social development funds, as well as various administrative fees and levies collected by local governments, have been incorporated in the local government budgets. Social security funds, pending the establishment of a national social security budget, are managed under the existing off-budget fund rules and regulations, and used only for earmarked purposes. The State Council’s decision also authorizes the local people’s congresses to supervise the collection and usage of off-budget funds by their respective local governments. The government intends to gradually incorporate the remaining off-budget items into the state budget. In 2001, total off-budget revenues and expenditures were reduced to Rmb 161.1 billion and Rmb 148.6 billion, respectively.

Fiscal and Tax Reforms

      The government has over the years adopted numerous fiscal reform measures to facilitate the growth of the PRC economy and to reduce its deficit. The government also took measures to increase central government revenues as a percentage of total government revenues and to gain greater fiscal control. Central government revenues (excluding debt financing proceeds), which made up 41% of total government revenues in 1984, declined to 22% in 1993 and recovered to 56% in 1994 as a result of the financial and tax reforms begun in 1994.

      These reforms started with the State Council’s adoption of the 1994 Tax Regulations, which came into effect on January 1, 1994. Pursuant to the 1994 Tax Regulations, a uniform income tax rate of 33% now applies to all domestic PRC enterprises, a uniform 17% value-added tax (with certain exceptions such as value-added taxes for newspapers, books and fertilizer) replaced the product tax, a consumption tax is now levied upon a variety of products at specified tax rates, and a business tax is now assessed on revenues derived from providing services. In addition, since the adoption of the individual income tax law in 1980, a progressive individual income tax is now levied on all individuals with monthly income over Rmb 800. The

1994 Tax Regulations represent an important restructuring of the PRC taxation system with the principal objective of introducing uniformity, simplicity and fairness into the taxation system.

      As a result of the 1994 Tax Regulations, state-owned enterprises, like any other enterprise, are responsible only for the payment of relevant taxes to the state. They are no longer subject to certain charges and levies traditionally imposed on them, such as state budget regulation levy and special projects levy. State-owned enterprises became otherwise free to manage their after-tax profit. As the owner of the state-owned enterprises, however, the central government continues to participate in the distribution of their after-tax profits.

      In 1994, the government established a fiscal revenue allocation system, under which the central and local governments would separately collect and retain their own specified taxes and share the revenue from certain other categories of taxes based on ratios prescribed by the State Council. As a part of this arrangement, taxation is divided into the following three categories: (1) taxes for the central government exclusively, which include tariff duties, income taxes of state-owned enterprises under the central government, consumption taxes (including import-related consumption taxes), taxes imposed upon banks, non-bank financial institutions and insurance companies, and taxes on railroads; (2) taxes for the local governments exclusively, which include business tax (except that business taxes applicable to state-owned banks and railroads would be payable to the central government), income taxes of state-owned enterprises under the local government and collectively owned enterprises, and individual income taxes; and (3) taxes shared between the central and local governments, which include value-added taxes, stamp duties on securities transactions, taxes on natural resources and other similar taxes directly related to economic development. In 2001 and 2002, the State Council further adjusted this fiscal revenue sharing arrangement by reclassifying corporate income taxes of all enterprises (other than state-owned banks, non-bank financial institutions, insurance companies and railroad owners and operators), as well as individual income taxes, as taxes to be shared between the central and local governments. The central and local governments will share these tax revenues according to ratios prescribed by the State Council.

      To implement this dual taxation regime and to ensure the efficient collection of revenues due to the central government, the central and local governments have established separate tax collection systems. Under this system, the central and local governments are responsible for the collection of their own respective taxes, and the shared taxes are levied and collected by the central government and then shared between the central and local governments.

      In 2002, total central government revenues accounted for approximately 55.0% of total government revenues, and central government expenditures amounted to approximately 30.7% of total government expenditures. In 2002, the central government transferred Rmb 736.2 billion of its revenues to local governments to enable them to make expenditures for specifically designated purposes. The central government incurred a deficit of Rmb 315.0 billion in 2002 primarily because of continued substantial expenditures on infrastructure development in order to eliminate or relieve infrastructure bottlenecks that impede rapid economic growth. This deficit was financed through the issuance of government debt securities.

INTERNAL AND EXTERNAL DEBT

      As used in this section, “external debt” or “external borrowings” means borrowings from sources outside China; “internal debt” or “internal borrowings” means borrowings from sources inside China; and “direct,” when used with reference to any debt or borrowings (e.g., “direct debt”), means debt incurred directly by the central government in the name of China.

      The State Council has appointed the State Development and Reform Commission to establish quotas for external borrowings. The State Administration of Foreign Exchange monitors and regulates compliance with these external borrowings through a registration process.

      The Ministry of Finance is responsible for administering internal borrowings and external borrowings by the central government from the domestic markets and the international capital markets, and bilateral loans from foreign governments and international organizations such as the World Bank and the Asian Development Bank. Under the Budget Law, local governments are not permitted to incur any indebtedness unless specifically authorized by the central government.

      External borrowings by financial institutions and enterprises were historically managed by a “window” management system, under which the issuance or incurrence of debt required a quota from the State Development and Reform Commission and approval from the State Administration of Foreign Exchange. This system favored providing quotas and granting approvals to a limited number of pre-designated “window” companies. The window management system has been replaced by a credit management system, whereby the quotas and approvals will be granted to enterprises and financial institutions (including leasing companies) on the basis of their demonstrated capacity to repay the borrowings, their free-standing creditworthiness and China’s balance of payments situation. Unless otherwise expressly provided by the central government in the relevant debt issuance documents or other official PRC documents, borrowings by these entities are not guaranteed by, or otherwise entitled to any direct or indirect credit support from, the government.

      Internal borrowings include the issuance of bonds by state-owned enterprises. The State Development and Reform Commission and the China Securities Regulatory Commission must approve their issuance of bonds within China.

Debt Objectives and Structure

      One of the primary goals of the 1978 economic reforms was to attract foreign funds and channel internal funds to help finance the restructuring and development of the PRC economy. For the first time since 1958, the central government resumed issuing internal debt to finance fiscal deficits in 1981. Since then, internal debt has also been issued to finance capital construction.

      The government’s current policies are to:

•	limit the external debt service ratio (i.e., with respect to any fiscal year, principal and interest payments on external debt divided by exports of goods and services) to 15% or less;

•	limit the external debt to export earnings ratio (i.e., the outstanding amount of external debt divided by exports of goods and services) to 100% or less; and

•	limit the ratio of the outstanding amount of external debt to GDP to 25% or less.

      At the end of 2002, China’s external debt service ratio, external debt to export earnings ratio and external debt to GDP ratio were 7.9%, 46.1% and 13.3%, respectively.

      The following table presents China’s debt by category and as a percentage of nominal GDP for the periods indicated.

Debt

	1998	1999	2000	2001	2002

Internal (in billions of Rmb, except for percentages)
Direct Internal Debt	776.6	1,054.2	1,302.0	1,561.8	1,907.9
% of GDP	9.9%	12.8%	14.6%	16.0%	18.2%
Other Internal Debt(1)	583.6	721.6	828.1	934.2	1,081.4
% of GDP	7.4%	8.8%	9.3%	9.6%	10.3%

Sub-total	1,360.2	1,775.8	2,130.1	2,496.0	2,989.3
% of GDP	17.4%	21.6%	23.8%	25.6%	28.5%
External (in billions of US$, except for percentages)
Direct External Debt	41.6	47.3	49.0	49.8	50.5
% of GDP	4.3%	4.8%	4.5%	4.2%	4.0%
Other External Debt(2)	104.4	104.5	96.7	120.3	118.0
% of GDP	10.9%	10.5%	7.8%	9.7%	9.3%

Sub-total	146.0	151.8	145.7	170.1	168.5
% of GDP	15.3%	15.3%	13.5%	14.5%	13.3%

Total Internal and External Debt (in billions of Rmb)	2,568.6	3,032.3	3,336.1	3,903.9	4,384.0

% of GDP	32.8%	36.9%	37.3%	40.1%	41.8%

(1)	Includes debt incurred by state-owned enterprises, leasing companies and foreign-invested enterprises.

(2)	Includes debt incurred by entities in China other than the central government and includes debt of China’s policy banks, commercial banks, trust and investment companies and foreign-invested enterprises.

Source: The Ministry of Finance.

      The following table presents the maturity profile of China’s outstanding direct public debt (under the state budget) at December 31, 2002.

Debt Maturity Schedule

	2003	2004	2005	2006	2007

Direct Internal Debt (in billions of Rmb)	287.5	299.0	271.5	172.9	218.4
Direct External Debt (in millions of US$)	7,623.0	5,394.0	6,849.0	5,604.0	6,466.0

Source: The Ministry of Finance.

Internal Debt

      To finance fiscal deficits and infrastructure projects, the central government has issued debt securities that are classified as treasury securities, central government special bonds and inflation-indexed bonds. Treasury securities, which may only be purchased and held by PRC individuals, enterprises and institutions, are the major component of the central government’s internal debt. Treasury securities are currently underwritten by commercial banks and distributed through their nationwide branch networks.

      Beginning in 1987, the central government sought additional sources of internal funding through the issuance of “quasi-government securities.” Quasi-government securities were implicitly guaranteed by the central government and have generally been issued to finance infrastructure projects. Quasi-government securities included capital investment bonds issued by China Construction Bank and six former investment companies that were under the jurisdiction of the former State Planning Commission before their dissolution in 1994. Such quasi-government securities are no longer issued.

      Other internal debt includes bonds issued by state-owned enterprises and financial institutions.

      The following table presents the internal debt of the central government and state-owned enterprises at the dates indicated.

Internal Debt

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of Rmb)
Direct Internal Debt	776.6	1,054.2	1,302.0	1,561.8	1,907.9
Other Internal Debt
Financial Bonds(1)	515.9	643.7	741.9	833.3	1,005.4
Corporate Bonds(2)	67.7	77.9	86.2	100.9	76.0

Total Internal Debt	1,360.2	1,775.8	2,130.1	2,496.0	2,989.3

(1)	Bonds issued by state-owned financial institutions, including three policy banks.

(2)	Bonds issued by enterprises (other than state-owned financial institutions), including enterprises owned or controlled by the central government.

Source: The Ministry of Finance.

External Debt

      Loans are the primary source of external debt. Non-trade loans accounted for approximately 84.4% of the total external debt outstanding at December 31, 2002. Commercial loans (i.e., loans obtained from any source on commercial terms), official primary government loans (i.e., loans obtained on favorable terms from foreign governments and international financial organizations including the World Bank and Asian Development Bank) and other types of debt financing accounted for approximately 53.5%, 30.9% and 15.6%, respectively, of total external debt in the form of loans at December 31, 2002. The central government’s current policy is to continue to seek loans from foreign governments and international financial institutions to finance infrastructure projects in China. At the end of 2002, the total outstanding external debt was US$168.5 billion.

      The Ministry of Finance, on behalf of the central government, has raised funds in the international capital markets through various debt securities and bond issues since 1993. The Ministry of Finance’s principal objective is to set up benchmarks for other Chinese borrowers. Several state-owned financial institutions and enterprises have also issued debt securities in the international capital markets with the approval of the State Council.

      Unless the central government expressly provides otherwise, the central government does not guarantee or provide any direct or indirect credit support to any entity in China. However, debtors that have their external debt registered with the State Administration of Foreign Exchange have the right to buy foreign currencies as permitted by the central government at the China Foreign Exchange Trading System rate in order to service the interest and principal payments on their registered external debt.

      The following table presents the long-term and short-term external debts of Chinese borrowers and their respective percentages of total outstanding external debt at the dates indicated.

External Debt by Maturity

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of US$, except for percentages)
Long-term Debt(1)	128.7	136.7	132.7	119.5	115.6
Percentage of Total Outstanding External Debt	88.1%	90.0%	91.0%	70.3%	68.6%
Short-term Debt(2)	17.3	15.2	13.1	50.6	53.0
Percentage of Total Outstanding External Debt	11.9%	10.0%	9.0%	29.7%	31.4%

(1)	Debt with an original maturity exceeding one year for 1998, 1999 and 2000; debt with a remaining maturity exceeding one year for 2001 and 2002.

(2)	Debt with an original maturity of up to one year for 1998, 1999 and 2000; debt with a remaining maturity of up to one year for 2001 and 2002.

Source:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China.

      The following table presents the total external debt by Chinese borrowers at the dates indicated.

External Debt by Borrower

	At December 31,

	1998	1999	2000	2001	2002

	(in billions of US$)
Central Government	41.6	47.3	49.0	49.8	50.5
Financial Institutions	42.0	40.9	35.6	34.4	33.5
Enterprises	15.5	14.7	13.5	11.3	10.0
Foreign-invested Enterprises(1)	45.2	47.3	46.5	35.2	33.2
Foreign Financial Institutions(1)(2)	N/A	N/A	N/A	17.0	15.0
Trade Credit(1)	N/A	N/A	N/A	21.6	26.3
Others	1.7	1.6	1.2	0.8	—

Total	146.0	151.8	145.7	170.1	168.5

(1)	Before June 2001, the category of foreign-invested enterprises included both foreign financial institutions and trade credit. In June 2001, separate categories were created for these two items.

(2)	Including foreign banks and foreign non-banking financial institutions.

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; the Ministry of Finance.

      The following table presents the currency breakdown of China’s external debt at the dates indicated.

External Debt by Currency

	At December 31,

	1998		1999		2000		2001		2002

	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

	(in billions of US$, except for percentages)
US$	97.8	67.0	98.7	65.0	96.2	66.0	115.5	67.9	111.8	66.3
Japanese Yen	22.5	15.4	27.3	18.0	24.8	17.0	23.6	13.9	24.7	14.7
Other	25.7	17.6	25.8	17.0	24.8	17.0	31.0	18.2	32.0	19.0

Total	146.0	100.0	151.8	100.0	145.7	100.0	170.1	100.0	168.5	100.0

Sources:	China Statistical Yearbook of 2003, the National Bureau of Statistics of China; the Ministry of Finance.

Debt Record

      The central government has always paid when due the full amount of principal of, any interest and premium on, and any amortization or sinking fund requirements of, external and internal indebtedness incurred by it since the PRC was founded in 1949.

DESCRIPTION OF DEBT SECURITIES

      The following description contains a summary of material provisions of the debt securities and the fiscal agency agreement relating to the debt securities. It is subject to and qualified in its entirety by reference to all the provisions, including exhibits and definitions contained in such fiscal agency agreement and debt securities. China has filed a copy of the fiscal agency agreement and a form of its debt securities with the United States Securities and Exchange Commission and at the office of the fiscal agent in The City of New York.

      China may issue debt securities, in one or more series from time to time, and those debt securities will be issued pursuant to a fiscal agency agreement between China and a fiscal agent. The financial terms and other specific terms of a particular series of debt securities will be described in a prospectus supplement relating to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms or conditions described in the prospectus supplement that relates to your series of debt securities differ from the terms or conditions described in this prospectus, you should rely on the terms or conditions described in the prospectus supplement.

General

      The prospectus supplement that relates to your debt securities will specify the following terms:

•	the specific title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the price of the debt securities;

•	the stated maturity date or dates;

•	the rate or rates of any interest the debt securities will bear or the method by which the rate of interest will be calculated;

•	the date or dates from which any interest will accrue;

•	the dates on which any principal and interest payments are scheduled to be made, including record dates for determining holders to whom interest will be payable on an interest payment date;

•	whether and under what circumstances and terms the debt securities may be redeemed by China or at the option of the holder;

•	the currency or currencies in which the debt securities are payable;

•	whether the debt securities will have the benefit of any sinking fund;

•	whether any part or all of the debt securities will be in the form of one or more global securities and the circumstances in which, and the terms under which, a global security is exchangeable for certificated (physical) securities;

•	whether the debt securities will be listed and, if listed, the securities exchange on which the debt securities will be listed;

•	the place or places where the principal and any interest on the debt securities is payable, where any of the debt securities may be surrendered for registration of transfer or for exchange, and where notices and demands may be served to and upon China with respect to the debt securities; and

•	any other terms of the debt securities.

      If applicable, the prospectus supplement may also describe any United States, PRC or other income tax consequences and special considerations applicable to that particular series of debt securities.

      The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated

principal amount. Special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating to such discounted debt securities.

Status of Debt Securities

      The debt securities will be direct, unconditional, general and, subject to the provisions under “— Negative Pledge” below, unsecured obligations of China and will rank equally with all other general and unsecured obligations of China for money borrowed and guarantees given by China in respect of money borrowed by others. China will pledge its full faith and credit for the due and punctual payment of the debt securities and for due and timely performance of all obligations of China with respect to the debt securities.

Form of Debt Securities

      Unless otherwise specified in the prospectus supplement, debt securities denominated in U.S. dollars will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of US$1,000 and greater multiples.

      Debt securities denominated in another monetary unit will be issued in the denominations set forth in the applicable prospectus supplement.

Payment

      Principal of (and premium, if any) and interest on the debt securities will be payable at such place or places and in such currency or currencies as are designated by China and set forth in the prospectus supplement relating to the debt securities. Unless otherwise set forth in the applicable prospectus supplement, interest on fully registered debt securities will be paid by check mailed to the registered holders of the debt securities at their registered addresses at the close of business on the record date designated in the applicable prospectus supplement.

      The register of holders of debt securities will be kept at the New York office of the fiscal agent.

Definitions

      “Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed which, in either case: (1) has an original maturity in excess of one year, (2) is incurred on or after the date of the relevant fiscal agency agreement, and (3) is issued directly by and in the name of China and is backed by the full faith and credit of China. Money borrowed “directly by and in the name of China” does not include the borrowings of any state-owned corporation or in the name of any agency or instrumentality of China (whether or not the corporation, agency or instrumentality has, under the laws of China, a separate legal existence).

      “Public Indebtedness” means Indebtedness represented or evidenced by notes, bonds or other similar instruments of the kind customarily offered in the public securities markets and of the kind customarily subject to listing and trading on securities exchanges (without regard, however, to whether or not the instruments are offered through public distributions or in private placements).

      “External Public Indebtedness” means Public Indebtedness which is denominated in or payable or optionally payable in a currency or currencies other than the lawful currency of China.

      Any debt security authenticated and delivered pursuant to the fiscal agency agreement will be considered “outstanding” with respect to that particular series, except:

•	any debt security of that series that has been cancelled by the fiscal agent or delivered to the fiscal agent for cancellation or held by the fiscal agent for reissuance but not reissued by the fiscal agent;

•	any debt security of that series that has been called for redemption in accordance with its terms or that has become due and payable at maturity or otherwise and monies sufficient to pay the principal, premium (if any) and interest with respect to the debt security have been made available to the fiscal agent; and

•	any debt security of that series in lieu of or in substitution for which other debt securities have been authenticated and delivered pursuant to the fiscal agency agreement.

Negative Pledge

      So long as debt securities of any series remain outstanding, China will not grant or permit to be outstanding any mortgage, charge, lien, pledge or any other security interest on any of its present or future revenues or upon the official international reserves of China (which includes the gold and other reserves of China by whomever and in whatever form owned or held, provided that such gold or other reserves are publicly held out by China as the official external reserves) or any part thereof, to secure any External Public Indebtedness, unless China procures, if not before or at the same time, then promptly thereafter (and in any case within not more than 90 days after notice by any holder of debt securities of that series that such security is required by the terms of that series), that all amounts payable under that series are secured equally and ratably, or provide such other security or other arrangement for that series as approved, in a manner provided in the fiscal agency agreement, by holders of that series.

      Notwithstanding the restrictions described above, China may grant or permit to be outstanding any mortgage, charge, lien, pledge or other security interest securing External Public Indebtedness incurred or assumed by China solely to finance or refinance the acquisition or construction of the property over which any such security interest has been created or permitted to subsist. However, any such security interest may not extend to any other property of China (in the case of construction, however, the security interest may extend to unimproved real property for the construction and to any trust account into which the proceeds of the offering creating such External Public Indebtedness may be temporarily deposited pending use in connection with such construction).

Repayment of Monies

      Any money paid by China to the fiscal agent in respect of debt securities of any series and remaining unclaimed for two years after the principal of all the debt securities of that series has become due and payable (whether at maturity or otherwise) and funds sufficient for such payment has been duly made available for payment will be returned to China, together with any interest made available for payment on that series. After the return of these funds to China, the holders of these debt securities may look only to China for any payment to which such holders may be entitled.

Additional Amounts

      All payments of principal, premium (if any) and interest in respect of any debt securities of any series will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges imposed or levied by or on behalf of China or by or within any political subdivision of China or any authority in China having power to tax, unless the withholding or deduction is required by law. In that event, China will pay the additional amounts that will result in receipt by the holders of debt securities of that series of the amount that would have been received by them had that withholding or deduction not been required, except that no additional amounts will be payable with respect to any debt security of that series:

•	to a holder who is subject to these taxes, duties, assessments or governmental charges in respect of the debt security by reason of that holder’s being connected with China other than by the mere holding of that debt security or receipt of principal or interest payments in respect of that debt security;

•	to a holder who would not be liable for or subject to such withholding or deduction by making a declaration of identity, non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested to make such a declaration or claim, such holder fails to do so; or

•	presented for payment more than 30 days after the Relevant Date (see below), except to the extent that the holder of the debt security would have been entitled to additional amounts if it had been presented for payment on the last day of that 30-day period.

      The term “Relevant Date” in respect of any debt security means the later of:

•	the due date for payment of the debt security; or

•	if the fiscal agent has not received the full amount of the monies payable on or prior to that due date, the date on which the full amount of those monies has been received and notice of receipt is given to the holders of debt securities.

      Any reference to “principal”, “premium” and/or “interest” includes any additional amounts that may be payable with respect to the debt securities.

      China’s obligation to pay additional amounts in respect of taxes, duties, assessments and other governmental charges as described above will not apply to: (1) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or other governmental charge or (2) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium (if any) on or interest on the debt securities; provided that China will pay all stamp or other taxes, duties, assessments or other governmental charges, if any, which may be imposed by China or any political subdivision of China or any taxing authority of or in the foregoing, with respect to the fiscal agency agreement or as a consequence of the issuance of the debt securities.

Default; Acceleration of Maturity

      Any of the following events will be an event of default with respect to each series of debt securities:

•	China defaults in the payment of any principal, premium or interest with respect to debt securities of that series and the default continues for 30 days;

•	China defaults in the performance of any other obligation under the debt securities of that series or in the performance of any other obligation for the benefit of the holders of the debt securities of that series contained in the relevant fiscal agency agreement, and the default continues for 60 days following receipt of notice of such default by China from holders of an aggregate principal amount of not less than 10% of the outstanding debt securities of that series; or

•	China defaults in the payment of principal or interest in excess of US$25,000,000 payable (whether upon maturity, acceleration or otherwise) in connection with External Public Indebtedness other than that represented by the debt securities of that series, and the failure by China to repay or reschedule (with the consent of the holders of such External Public Indebtedness) the repayment of the indebtedness within 30 days after the date on which such payment has become due (including any applicable grace periods).

      If one or more of the events described above occurs with respect to a particular series of debt securities, each holder of debt securities of that series may declare the principal of such debt securities due and payable immediately by written demand given to China and the fiscal agent at the office of the fiscal agent unless, prior to the receipt of that demand by the fiscal agent, all defaults have been cured.

      No periodic evidence is required to be furnished by China as to the absence of defaults.

Further Issues

      China may from time to time without the consent of the holders of debt securities of any series create and issue additional notes, bonds or debentures either having the same terms and conditions as the debt securities of that series in all respects or in all respects except for the payment of interest on that series: (1) scheduled and paid prior to the date of issuance of the additional notes, bonds or debentures or (2) payable on the first interest payment date following the date of issuance of the additional debt securities. China may treat and consolidate these additional debt securities as a part of the debt securities of that series. References to debt securities of that series include (unless the context otherwise requires) any of these additional notes, bonds or debentures to be issued by China that constitute the same series with debt securities of that series.

Repurchase

      Subject to applicable legal requirements, China may at any time repurchase debt securities in any manner and for any price. Any debt securities repurchased by China may, at its discretion, be held, resold or surrendered to the fiscal agent for cancellation.

Meeting

      General. A meeting of holders of debt securities of any series may be called at any time:

•	to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided for in the fiscal agency agreement or the debt securities of that series; or

•	to modify, amend or supplement the terms of the debt securities of that series or the fiscal agency agreement.

      If China or the holders of at least 15% in aggregate principal amount of the outstanding debt securities of that series request (in writing) that the fiscal agent call a meeting for any purpose described above, the fiscal agent will call such a meeting. The meeting will be held at the time and place determined by the fiscal agent.

      Notice. The notice of a meeting will set forth the time and place of the meeting and in general terms the actions proposed to be taken at the meeting. This notice will be given as provided in the terms of the debt securities. In addition, this notice will be given between 30 and 60 days before the meeting date.

      Voting; Quorum. A person who holds outstanding debt securities of a series or is duly appointed to act as proxy for a holder of the debt securities of that series will be entitled to vote at a meeting of holders of the debt securities of that series. Persons entitled to vote a majority in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

      At the reconvening of a meeting adjourned for a lack of a quorum, the presence of persons entitled to vote 25% in aggregate principal amount of the outstanding debt securities of a series will constitute a quorum for the taking of any action set forth in the notice of the original meeting.

      In determining whether the holders of the requisite principal amount of outstanding debt securities of a series are present at a meeting of holders of debt securities of that series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement relating to those debt securities under the fiscal agency agreement, debt securities of that series owned directly or indirectly by China will be disregarded and deemed not to be outstanding.

      Regulations. The fiscal agent may make reasonable and customary regulations as it deems advisable for any meeting with respect to:

•	the appointment of proxies in respect of holders of debt securities of a series;

•	the record date for determining the holders of debt securities of that series entitled to vote at the meeting, which date will be set forth in the notice calling the meeting and will be between 30 and 90 days before the meeting date;

•	the adjournment and chairmanship of the meeting;

•	the appointment and duties of inspectors of votes;

•	the submission and examination of proxies, certificates and other evidence of the right to vote; and

•	other matters concerning the conduct of the meeting that the fiscal agent deems appropriate.

Amendments

      Majority Consent. Unless the accompanying prospectus supplement provides a different percentage requirement, the following actions require either: (1) the affirmative vote of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series represented at a duly called and held meeting of holders of debt securities of that series or (2) the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series:

•	for China and the fiscal agent to modify, amend or supplement the terms of the debt securities of that series or, insofar as it affects the debt securities of that series, the relevant fiscal agency agreement in any way; or

•	for the holders of debt securities of that series to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the fiscal agency agreement or the debt securities of that series to be made, given or taken by holders of debt securities of that series.

      Unanimous Consent. The following actions require the consent of the holder of each of the debt securities of the series which would be affected:

•	change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any debt security of that series;

•	reduce the principal amount of any debt security of that series;

•	reduce the portion of the principal amount that is payable in the event of an acceleration of the maturity of any debt security of that series;

•	reduce the interest rate on any debt security of that series;

•	reduce the premium payable, if any, upon the redemption of any debt security of that series;

•	change the currency in which or the required places at which any amount in respect of the debt securities of that series is payable;

•	shorten the period, if any, during which China is not permitted to redeem the debt securities of that series;

•	permit China to redeem the debt securities of that series if the current terms of the debt securities do not permit China to do so;

•	reduce the proportion of the aggregate principal amount of the debt securities of that series required to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the debt securities of that series;

•	reduce the proportion of the aggregate principal amount of the debt securities of that series required to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action; or

•	change the obligation of China to pay additional amounts under the debt securities of that series.

      No Consent. If both China and the fiscal agent agree, they may, without the vote or consent of any holder of debt securities of a series, amend the fiscal agency agreement or the debt securities of that series for the purpose of:

•	adding to the covenants of China for the benefit of the holders of the debt securities;

•	surrendering any right or power conferred upon China;

•	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series; or

•	amending the fiscal agency agreement or the debt securities of that series in any manner which China and the fiscal agent may determine which is not inconsistent with the debt securities of that series and does not adversely affect the interest of any holder of debt securities of that series.

      Any modifications, amendment or supplement approved in the manner described in this section will be binding on all holders of debt securities of that series.

Global Securities

      The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by one or more global securities. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of the depositary identified in the prospectus supplement or its nominee, and will be deposited with the depositary, its nominee or a custodian.

      Limitations on Your Ability to Obtain Debt Securities Registered in Your Name. The global security will not be registered in the name of any person other that the depositary or its nominee. Similarly, the global security will not be exchanged for debt securities that are registered in the name of any person other than the depositary or its nominee. An exception to these restrictions would be made only if:

•	the depositary notifies China that it is unwilling or unable to continue as depositary or if at any time the depositary ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered, and China does not appoint a successor depositary within 90 days,

•	at any time China decides that it no longer wishes to have all of the debt securities represented by a global security;

•	an event of default has occurred and is continuing with respect to debt securities of a series; or

•	in such other events as may be specified in the prospectus supplement.

      In those circumstances, unless otherwise specified in the prospectus supplement, the depositary will determine in whose names to register any certificated (physical) debt securities issued in exchange for the global security. These certificated (physical) debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of US$1,000 and greater multiples.

      The depositary or its nominee will be considered the sole owner and holder of the global security for all purposes. As a result:

•	you cannot get debt securities registered in your name for so long as they are represented by the global security;

•	you cannot receive certificated (physical) debt securities in your name in exchange for your beneficial interest in the global security;

•	you will not be considered to be the owner or holder of the global security or any debt securities represented by the global security for any purpose;

•	you cannot assert any right of a holder of the debt securities unless you are authorized by the depositary and the participant through which you hold your beneficial interest; and

•	all payments on the global security will be made to the depositary or its nominee.

      In some jurisdictions, certain types of investors (such as insurance companies) are not permitted to own securities represented by a global security. These laws may limit your ability to sell or transfer your beneficial interest in the global security to these types of purchasers.

      Beneficial Interests in and Payments on Global Security. Institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers, are called participants. Only participants, and persons that hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. These participants in turn keep records of the ownership and transfer of beneficial interests in the global security by other persons, such as their customers. No other record of ownership and transfer of interests in the global security will be kept.

      When the depositary receives payments of principal of or interest on the global security, the depositary is expected to credit its participants’ accounts in amounts that correspond to their respective beneficial interests in the global security. After the participants’ accounts are credited, the participants are expected to credit the accounts of the owners of beneficial interests in the global security in amounts that correspond to the owners’ beneficial interests in the global security.

      The depositary and its participants have established policies and procedures that govern payments, transfers and other important matters that affect owners of beneficial interests in the global security. The depositary and its participants may change these policies and procedures from time to time. China has no responsibility or liability for the records of owners of beneficial interests in the global security. In addition, China is not responsible for supervising or reviewing those records or payments of principal of or interest on the global security by the depositary to its participants or by any participant to its customers. China has no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspects of the relationship between participants and owners of beneficial interests in the global security.

Definitive Securities

      Definitive securities represented by a global security are exchangeable for certificated securities of like tenor and in denominations of US$1,000 and integral multiples only if

•	the related depositary notifies China that it is unwilling or unable to continue as depositary for such global security or if at any time the depositary ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, at a time when it is required to be so registered, and a replacement depositary is not appointed within 90 days,

•	China delivers to the fiscal agent a written notice executed by an authorized official that the global securities are exchangeable or exchanged for certificated securities,

•	any event of default has occurred and is continuing with respect to securities of the applicable series; or

•	in such other events as may be specified in the applicable prospectus supplement.

      If the beneficial owners of interests in a global security are entitled to exchange interests for certificated securities, China will deliver to the fiscal agent certificated securities equal to the principal amount of the global security being exchanged. The global security may be surrendered by the depositary to the fiscal agent as China’s agent for the purpose to be exchanged in whole, or from time to time in part, for certificated securities, without charge. The fiscal agent will authenticate and deliver for each portion of the global security an equal aggregate principal amount of certificated securities of the same series and like tenor as the portion of the global security to be exchanged.

      Any global security that is exchangeable pursuant to the preceding paragraph is exchangeable for certificated securities registered in such names as the related depositary may direct. Certificated securities will be payable at the corporate trust office of the fiscal agent in The City of New York, and subject to applicable laws and regulations, in such other place or places as are designated by China, provided that payment of any principal and premium, if any, on any certificated securities will be made only upon presentment of such security. Further, payments of interest will be made by check mailed to the address shown in the register maintained by the fiscal agent at the close of the applicable record date and payments of principal and premium, if any, may be made to addresses provided by the person entitled to the payment at the time of presentment. The holder of a certificated security may request an exchange for one or more securities of the same series in any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the security to be exchanged. In the event of a redemption of securities of the applicable series, China may not exchange the securities during the period starting fifteen days prior to selection of securities of that series for redemption and ending on the relevant date of redemption. Except as provided above, a global security is not exchangeable, except for a global security or global securities of the same tenor and amount to be registered in the name of the depositary or its nominee.

Governing Law and Consent to Service

      The fiscal agency agreement and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York, except that all matters governing the authorization and execution by China will be governed by the laws of China.

      China has appointed the general manager of the Bank of China New York Branch, currently at 410 Madison Avenue, New York, New York 10017, as its authorized agent upon whom process may be served in any action arising out of or based on the debt securities or the fiscal agency agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, by the holder of any debt securities. Such appointment will be irrevocable until all amounts in respect of the principal, premium, if any, and interest due or to become due on or in respect of all debt securities issuable under the fiscal agency agreement have been paid by China to the fiscal agent, except that if for any reason the authorized agent ceases to be able to act as authorized agent or no longer has an address in The City of New York, China will appoint another person in The City of New York as its authorized agent.

      For information relating to waiver of sovereign immunity and enforceability of foreign judgments, see “Enforceability of Foreign Judgments.”

Fiscal Agent; Paying Agent; Transfer Agent; Registrar

      China has appointed JPMorgan Chase Bank, acting through its principal trust office at 4 New York Plaza, 15th Floor, New York, New York 10004, as its fiscal, paying and transfer agent and registrar. The fiscal agency agreement contains provisions relating to the obligations and duties of the fiscal agent, the indemnification of the fiscal agent and the fiscal agent’s relief from responsibility for actions that it takes. China may replace the fiscal agent at any time, subject to the appointment of a replacement fiscal agent. China may at any time appoint additional paying and transfer agents. China, however, will at all times maintain a principal paying agent in The City of New York. China will cause notice of any registration, termination or appointment of any paying agent, transfer agent or fiscal agent to be given as provided under “— Notices” below.

      The fiscal agent is an agent of China and is not a trustee for the holders of any debt securities. China may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent and other paying agents. The fiscal agent will not have the same responsibilities or duties to act for such holders as would a trustee, except that monies paid to and held by the fiscal agent as payment of principal or premium (if any) of or interest on the debt securities will be received and held by the fiscal agent in trust for the holders of such debt securities pursuant to the fiscal agency agreement and the debt securities.

      In addition, the fiscal agency agreement is not required to be, and will not be, qualified under the United States Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. As a result, the fiscal agency agreement may not contain all of the provisions contained in an indenture qualified under the Trust Indenture Act that could be of benefit to holders of the debt securities.

Notices

      All notices will be published in English in The Wall Street Journal — Eastern Edition. If at any time publication in such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in The City of New York. If debt securities of any series are listed on any stock exchange and the rules of that exchange so require, all notices to holders of debt securities of that series will also be published in a daily newspaper of general circulation in the place of the stock exchange. The prospectus supplement applicable to debt securities of that series will contain more details relating to these notices. Any such notice will be deemed to have been given on the date of such publication or, if published more than once on difference dates, on the first date on which publication is made.

      If debt securities of any series are represented by book-entry securities, notices will be sent to the relevant depositary or its nominee as the holder thereof, and the depositary will communicate these notices to its participants in accordance with its standard procedures.

DESCRIPTION OF WARRANTS

      The following is a brief summary of the warrants and the related warrant agreement. China has filed a copy of the form of the warrants and the form of the warrant agreement with the United States Securities and Exchange Commission and at the office of the fiscal agent in The City of New York. The following summary does not purport to be complete and is qualified in its entirety by reference to the actual warrants and warrant agreement.

      China may issue warrants for the purchase of debt securities. Each series of warrants will be issued under a warrant agreement to be entered into between China and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to a particular issue of warrants. The prospectus supplement relating to any series of warrants will set forth:

•	the terms referred to above under “Description of Debt Securities — General” of the debt securities purchasable upon exercise of such warrants;

•	the principal amount of debt securities purchasable upon exercise of one warrant, the exercise price and the procedures of, and conditions to, exercise for purchasing these debt securities;

•	the dates on which the right to exercise the warrants will commence and expire, and whether and under what conditions the warrants may be terminated or cancelled by China;

•	the date, if any, on and after which these warrants and any debt securities issued in connection with the issuance of these warrants, will be separately transferable;

•	whether the warrants will be issued in certificated or global form and, if in global form, information with respect to applicable depositary arrangements;

•	if in certificated form, the warrants represented by the warrant certificates will be issued in registered or bearer form, whether they will be exchangeable as between these forms, and, if in registered form, where they may be transferred and registered; and

•	other specific provisions.

GLOBAL CLEARANCE AND SETTLEMENT

      China has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream. China makes no representation or warranty with respect to this information, other than that it has been accurately extracted or summarized from these sources. Arrangements have been made with each of DTC, Euroclear and Clearstream to facilitate initial issuance of the debt securities. Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold, or who will hold, debt securities through DTC and investors who hold, or will hold, debt securities through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

      DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither China nor the fiscal agent will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures; nor will China or the fiscal agent be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The Depository Trust Company

      DTC is:

•	a limited-purpose trust company organized within the meaning of the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the United States Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. DTC does this through electronic book-entry changes in the accounts of its direct participants, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NASDAQ, the American Stock Exchange and the National Association of Securities Dealers, Inc.

      Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Transfers of ownership or other interests in the global securities in DTC may be made only through DTC participants. In addition, beneficial owners of the global securities in DTC will receive all distributions of principal of and interest on the global securities from the fiscal agent through such DTC participant. According to DTC, the foregoing information about DTC has been provided to China for informational purposes only and is not a representation, warranty or contract modification of any kind.

Euroclear

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

      Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to the global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the depositary for Euroclear.

Clearstream

      Clearstream is incorporated under the laws of Luxembourg as a professional depositary.

      Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

      Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

      Distributions with respect to global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream.

Ownership of Debt Securities through DTC, Euroclear and Clearstream

      China may issue the debt securities in the form of a fully registered book-entry security, registered in the name of Cede & Co., a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the book-entry security. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts.

      You may hold your beneficial interests in the book-entry security through Euroclear or Clearstream if they are participants in the DTC system, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the book-entry security in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

      China and the fiscal agent generally will treat the registered holder of the debt securities, initially Cede & Co., as the absolute owner of the debt securities for all purposes. Once China and the fiscal agent make payments to the registered holders, China and the fiscal agent will no longer be liable on the debt securities for the amounts so paid. Accordingly, if you own a beneficial interest in the book-entry security, you must rely on the procedures of the institutions through which you hold your interests in the book-entry security (including DTC, Euroclear, Clearstream and their participants) to exercise any of the rights granted to the holder of the book-entry security. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of such book-entry security, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action and that DTC participant would then either authorize you to take the action or act for you on your instructions.

      DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the debt securities through such participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the fiscal agency agreement or the debt securities. Euroclear’s or Clearstream’s ability to take actions as a holder under the debt securities or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

      The fiscal agent will not charge you any fees for the debt securities other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed debt securities. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important for you to establish at the time of a secondary market trade the location of both the purchaser’s and seller’s accounts to ensure the settlement can be on the desired value date.

      Trading Between DTC Purchasers and Sellers. DTC participants will transfer interests in the debt securities among themselves according to DTC rules.

      Trading Between Euroclear and/or Clearstream Participants. Participants in Euroclear and Clearstream will transfer interests in the debt securities among themselves according to the rules and operating procedures of Euroclear and Clearstream.

      Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser. When the debt securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the debt securities and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the debt securities will be credited to the depositary’s account. After settlement has been completed, (1) DTC will credit the debt securities to Euroclear or Clearstream, (2) Euroclear or Clearstream will credit the debt securities, in accordance with its usual procedures, to the participant’s account, and (3) the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from Euroclear’s or Clearstream’s account will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date. Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream in order to pay for the debt securities on the value date.

      Since the settlement will occur during New York business hours, a DTC participant selling an interest in the debt securities can use its usual procedures for transferring debt securities to the depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. As a result, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

      Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser. Due to time zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer debt securities through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the debt securities to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if the settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

TAXATION

United States

      The following discussion describes material U.S. federal income tax consequences of your purchase, ownership and disposition of the debt securities. This discussion assumes that you (1) hold the debt securities as capital assets (generally, assets held for investment), (2) were the initial purchaser of those debt securities, and (3) acquired the debt securities at their issue price. This discussion also assumes that you are not subject to any special U.S. federal income tax rules, including, among others, rules relating to:

•	dealers in securities or currencies;

•	traders in securities;

•	banks or life insurance companies;

•	persons subject to the alternative minimum tax;

•	certain entities (such as expatriates) with a former connection to the U.S.;

•	U.S. holders (as defined below) that do not use the U.S. dollar as their functional currency; or

•	tax-exempt organizations.

      Finally, this discussion assumes that you are not using a debt security as part of a more complex transaction, such as a “straddle” or a hedging transaction. If any of these assumptions are not correct in your case, the purchase, ownership or disposition of a debt security may have U.S. federal income tax consequences for you that are not covered in this discussion.

      This discussion does not cover any state, local or foreign tax issues. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and the regulations, rulings and judicial decisions interpreting the Code at the date of this prospectus. These authorities may be repealed, revoked or modified, possibly retroactively, so the discussion below might not be reliable in the future. You should consult your own tax advisor concerning the federal, state, local, foreign and other tax consequences to you of the purchase, ownership or disposition of debt securities.

     U.S. Holders

      This section applies to you if you are a “U.S. holder,” meaning that you are the beneficial owner of a debt security and you are:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation created or organized in or under the laws of the United States or any state thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source;

•	a trust if a court within the United States is able to exercise primary jurisdiction over your administration and one or more “U.S. persons” as defined in the Code have authority to control all your substantial decisions, or a trust that has made a valid election under U.S. Treasury Regulations to be treated as a domestic trust; or

•	a partnership, but only with respect to partners that are U.S. holders under any of the foregoing clauses.

      Original Issue Discount. A holder of the debt securities and the warrants must allocate its purchase price between the two instruments based on their respective fair market values. Any future offerings will provide the relative values of the debt securities and warrants (if any), and provide whether the debt securities are subject to the original issue discount rules. Upon the sale, exchange or other disposition of the debt securities and the warrants, the holder must allocate the amount realized between the debt securities and the warrants based on the relative fair market values of those components at the time of sale, exchange or other disposition.

      Payments of Interest. Payments of interest, including additional amounts, if any, on a debt security generally will be taxable to you as ordinary interest income. If you generally report your taxable income using the accrual method of accounting, you must include payments of interest in your income as they accrue. If you generally report your taxable income using the cash method of accounting, you must include payments of interest in your income when you receive them.

      Interest paid on debt securities generally will be categorized as passive income (or, in certain cases, as financial services income) from a foreign source for purposes of the foreign tax credit provisions of the Code.

      Treatment of Premium. If the issue price of the debt securities is greater than their principal amount, you will be considered to have purchased the debt security at a premium. You generally may elect to amortize this premium over the term of the debt security. If you make this election, the amount of interest income you must report for U.S. federal income tax purposes with respect to any interest payment date will be reduced by the amount of premium allocated to the period from the previous interest payment date to that interest payment date. The amount of premium allocated to any such period is calculated by taking the difference between (1) the stated interest payable on the interest payment date on which that period ends and (2) the product of (a) the debt security’s overall yield to maturity and (b) your purchase price for the debt security (reduced by amounts of premium allocated to previous periods). If you make the election to amortize premium, you must apply it to the debt security and to all debt instruments that you hold at the beginning of your taxable year in which you make the election and all debt instruments you subsequently purchase at a premium, unless you obtain the Internal Revenue Service’s consent to a change.

      If you do not make the election to amortize premium on a debt security and you hold the debt security to maturity, you will have a capital loss for U.S. federal income tax purposes, equal to the amount of the premium, when the debt security matures. If you do not make the election to amortize premium and you sell or otherwise dispose of the debt security before maturity, the premium will be included in your “tax basis” in the debt security, as defined below, and therefore will decrease the gain, or increase the loss, that you otherwise would realize on the sale or other disposition of the debt security.

      Pre-issuance Interest. The debt securities may be issued with pre-issuance accrued interest. You may treat the debt securities, for U.S. federal income tax purposes, as having been issued for an amount that excludes the pre-issuance accrued interest. In that event, a portion of the first stated interest payment equal to the excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable to you or otherwise treated as an amount payable on the debt securities.

      Purchase, Sale and Retirement of Debt Securities and Warrants. If you sell or otherwise dispose of a debt security or warrant, or if a warrant you hold expires, you generally will be required to report a capital gain or loss equal to the difference between your “amount realized” and your tax basis in the debt security or warrant, respectively. Your amount realized will be the value of what you receive for selling or otherwise disposing of the debt security, other than amounts that represent interest that is due to you but that has not yet been paid, which will be taxed to you as interest. Your tax basis in the debt security will equal the amount that you paid for the debt security, decreased (but not below zero) by any amortized premium (as discussed above) and by any cash payments of principal that you have received with respect to the debt security. Your tax basis for the warrant will generally be amount of the purchase price allocated to the warrant above.

      This gain or loss generally will be long-term capital gain or loss if, at the time you sell or dispose of the debt security or warrant (or the warrant expires), you have held it for more than one year. The gain or loss will be short-term capital gain or loss if you held the debt security or warrant for one year or less. If you are not a corporation, you will generally pay less federal income tax on long-term capital gain than short-term capital gain. Limitations may apply to your ability to deduct a capital loss. Any capital gains or losses that arise when you sell or dispose of a debt security generally will be treated as U.S. source income or loss allocable to U.S. source income for purposes of the foreign tax credit provisions of the Code.

      If the holder exercises the warrant, the holder will not recognize a gain or loss on the exercise. Instead, the holder’s basis in the newly acquired debt securities will equal the holder’s adjusted basis in the warrants, plus the amount paid on the exercise of the warrants.

     Non-U.S. Holders

      This section applies to you if you are a “non-U.S. holder,” meaning that you are a beneficial owner of a debt security that is not a “U.S. person” as defined in the Code. You will not be subject to U.S. federal income tax on interest that you receive on a debt security unless you are engaged in a trade or business in the United States and the interest on the debt security is treated as “effectively connected” for tax purposes to that trade or business. If you are engaged in a U.S. trade or business and the interest income is deemed to be effectively connected with that trade or business, you will generally be subject to U.S. federal income tax on that interest in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, your interest income may increase your liability under the U.S. branch profits tax.

      You will not be subject to U.S. federal income tax or withholding tax for any capital gain that you realize when you sell a debt security if:

•	that gain is not effectively connected for tax purposes to any U.S. trade or business you are engaged in; and

•	if you are an individual, you (1) are not in the United States for 183 days or more in the taxable year in which you sell the debt security or (2) do not have a tax home (as defined in the Code) in the United States in the taxable year in which you sell the debt security and the gain is not attributable to any office or other fixed place of business that you maintain in the United States.

     Backup Withholding and Information Reporting

      In general, if you are not a corporation or otherwise exempt, information reporting requirements will apply to payments of principal and interest to you if such payments are made within the United States or by or through a custodian or nominee that is a “U.S. controlled person,” as defined below. “Backup withholding” will apply to such payments of principal and interest if you fail to provide an accurate taxpayer identification number, if you fail to certify that you are not subject to backup withholding, if you fail to report all interest and dividend income required to be shown on your federal income tax returns or if you fail to demonstrate your eligibility for an exemption.

      If you are a non-U.S. holder, you are generally exempt from these withholding and reporting requirements (assuming that the gain or income is otherwise exempt from U.S. federal income tax), but you may be required to comply with certification and identification procedures in order to prove your exemption. If you hold a debt security through a foreign partnership, these certification procedures would generally be applied to you as a partner.

      If you are paid the proceeds of a sale or redemption of a debt security effected at the U.S. office of a broker, you will generally be subject to the information reporting and backup withholding rules described above. In addition, the information reporting rules will apply to payments of proceeds of a sale or redemption effected at a foreign office of a broker that is a U.S. controlled person, as defined below. A U.S. controlled person is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected for tax purposes with a U.S. trade or business for a specified three-year period; or

•	a foreign partnership in which U.S. persons hold more than 50% of the income or capital interests or which is engaged in a U.S. trade or business.

      Any amounts withheld under the backup withholding rules from a payment to you will generally be allowed as a refund or a credit against your U.S. federal income tax liability as long as you provide the required information to the Internal Revenue Service.

PRC Taxation

      In the opinion of the Law Department of the Ministry of Finance of China, PRC legal counsel to China, the following summary accurately describes the principal PRC tax consequences of ownership of the debt securities by beneficial owners who, or which, are not residents of China for PRC tax purposes and do not conduct business activities in China. These beneficial owners are referred to as “non-PRC holders”. You should consult your own tax advisors with regard to the application of PRC tax laws to your particular situation as well as any tax consequences arising under the laws of any other tax jurisdiction. Reference also is made to the tax agreement between China and the United States entitled “Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with respect to Taxes on Income” signed on April 30, 1984 and effective for taxable years beginning on or after January 1, 1987, or the US-China ADT Agreement.

      The State Council has issued an approval temporarily exempting payments in respect of the debt securities and warrants beneficially owned by non-PRC holders from PRC withholding tax. Although a non-PRC holder who is a natural person is currently exempted from PRC individual income tax with respect to interest income earned on the debt securities, the State Council may withdraw this exemption at any time at its discretion. Without the State Council approval providing the exemption, a non-PRC holder which is not a natural person would be subject to a 10% withholding tax with respect to interest income earned on the debt securities. The rate for non-PRC holders may be lower than 10% if there is a bilateral tax treaty to that effect with China applicable to such non-PRC holder. In the case of a non-PRC holder who is a resident of the United States for purposes of the US-China ADT Agreement, the rate of the withholding tax will not exceed 10% of the gross amount of the interest payments on the debt securities.

      Non-PRC holders will not be subject to PRC tax on any capital gains derived from a sale or exchange of debt securities. No PRC stamp duty will be imposed on non-PRC holders either upon the issuance of the debt securities or upon a subsequent transfer of debt securities.

Non-PRC Stamp Tax

      You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to the public set forth on the cover page of the accompanying prospectus supplement. Neither China nor any of the underwriters represents that the notes may at any time be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption available thereunder, or assumes any responsibility for facilitating such sales.

Proposed European Union Savings Directive

      On March 19, 2003, the European Union Council of Economic and Finance Ministers discussed the adoption of a new directive regarding the taxation of savings income. It is proposed that, subject to a number of important conditions being met, European Union member states be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state; provided, however, Austria, Belgium and Luxembourg will instead apply a withholding system for a transitional period in relation to such payments. The directive, which is proposed to come into force on January 1, 2005, is not yet final, and may be subject to further amendment and clarification.

PLAN OF DISTRIBUTION

      This prospectus, together with the relevant prospectus supplement, may be used by underwriters or dealers in connection with offers and sales of debt securities, including debt securities initially sold outside the United States, to persons located in the United States.

      China may sell any debt securities by using any combination of the following three methods:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

      Each prospectus supplement will set forth:

•	the name or names of any underwriters or dealers;

•	the purchase price of the securities of that series;

•	the net proceeds to China from the sale of securities;

•	any underwriting discounts, agent commissions or other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

      The securities may be sold from time to time in distinct series by different means at different prices that are negotiated and fixed or that vary based on the market prices.

      Underwriters used in the sale of securities will distribute the securities on a firm commitment basis. In this case, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. China may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters.

      Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      China may also sell securities of any series directly to the public or through agents designated by China from time to time. Unless otherwise specified in the applicable prospectus supplement, an agent used in the sale of securities will sell the securities on a reasonable best effort basis for the period of its appointment.

      China may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from China under “delayed delivery” contracts. Purchasers of securities under the delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of the securities on a date or dates stated in the applicable prospectus supplement. Delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement. The applicable prospectus supplement will set forth the commission payable for the solicitation of these delayed delivery contracts.

      China may agree to indemnify underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribute to payments which the agents or underwriters may be required to make in respect of any of these liabilities. Agents and underwriters may engage in transactions with or perform services for China in the ordinary course of business.

OFFICIAL STATEMENTS

      Information included in this prospectus that is identified as being derived from an official publication of China or one of its agencies or instrumentalities is included in this prospectus on the authority of such publication as a public official document of China. All other information included in this prospectus, unless otherwise specified in this prospectus, is included as a public official statement made on the authority of China.

VALIDITY OF SECURITIES

      The validity of the securities will be passed upon for China as to PRC law by the Law Department of the Ministry of Finance of the People’s Republic of China, PRC counsel to China, and as to United States law by Sidley Austin Brown and Wood LLP, United States counsel to China. Certain legal matters will be passed upon for the underwriters or placement agents as to United States law and as to PRC law by counsel to such underwriters or placements agents named in the applicable prospectus supplement.

AUTHORIZED AGENT

      The authorized agent of China in the United States of America is the general manager of the Bank of China New York Branch, whose current address is 410 Madison Avenue, New York, New York 10017.

WHERE YOU CAN FIND MORE INFORMATION

      China has filed with the SEC a registration statement under the Securities Act of 1933, as amended, covering the debt securities and warrants. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If China has filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

      You may read and copy the registration statement, including its various exhibits, and any reports, statements or other information that China has filed with the SEC at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. China’s filings with the SEC through its EDGAR system are also available through the SEC’s Internet site at http://www.sec.gov.

TABLES AND SUPPLEMENTARY INFORMATION

A. Direct Internal Debt

     Central Government Bonds

			Original	Principal Amount	Year of
		Year of	Principal	Outstanding at	Final
Interest Rate and Title		Issue	Amount	December 31, 2002	Maturity

(%)		(In millions of Rmb)
11.83	Treasury Bond	1996	25,580	25,580	2006
8.50	Treasury Bond	1996	21,120	21,120	2003
9.78	Treasury Bond	1997	13,020	13,020	2007
7.86	Treasury Bond	1998	98,040	98,040	2003
6.80	Treasury Bond	1998	42,350	42,350	2005
5.50	Treasury Bond	1998	100,000	100,000	2008
5.68	Treasury Bond	1998	6,000	6,000	2003
5.85	Treasury Bond	1998	3,510	3,510	2003
5.01	Treasury Bond	1998	9,000	9,000	2005
5.23	Treasury Bond	1999	15,000	15,000	2004
3.25	Treasury Bond	1999	15,000	15,000	2004
2.97	Treasury Bond	1999	15,100	15,100	2004
4.88	Treasury Bond	1999	18,000	18,000	2006
4.72	Treasury Bond	1999	16,000	16,000	2009
3.20	Treasury Bond	1999	9,400	9,400	2006
3.28	Treasury Bond	1999	16,350	16,350	2007
5.22	Treasury Bond	1999	60,000	60,000	2009
3.30	Treasury Bond	1999	19,350	19,350	2009
3.31	Treasury Bond	1999	15,000	15,000	2004
2.85	Treasury Bond	1999	16,000	16,000	2006
3.32	Treasury Bond	1999	7,000	7,000	2004
2.75	Treasury Bond	1999	2,000	2,000	2006
3.50	Treasury Bond	1999	4,000	4,000	2004
2.89	Treasury Bond	2000	34,300	34,300	2003
3.14	Treasury Bond	2000	4,900	4,900	2005
2.89	Treasury Bond	2000	48,000	48,000	2003
3.14	Treasury Bond	2000	31,900	31,900	2005
2.90	Treasury Bond	2000	20,000	20,000	2007
2.80	Treasury Bond	2000	28,000	28,000	2010
2.87	Treasury Bond	2000	14,000	14,000	2010
3.00	Treasury Bond	2000	20,000	20,000	2005
3.50	Treasury Bond	2000	12,600	12,600	2007
2.72	Treasury Bond	2000	20,000	20,000	2010
3.40	Treasury Bond	2000	10,200	10,200	2005
2.55	Treasury Bond	2000	50,000	50,000	2010
2.63	Treasury Bond	2000	12,000	12,000	2007
2.85	Treasury Bond	2000	25,200	25,200	2007
3.50	Treasury Bond	2000	3,800	3,800	2005

			Original	Principal Amount	Year of
		Year of	Principal	Outstanding at	Final
Interest Rate and Title		Issue	Amount	December 31, 2002	Maturity

(%)		(In millions of Rmb)
2.89	Treasury Bond	2001	48,000	48,000	2004
3.14	Treasury Bond	2001	32,000	32,000	2006
2.89	Treasury Bond	2001	35,000	35,000	2004
3.14	Treasury Bond	2001	15,000	15,000	2006
2.89	Treasury Bond	2001	35,000	35,000	2004
3.14	Treasury Bond	2001	15,000	15,000	2006
2.82	Treasury Bond	2001	20,000	20,000	2011
2.88	Treasury Bond	2001	20,000	20,000	2004
3.27	Treasury Bond	2001	12,000	12,000	2008
4.69	Treasury Bond	2001	12,000	12,000	2016
3.71	Treasury Bond	2001	18,000	18,000	2008
3.36	Treasury Bond	2001	20,000	20,000	2006
4.26	Treasury Bond	2001	24,000	24,000	2021
2.46	Treasury Bond	2001	20,000	20,000	2003
2.77	Treasury Bond	2001	20,000	20,000	2011
2.95	Treasury Bond	2001	20,000	20,000	2011
3.85	Treasury Bond	2001	16,000	16,000	2021
3.05	Treasury Bond	2001	20,000	20,000	2011
2.86	Treasury Bond	2001	20,000	20,000	2006
2.90	Treasury Bond	2001	20,000	20,000	2008
3.00	Treasury Bond	2001	20,000	20,000	2008
2.51	Treasury Bond	2001	26,400	26,400	2004
2.42	Treasury Bond	2002	42,000	42,000	2005
2.74	Treasury Bond	2002	18,000	18,000	2007
2.07	Treasury Bond	2002	15,000	15,000	2005
2.29	Treasury Bond	2002	15,000	15,000	2007
2.12	Treasury Bond	2002	16,750	16,750	2005
2.36	Treasury Bond	2002	16,750	16,750	2007
2.22	Treasury Bond	2002	12,300	12,300	2005
2.48	Treasury Bond	2002	11,500	11,500	2007
2.70	Treasury Bond	2002	20,000	20,000	2012
2.22	Treasury Bond	2002	36,000	36,000	2007
2.54	Treasury Bond	2002	20,000	20,000	2012
1.90	Treasury Bond	2002	26,000	26,000	2004
2.90	Treasury Bond	2002	26,000	26,000	2032
2.00	Treasury Bond	2002	25,500	25,500	2009
2.00	Treasury Bond	2002	20,500	20,500	2009
1.90	Treasury Bond	2002	26,000	26,000	2005
1.91	Treasury Bond	2002	26,500	26,500	2003
2.70	Treasury Bond	2002	17,330	17,330	2012
2.39	Treasury Bond	2002	20,000	20,000	2009
2.64	Treasury Bond	2002	20,000	20,000	2014

			Original	Principal Amount	Year of
		Year of	Principal	Outstanding at	Final
Interest Rate and Title		Issue	Amount	December 31, 2002	Maturity

(%)		(In millions of Rmb)
2.30	Treasury Bond	2002	19,100	19,100	2005
2.60	Treasury Bond	2002	24,000	24,000	2017
2.65	Treasury Bond	2002	22,400	22,400	2007
2.93	Treasury Bond	2002	60,000	60,000	2009
2.30	Treasury Bond	2002	36,800	36,800	2004

	Total			1,963,550 (1)

(1)	This figure does not include any amount that bondholders failed to claim by maturity.

Sources: Quarterly Statistical Bulletins (Series 1) of 2001 and 2002, the People’s Bank of China.

B. Direct External Debt

     1. Central Government Bonds

				Principal Amount	Year of
		Year of	Original Principal	Outstanding at	Final
Interest Rate and Title		Issue	Amount	December 31, 2002	Maturity

(%)
6.13	Dragon Bond	1993	US$300 million	US$300 million	2003
6.50	Global US Dollar Bond	1994	US$1 billion	US$1 billion	2004
4.95	Samurai Bond	1994	JPY30 billion	JPY30 billion	2004
4.65	Samurai Bond	1995	JPY10 billion	JPY10 billion	2015
9.00	Yankee Bond	1996	US$100 million	US$100 million	2096
6.63	Yankee Bond	1996	US$300 million	US$300 million	2003
7.75	Global US Dollar Bond	1996	US$300 million	US$300 million	2006
7.50	Global US Dollar Bond	1997	US$100 million	US$100 million	2027
7.30	Global US Dollar Bond	1998	US$1 billion	US$1 billion	2008
1.72	Samurai Bond	2000	JPY30 billion	JPY30 billion	2005
6.80	Eurodollar Bond	2001	US$1 billion	US$1 billion	2011
5.25	Euro Bond	2001	Euro550 million	Euro550 million	2006

     2. Bilateral Loans

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.30	Australian Government loan	1993	AUD	17,470.00	AUD	37,789.64	2008

	Total				AUD	37,789.64

0.00	Danish Government loan	1982	DKK	70,000.00	DKK	17,327.80	2007
0.00	Danish Government loan	1982	DKK	15,000.00	DKK	3,520.00	2007
0.00	Danish Government loan	1982	DKK	25,000.00	DKK	5,400.00	2007
0.00	Danish Government loan	1982	DKK	15,000.00	DKK	3,520.00	2007
0.00	Danish Government loan	1984	DKK	18,000.00	DKK	11,520.00	2019
0.00	Danish Government loan	1984	DKK	17,600.00	DKK	11,264.00	2019
0.00	Danish Government loan	1984	DKK	8,000.00	DKK	5,120.00	2019

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Danish Government loan	1984	DKK	67,500.00	DKK	43,200.00	2019
0.00	Danish Government loan	1984	DKK	13,000.00	DKK	11,920.00	2019
0.00	Danish Government loan	1984	DKK	17,500.00	DKK	11,200.00	2019
0.00	Danish Government loan	1985	DKK	30,000.00	DKK	21,000.00	2020
0.00	Danish Government loan	1985	DKK	10,000.00	DKK	7,000.00	2020
0.00	Danish Government loan	1985	DKK	22,400.00	DKK	16,276.00	2020
0.00	Danish Government loan	1985	DKK	10,000.00	DKK	9,400.00	2020
0.00	Danish Government loan	1985	DKK	6,840.00	DKK	7,000.00	2020
0.00	Danish Government loan	1985	DKK	4,800.00	DKK	3,360.00	2020
0.00	Danish Government loan	1985	DKK	7,200.00	DKK	3,835.89	2020
0.00	Danish Government loan	1985	DKK	9,200.00	DKK	6,624.00	2020
0.00	Danish Government loan	1985	DKK	10,120.00	DKK	7,086.40	2020
0.00	Danish Government loan	1985	DKK	8,680.00	DKK	6,076.00	2020
0.00	Danish Government loan	1985	DKK	10,960.00	DKK	7,672.00	2020
0.00	Danish Government loan	1985	DKK	20,000.00	DKK	14,000.00	2020
0.00	Danish Government loan	1985	DKK	574.98	DKK	5,479.89	2020
0.00	Danish Government loan	1985	DKK	8,990.00	DKK	8,990.00	2020
0.00	Danish Government loan	1985	DKK	10,468.00	DKK	7,746.29	2020
0.00	Danish Government loan	1985	DKK	5,700.00	DKK	4,218.00	2020
0.00	Danish Government loan	1985	DKK	14,750.00	DKK	10,910.00	2020
0.00	Danish Government loan	1985	DKK	9,475.00	DKK	9,475.00	2003
0.00	Danish Government loan	1985	DKK	10,000.00	DKK	7,400.00	2020
0.00	Danish Government loan	1985	DKK	8,400.00	DKK	5,376.00	2020
0.00	Danish Government loan	1986	DKK	5,000.00	DKK	5,000.00	2021
0.00	Danish Government loan	1986	DKK	16,000.00	DKK	13,325.86	2021
0.00	Danish Government loan	1986	DKK	5,000.00	DKK	5,626.51	2021
0.00	Danish Government loan	1987	DKK	18,000.00	DKK	18,000.00	2022
0.00	Danish Government loan	1987	DKK	25,000.00	DKK	18,500.00	2022
0.00	Danish Government loan	1987	DKK	9,800.00	DKK	7,252.00	2017
0.00	Danish Government loan	1988	DKK	16,950.00	DKK	19,450.00	2023
7.40	Danish Government loan	1988	DKK	17,200.00	DKK	12,728.00	2023
8.00	Danish Government loan	1988	DKK	18,000.00	DKK	8,000.00	2003
8.00	Danish Government loan	1988	DKK	26,400.00	DKK	18,970.00	2003
0.00	Danish Government loan	1989	DKK	13,000.00	DKK	9,620.00	2004
8.30	Danish Government loan	1989	DKK	8,318.40	DKK	6,155.60	2024
8.30	Danish Government loan	1989	DKK	28,830.00	DKK	11,530.00	2024
2.00	Danish Government loan	1991	DKK	30,500.00	DKK	10,675.00	2006
0.00	Danish Government loan	1992	DKK	10,251.00	DKK	10,150.00	2021
0.00	Danish Government loan	1992	DKK	33,500.00	DKK	33,500.00	2027
0.00	Danish Government loan	1992	DKK	14,906.00	DKK	2,620.00	2027
0.00	Danish Government loan	1992	DKK	28,500.00	DKK	1,060.00	2027

	Total				DKK	505,080.24

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
4.50	Austrian Government loan	1995	EUR	501.44	EUR	2,971.59	2004
4.50	Austrian Government loan	1995	EUR	317.58	EUR	1,834.26	2004
4.50	Austrian Government loan	1995	EUR	501.44	EUR	2,600.23	2004
4.50	Austrian Government loan	1996	EUR	2,227.42	EUR	2,157.65	2006
4.50	Austrian Government loan	1996	EUR	2,172.91	EUR	2,172.91	2008
4.50	Austrian Government loan	1996	EUR	2,180.03	EUR	1,695.45	2021
4.50	Austrian Government loan	1996	EUR	2,385.94	EUR	1,922.19	2016
4.50	Austrian Government loan	1996	EUR	2,393.53	EUR	1,928.01	2016
4.50	Austrian Government loan	1996	EUR	2,172.91	EUR	2,037.01	2008
4.50	Austrian Government loan	1997	EUR	3,905.29	EUR	3,905.43	2013
4.50	Austrian Government loan	1997	EUR	3,306.61	EUR	3,306.61	2017
4.50	Austrian Government loan	1997	EUR	1,494.62	EUR	1,440.37	2012
4.50	Austrian Government loan	1998	EUR	2,485.41	EUR	2,485.41	2023
4.50	Austrian Government loan	1998	EUR	739.80	EUR	2,465.06	2023
4.50	Austrian Government loan	1998	EUR	2,162.95	EUR	2,162.74	2018
4.50	Austrian Government loan	1998	EUR	2,724.61	EUR	2,724.50	2023
4.50	Austrian Government loan	1999	EUR	2,071.17	EUR	2,422.18	2024
4.50	Austrian Government loan	1999	EUR	789.95	EUR	4,038.42	2024
3.28	Austrian Government loan	1999	EUR	4,288.64	EUR	4,288.42	2024
3.29	Austrian Government loan	2000	EUR	3,397.00	EUR	3,397.00	2025
3.35	Austrian Government loan	2000	EUR	4,632.89	EUR	3,937.95	2025
3.28	Austrian Government loan	2000	EUR	2,471.67	EUR	2,471.68	2025
0.00	Belgian Government loan	1980	EUR	7,436.80	EUR	2,974.72	2010
0.00	Belgian Government loan	1981	EUR	7,436.80	EUR	3,346.56	2011
0.00	Belgian Government loan	1982	EUR	7,436.80	EUR	3,367.63	2012
0.00	Belgian Government loan	1985	EUR	167.75	EUR	2,454.00	2015
0.00	Belgian Government loan	1985	EUR	6,217.67	EUR	5,149.74	2015
0.00	Belgian Government loan	1985	EUR	4,933.26	EUR	3,699.94	2015
0.00	Belgian Government loan	1986	EUR	2,478.93	EUR	2,231.04	2016
0.00	Belgian Government loan	1986	EUR	1,690.63	EUR	3,401.34	2016
0.00	Belgian Government loan	1986	EUR	2,156.67	EUR	1,725.33	2016
0.00	Belgian Government loan	1988	EUR	10,394.39	EUR	9,207.38	2018
0.00	Belgian Government loan	1988	EUR	1,984.38	EUR	1,786.02	2018
8.30	Belgian Government loan	1989	EUR	892.41	EUR	803.17	2019
0.00	Belgian Government loan	1992	EUR	4,035.45	EUR	560.88	2022
0.00	Belgian Government loan	1997	EUR	1,325.48	EUR	349.77	2005
5.60	Belgian Government loan	1997	EUR	941.94	EUR	446.20	2003
5.60	Belgian Government loan	1997	EUR	1,796.97	EUR	1,395.88	2004
0.00	Belgian Government loan	1997	EUR	1,379.51	EUR	2,747.03	2010
5.60	Belgian Government loan	1997	EUR	1,695.59	EUR	1,417.60	2004
5.60	Belgian Government loan	1997	EUR	731.28	EUR	715.70	2003
0.00	Belgian Government loan	1998	EUR	809.62	EUR	1,357.74	2006

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Belgian Government loan	1998	EUR	925.88	EUR	688.40	2017
5.50	Belgian Government loan	1998	EUR	1,806.18	EUR	1,377.59	2005
5.32	Belgian Government loan	1998	EUR	1,147.29	EUR	853.54	2004
0.00	Belgian Government loan	1998	EUR	1,147.29	EUR	1,363.09	2004
5.65	Belgian Government loan	1998	EUR	1,147.29	EUR	1,904.74	2004
0.00	Belgian Government loan	1998	EUR	1,147.29	EUR	2,114.03	2004
5.81	Belgian Government loan	1998	EUR	1,147.29	EUR	1,539.09	2004
0.75	Finnish Government loan	1986	EUR	258.16	EUR	179.96	2011
0.75	Finnish Government loan	1986	EUR	292.04	EUR	218.64	2011
0.75	Finnish Government loan	1986	EUR	263.80	EUR	198.46	2011
0.75	Finnish Government loan	1990	EUR	8,478.35	EUR	3,054.06	2005
0.00	Finnish Government loan	1991	EUR	2,541.31	EUR	158.82	2003
0.00	Finnish Government loan	1992	EUR	3,161.59	EUR	573.52	2007
0.00	Finnish Government loan	1997	EUR	3,323.89	EUR	886.35	2004
0.00	Finnish Government loan	1999	EUR	2,489.55	EUR	5,861.40	2008
2.00	German Government loan	1987	EUR	3,067.75	EUR	2,172.99	2017
2.00	German Government loan	1987	EUR	12,782.29	EUR	10,225.83	2017
2.00	German Government loan	1987	EUR	110,950.33	EUR	11,095.03	2017
2.00	German Government loan	1988	EUR	9,152.12	EUR	7,591.66	2018
2.00	German Government loan	1988	EUR	10,225.83	EUR	8,482.84	2018
3.25	German Government loan	1988	EUR	102,258.37	EUR	36,091.19	2003
3.25	German Government loan	1988	EUR	51,129.18	EUR	51,129.18	2003
2.00	German Government loan	1989	EUR	11,095.00	EUR	9,153.40	2017
0.75	German Government loan	1989	EUR	235,194.26	EUR	200,426.41	2029
2.00	German Government loan	1989	EUR	4,601.62	EUR	15,584.78	2019
2.00	German Government loan	1989	EUR	19,940.38	EUR	3,921.60	2019
2.00	German Government loan	1989	EUR	19,940.38	EUR	23,688.15	2019
2.00	German Government loan	1989	EUR	19,940.38	EUR	17,022.95	2019
2.00	German Government loan	1990	EUR	60,536.95	EUR	38,824.41	2003
0.75	German Government loan	1990	EUR	2,556.45	EUR	3,517.46	2030
0.75	German Government loan	1990	EUR	13,037.94	EUR	12,386.55	2030
0.75	German Government loan	1990	EUR	13,804.88	EUR	8,589.70	2020
2.00	German Government loan	1991	EUR	7,669.37	EUR	7,669.37	2021
2.00	German Government loan	1991	EUR	4,985.09	EUR	4,863.91	2021
0.75	German Government loan	1991	EUR	9,203.25	EUR	9,049.86	2031
0.75	German Government loan	1992	EUR	114,529.38	EUR	66,161.16	2032
0.75	German Government loan	1992	EUR	12,015.35	EUR	12,015.35	2032
0.80	German Government loan	1993	EUR	12,782.29	EUR	193,951.25	2033
0.75	German Government loan	1993	EUR	7,669.37	EUR	7,669.37	2033
0.75	German Government loan	1994	EUR	12,015.35	EUR	10,864.95	2034
8.00	German Government loan	1994	EUR	272,416.31	EUR	122,116.95	2004
0.75	German Government loan	1994	EUR	13,804.88	EUR	10,036.65	2034

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.75	German Government loan	1994	EUR	25,666.85	EUR	25,360.07	2034
4.50	German Government loan	1994	EUR	133,958.47	EUR	107,511.46	2024
3.25	German Government loan	1995	EUR	134,725.41	EUR	68,485.06	2025
3.25	German Government loan	1995	EUR	79,971.16	EUR	39,984.45	2025
3.25	German Government loan	1995	EUR	42,922.95	EUR	21,460.78	2025
2.50	German Government loan	1995	EUR	36,720.98	EUR	19,195.06	2025
2.50	German Government loan	1995	EUR	18,360.49	EUR	9,180.24	2025
2.00	German Government loan	1995	EUR	17,465.73	EUR	54,631.19	2025
3.50	German Government loan	1995	EUR	63,282.59	EUR	190,263.53	2025
2.00	German Government loan	1995	EUR	66,657.12	EUR	54,375.15	2025
2.00	German Government loan	1995	EUR	3,834.68	EUR	5,332.57	2025
2.00	German Government loan	1995	EUR	16,305.09	EUR	19,582.47	2025
2.00	German Government loan	1995	EUR	6,922.89	EUR	16,872.63	2025
2.00	German Government loan	1995	EUR	14,878.59	EUR	14,805.66	2025
3.25	German Government loan	1995	EUR	9,663.41	EUR	25,476.27	2025
0.00	German Government loan	1995	EUR	4,090.33	EUR	7,669.37	2025
3.00	German Government loan	1996	EUR	34,072.95	EUR	27,258.36	2026
3.25	German Government loan	1996	EUR	54,866.88	EUR	40,681.31	2026
0.75	German Government loan	1997	EUR	33,233.97	EUR	18,185.49	2037
7.82	German Government loan	1997	EUR	33,233.97	EUR	13,256.93	2007
0.75	German Government loan	1997	EUR	13,849.97	EUR	2,559.57	2037
0.00	German Government loan	1997	EUR	2,556.45	EUR	11,161.12	2027
0.00	German Government loan	1997	EUR	3,579.04	EUR	4,744.43	2027
3.00	German Government loan	1997	EUR	50,699.70	EUR	41,481.57	2006
3.00	German Government loan	1997	EUR	43,431.43	EUR	33,331.11	2006
3.00	German Government loan	1998	EUR	3,744.44	EUR	255.64	2007
3.00	German Government loan	1998	EUR	470.38	EUR	1,117.17	2007
3.00	German Government loan	1998	EUR	3,744.44	EUR	4,591.40	2007
3.00	German Government loan	1998	EUR	20,400.54	EUR	15,764.05	2007
3.00	German Government loan	1998	EUR	49,595.31	EUR	41,705.14	2007
3.00	German Government loan	1998	EUR	1,148.56	EUR	3,082.11	2007
3.00	German Government loan	1998	EUR	2,701.41	EUR	10,558.47	2007
3.00	German Government loan	1998	EUR	7,787.74	EUR	25,658.43	2007
3.00	German Government loan	1998	EUR	14,919.54	EUR	26,587.17	2007
3.00	German Government loan	1998	EUR	1,281.91	EUR	3,895.43	2007
3.00	German Government loan	1998	EUR	12,766.70	EUR	26,071.71	2007
3.00	German Government loan	1998	EUR	14,919.54	EUR	39,406.39	2007
3.00	German Government loan	1998	EUR	14,919.54	EUR	761.36	2007
0.75	German Government loan	1999	EUR	92,032.53	EUR	85,274.29	2039
5.19	German Government loan	1999	EUR	92,032.53	EUR	84,156.08	2012
0.75	German Government loan	1999	EUR	12,899.89	EUR	11,304.15	2039
5.52	German Government loan	1999	EUR	25,804.90	EUR	16,687.84	2009

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.50	Netherlands Government loan	1987	EUR	6,574.54	EUR	4,087.69	2017
2.50	Netherlands Government loan	1987	EUR	9,513.27	EUR	126,957.01	2017
2.50	Netherlands Government loan	1988	EUR	2,827.05	EUR	496.43	2003
2.50	Netherlands Government loan	1988	EUR	6,829.39	EUR	1,206.14	2003
2.50	Netherlands Government loan	1988	EUR	4,451.58	EUR	740.11	2003
2.50	Netherlands Government loan	1988	EUR	19,739.43	EUR	6,974.60	2004
2.50	Netherlands Government loan	1988	EUR	7,078.97	EUR	1,666.28	2004
2.50	Netherlands Government loan	1988	EUR	6,352.92	EUR	1,443.02	2004
2.50	Netherlands Government loan	1988	EUR	22,689.01	EUR	16,631.81	2018
2.50	Netherlands Government loan	1988	EUR	433.36	EUR	309.29	2018
3.00	Netherlands Government loan	1989	EUR	2,281.60	EUR	1,272.85	2005
2.86	Netherlands Government loan	1989	EUR	15,292.39	EUR	3,823.09	2004
2.50	Netherlands Government loan	1989	EUR	3,875.28	EUR	1,141.25	2005
3.00	Netherlands Government loan	1989	EUR	2,709.06	EUR	59,422.51	2009
2.50	Netherlands Government loan	1991	EUR	1,815.12	EUR	3,743.68	2012
9.30	Netherlands Government loan	1992	EUR	2,200.83	EUR	1,057.25	2003
0.00	Netherlands Government loan	1993	EUR	4,514.20	EUR	4,193.79	2003
3.14	Netherlands Government loan	1994	EUR	4,455.88	EUR	3,798.18	2003
0.00	Netherlands Government loan	1994	EUR	4,455.88	EUR	1,949.43	2003
6.30	Netherlands Government loan	1995	EUR	2,400.10	EUR	342.87	2004
7.65	Netherlands Government loan	1995	EUR	2,665.50	EUR	951.95	2004
6.30	Netherlands Government loan	1995	EUR	277.71	EUR	396.69	2004
5.55	Netherlands Government loan	1995	EUR	2,468.85	EUR	705.38	2003
3.11	Netherlands Government loan	1996	EUR	1,129.91	EUR	403.54	2005
3.16	Netherlands Government loan	1996	EUR	9,469.86	EUR	3,757.98	2005
3.11	Netherlands Government loan	1998	EUR	1,310.64	EUR	683.44	2007
0.00	Netherlands Government loan	1998	EUR	1,310.29	EUR	928.94	2006
0.00	Netherlands Government loan	1998	EUR	8,335.94	EUR	7,078.42	2006
0.00	Netherlands Government loan	1998	EUR	139.58	EUR	931.77	2006
4.85	Netherlands Government loan	1998	EUR	1,310.64	EUR	927.07	2007
5.74	Netherlands Government loan	1999	EUR	4,519.65	EUR	1,742.73	2008
0.00	Netherlands Government loan	2000	EUR	1,851.42	EUR	922.52	2009

	Total				EUR	2,563,187.77

7.35	British Government loan	1997	GBP	1,950.00	GBP	1,110.46	2006

	Total				GBP	1,110.46

2.50	Japanese Government loan	1988	JPY	2,470,000.00	JPY	1,927,743.99	2018
2.50	Japanese Government loan	1988	JPY	12,131,000.00	JPY	8,642,687.99	2018
2.50	Japanese Government loan	1988	JPY	2,846,000.00	JPY	2,135,711.99	2018
2.50	Japanese Government loan	1988	JPY	2,510,000.00	JPY	1,955,520.00	2018
2.50	Japanese Government loan	1988	JPY	810,260.00	JPY	695,810.00	2018
2.50	Japanese Government loan	1988	JPY	10,614,000.00	JPY	8,283,967.99	2018

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.50	Japanese Government loan	1988	JPY	2,640,000.00	JPY	2,027,711.99	2018
2.50	Japanese Government loan	1988	JPY	2,096,000.00	JPY	1,386,027.99	2018
2.50	Japanese Government loan	1988	JPY	1,111,000.00	JPY	1,267,717.99	2018
2.50	Japanese Government loan	1988	JPY	2,039,000.00	JPY	1,945,131.99	2018
2.50	Japanese Government loan	1988	JPY	2,804,000.00	JPY	2,468,290.00	2018
2.50	Japanese Government loan	1988	JPY	6,059,000.00	JPY	4,312,160.00	2018
0.00	Japanese Government loan	1988	JPY	70,000,000.00	JPY	41,744.56	2018
2.50	Japanese Government loan	1988	JPY	70,000,000.00	JPY	654,880.00	2018
2.50	Japanese Government loan	1989	JPY	6,020,000.00	JPY	4,831,760.99	2019
2.50	Japanese Government loan	1989	JPY	6,279,000.00	JPY	3,884,693.99	2019
2.50	Japanese Government loan	1989	JPY	8,934,000.00	JPY	7,154,400.00	2019
2.50	Japanese Government loan	1989	JPY	1,490,000.00	JPY	1,198,823.99	2019
2.50	Japanese Government loan	1989	JPY	897,670.00	JPY	559,305.62	2019
2.50	Japanese Government loan	1989	JPY	969,100.00	JPY	815,137.67	2019
2.50	Japanese Government loan	1989	JPY	726,430.00	JPY	667,744.58	2019
2.50	Japanese Government loan	1989	JPY	4,866,000.00	JPY	3,780,347.99	2019
2.50	Japanese Government loan	1989	JPY	994,000.00	JPY	734,851.99	2019
2.50	Japanese Government loan	1989	JPY	3,651,000.00	JPY	3,586,080.00	2019
2.50	Japanese Government loan	1989	JPY	2,581,000.00	JPY	2,478,040.00	2019
2.50	Japanese Government loan	1989	JPY	1,111,000.00	JPY	1,071,807.00	2019
2.50	Japanese Government loan	1989	JPY	2,003,000.00	JPY	1,942,600.00	2019
2.50	Japanese Government loan	1989	JPY	1,238,000.00	JPY	1,174,960.00	2019
2.50	Japanese Government loan	1989	JPY	296,800.00	JPY	302,024.11	2019
2.60	Japanese Government loan	1991	JPY	138,743,000.00	JPY	9,756,256.49	2023
2.60	Japanese Government loan	1994	JPY	12,030,000.00	JPY	11,390,914.49	2025
2.60	Japanese Government loan	1994	JPY	10,948,000.00	JPY	10,084,374.29	2025
2.60	Japanese Government loan	1994	JPY	3,041,000.00	JPY	2,662,466.39	2004
2.30	Japanese Government loan	1994	JPY	14,393,000.00	JPY	12,784,380.49	2004
2.60	Japanese Government loan	1994	JPY	2,307,000.00	JPY	5,127,115.29	2004
2.60	Japanese Government loan	1995	JPY	250,000.00	JPY	270,627.39	2025
2.60	Japanese Government loan	1995	JPY	450,000.00	JPY	447,172.48	2025
2.60	Japanese Government loan	1995	JPY	500,000.00	JPY	465,076.47	2025
2.60	Japanese Government loan	1995	JPY	350,000.00	JPY	363,325.07	2025
2.60	Japanese Government loan	1995	JPY	550,000.00	JPY	494,851.68	2025
2.60	Japanese Government loan	1995	JPY	490,000.00	JPY	481,115.24	2025
2.60	Japanese Government loan	1995	JPY	400,000.00	JPY	398,534.07	2025
2.60	Japanese Government loan	1995	JPY	50,000.00	JPY	828,585.57	2025
2.60	Japanese Government loan	1995	JPY	300,000.00	JPY	1,085,151.84	2025
2.60	Japanese Government loan	1995	JPY	200,000.00	JPY	799,229.71	2025
2.60	Japanese Government loan	1995	JPY	350,000.00	JPY	655,495.10	2025
2.60	Japanese Government loan	1995	JPY	440,000.00	JPY	448,326.90	2025
2.60	Japanese Government loan	1995	JPY	90,000.00	JPY	88,935.12	2025

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.60	Japanese Government loan	1995	JPY	70,000.00	JPY	58,520.46	2025
2.60	Japanese Government loan	1995	JPY	70,000.00	JPY	38,714.15	2025
2.60	Japanese Government loan	1995	JPY	70,000.00	JPY	50,396.08	2025
2.60	Japanese Government loan	1995	JPY	140,000.00	JPY	144,384.79	2025
2.60	Japanese Government loan	1995	JPY	140,000.00	JPY	135,849.12	2025
2.60	Japanese Government loan	1995	JPY	280,000.00	JPY	247,487.45	2025
2.60	Japanese Government loan	1995	JPY	210,000.00	JPY	216,343.97	2025
2.60	Japanese Government loan	1995	JPY	68,000.00	JPY	70,649.22	2025
2.60	Japanese Government loan	1995	JPY	180,000.00	JPY	171,524.30	2025
2.60	Japanese Government loan	1995	JPY	135,000.00	JPY	124,548.36	2025
2.30	Japanese Government loan	1995	JPY	488,000.00	JPY	636,700.68	2025
2.30	Japanese Government loan	1995	JPY	534,000.00	JPY	505,671.73	2025
2.30	Japanese Government loan	1995	JPY	422,500.00	JPY	228,555.40	2025
2.30	Japanese Government loan	1995	JPY	265,000.00	JPY	235,211.19	2025
2.30	Japanese Government loan	1995	JPY	520,100.00	JPY	334,302.51	2025
2.30	Japanese Government loan	1995	JPY	494,000.00	JPY	146,933.87	2025
2.30	Japanese Government loan	1995	JPY	42,250.00	JPY	101,602.01	2025
2.30	Japanese Government loan	1995	JPY	42,250.00	JPY	53,942.00	2025
2.30	Japanese Government loan	1995	JPY	622,500.00	JPY	565,190.09	2025
2.30	Japanese Government loan	1995	JPY	538,000.00	JPY	162,583.29	2025
2.30	Japanese Government loan	1995	JPY	406,450.00	JPY	189,113.34	2025
2.30	Japanese Government loan	1995	JPY	544,000.00	JPY	276,383.29	2025
2.30	Japanese Government loan	1995	JPY	94,500.00	JPY	94,557.27	2025
2.30	Japanese Government loan	1995	JPY	53,000.00	JPY	64,064.64	2025
2.30	Japanese Government loan	1995	JPY	20,000.00	JPY	10,729.58	2025
2.30	Japanese Government loan	1995	JPY	40,000.00	JPY	8,279.48	2025
2.30	Japanese Government loan	1995	JPY	155,200.00	JPY	91,679.15	2025
2.30	Japanese Government loan	1995	JPY	162,500.00	JPY	86,210.94	2025
2.30	Japanese Government loan	1995	JPY	298,100.00	JPY	57,078.73	2025
2.30	Japanese Government loan	1995	JPY	220,500.00	JPY	165,548.59	2025
2.30	Japanese Government loan	1995	JPY	189,000.00	JPY	28,132.60	2025
2.30	Japanese Government loan	1995	JPY	189,000.00	JPY	148,812.00	2025
2.30	Japanese Government loan	1995	JPY	111,000.00	JPY	102,565.02	2025
2.30	Japanese Government loan	1995	JPY	141,429,000.00	JPY	7,175,468.54	2025
2.60	Japanese Government loan	1995	JPY	17,570,000.00	JPY	11,134,130.89	2005
2.30	Japanese Government loan	1995	JPY	13,652,000.00	JPY	11,693,069.49	2025
2.30	Japanese Government loan	1995	JPY	16,606,000.00	JPY	8,105,203.85	2025
2.30	Japanese Government loan	1995	JPY	4,000,000.00	JPY	3,372,011.99	2025
2.30	Japanese Government loan	1995	JPY	27,715,000.00	JPY	25,556,658.39	2025
2.30	Japanese Government loan	1995	JPY	19,789,000.00	JPY	18,269,333.49	2025
0.75	Japanese Government loan	1999	JPY	3,237,000.00	JPY	2,734,604.59	2009
0.75	Japanese Government loan	1999	JPY	7,230,000.00	JPY	3,615,870.99	2029

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.75	Japanese Government loan	1999	JPY	6,175,000.00	JPY	3,190,414.89	2038
0.75	Japanese Government loan	1999	JPY	10,541,000.00	JPY	9,598,137.60	2038
0.75	Japanese Government loan	1999	JPY	12,800,000.00	JPY	5,207,459.39	2038
0.75	Japanese Government loan	1999	JPY	6,008,000.00	JPY	5,520,496.99	2009
0.75	Japanese Government loan	1999	JPY	17,664,000.00	JPY	2,929,791.50	2038
0.75	Japanese Government loan	1999	JPY	13,754,000.00	JPY	6,693,560.69	2038
0.75	Japanese Government loan	1999	JPY	6,734,000.00	JPY	5,762,981.19	2029
0.75	Japanese Government loan	1999	JPY	30,000,000.00	JPY	16,711,929.49	2029
0.75	Japanese Government loan	1999	JPY	30,000,000.00	JPY	114,025.69	2029
0.75	Japanese Government loan	1999	JPY	22,970,000.00	JPY	8,156,317.09	2009
0.75	Japanese Government loan	1999	JPY	22,970,000.00	JPY	89,956.99	2009
0.75	Japanese Government loan	2000	JPY	11,256,000.00	JPY	1,628,442.67	2040
1.70	Japanese Government loan	2000	JPY	20,763,000.00	JPY	55,728.44	2030
1.70	Japanese Government loan	2000	JPY	7,298,000.00	JPY	126,661.10	2030
3.00	OECF loan	1980	JPY	7,085,000.00	JPY	2,450,880.00	2010
3.00	OECF loan	1980	JPY	9,860,000.00	JPY	3,809,535.99	2010
3.00	OECF loan	1980	JPY	10,100,000.00	JPY	3,650,533.59	2010
3.00	OECF loan	1980	JPY	3,110,000.00	JPY	1,208,751.99	2010
3.00	OECF loan	1980	JPY	2,500,000.00	JPY	783,055.69	2010
3.00	OECF loan	1980	JPY	11,200,000.00	JPY	4,360,527.99	2010
3.00	OECF loan	1980	JPY	3,320,000.00	JPY	1,218,965.00	2010
3.00	OECF loan	1980	JPY	4,915,000.00	JPY	1,757,430.89	2010
3.00	OECF loan	1980	JPY	13,770,000.00	JPY	5,245,280.00	2010
3.00	OECF loan	1980	JPY	140,000.00	JPY	51,135.00	2010
3.00	OECF loan	1980	JPY	40,000,000.00	JPY	17,560,961.99	2010
3.00	OECF loan	1980	JPY	20,000,000.00	JPY	9,268,275.99	2010
3.00	OECF loan	1980	JPY	20,000,000.00	JPY	9,756,080.00	2010
3.00	OECF loan	1980	JPY	19,100,000.00	JPY	10,248,765.99	2010
3.00	OECF loan	1980	JPY	30,900,000.00	JPY	18,085,080.00	2010
3.00	OECF loan	1981	JPY	130,000,000.00	JPY	167,537,196.99	2011
3.00	OECF loan	1982	JPY	18,500,000.00	JPY	8,487,041.69	2012
3.00	OECF loan	1982	JPY	2,300,000.00	JPY	1,178,036.99	2012
3.00	OECF loan	1982	JPY	3,200,000.00	JPY	1,481,942.79	2012
3.00	OECF loan	1982	JPY	11,800,000.00	JPY	6,043,883.99	2012
3.00	OECF loan	1982	JPY	9,200,000.00	JPY	4,180,605.99	2012
3.00	OECF loan	1982	JPY	30,900,000.00	JPY	15,814,847.69	2012
3.00	OECF loan	1982	JPY	9,100,000.00	JPY	4,202,400.99	2012
3.00	OECF loan	1983	JPY	5,200,000.00	JPY	3,043,895.99	2013
3.00	OECF loan	1983	JPY	11,500,000.00	JPY	6,450,925.00	2013
3.00	OECF loan	1983	JPY	33,200,000.00	JPY	18,588,397.09	2013
3.25	OECF loan	1984	JPY	10,192,000.00	JPY	5,829,987.99	2014
3.25	OECF loan	1984	JPY	7,575,000.00	JPY	4,323,432.89	2014

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
3.25	OECF loan	1984	JPY	4,631,000.00	JPY	2,632,713.19	2014
3.25	OECF loan	1984	JPY	2,445,000.00	JPY	1,419,335.99	2014
3.50	OECF loan	1984	JPY	5,772,000.00	JPY	3,458,181.99	2014
3.25	OECF loan	1984	JPY	2,203,000.00	JPY	1,250,735.99	2014
3.25	OECF loan	1984	JPY	1,154,000.00	JPY	675,480.19	2014
3.25	OECF loan	1984	JPY	12,400,000.00	JPY	7,258,537.19	2014
3.50	OECF loan	1985	JPY	26,822,000.00	JPY	16,892,883.59	2015
3.50	OECF loan	1985	JPY	13,258,000.00	JPY	8,075,518.39	2015
3.50	OECF loan	1985	JPY	3,723,000.00	JPY	2,128,213.59	2015
3.50	OECF loan	1985	JPY	3,937,000.00	JPY	2,295,047.99	2015
3.50	OECF loan	1985	JPY	9,235,000.00	JPY	5,854,604.89	2015
3.50	OECF loan	1985	JPY	12,353,000.00	JPY	7,281,820.09	2015
3.50	OECF loan	1986	JPY	24,491,000.00	JPY	16,122,268.59	2016
3.50	OECF loan	1986	JPY	9,462,000.00	JPY	6,223,636.89	2016
3.50	OECF loan	1986	JPY	7,011,000.00	JPY	3,707,127.99	2016
3.50	OECF loan	1986	JPY	11,085,000.00	JPY	6,499,333.79	2016
3.50	OECF loan	1986	JPY	2,620,000.00	JPY	1,123,901.89	2016
3.50	OECF loan	1986	JPY	7,916,000.00	JPY	5,039,204.59	2016
3.50	OECF loan	1986	JPY	18,015,000.00	JPY	10,142,493.49	2016
3.00	OECF loan	1987	JPY	8,789,000.00	JPY	6,368,906.79	2017
3.00	OECF loan	1987	JPY	31,396,000.00	JPY	22,916,427.99	2017
3.00	OECF loan	1987	JPY	3,451,000.00	JPY	2,226,920.00	2017
3.00	OECF loan	1987	JPY	11,911,000.00	JPY	6,935,970.49	2017
3.00	OECF loan	1987	JPY	8,683,000.00	JPY	4,441,321.19	2017
3.00	OECF loan	1987	JPY	9,398,000.00	JPY	6,866,043.49	2017
3.00	OECF loan	1987	JPY	11,372,000.00	JPY	7,531,110.00	2017
2.50	OECF loan	1988	JPY	7,500,000.00	JPY	4,987,981.09	2018
2.50	OECF loan	1988	JPY	3,184,000.00	JPY	2,375,200.00	2018
2.50	OECF loan	1988	JPY	8,297,000.00	JPY	6,151,360.00	2018
2.50	OECF loan	1988	JPY	13,043,000.00	JPY	7,890,143.99	2018
2.50	OECF loan	1988	JPY	7,297,000.00	JPY	5,622,161.99	2018
2.50	OECF loan	1988	JPY	4,000,000.00	JPY	3,118,847.99	2018
2.50	OECF loan	1989	JPY	7,490,000.00	JPY	3,367,530.00	2019
2.50	OECF loan	1989	JPY	26,514,000.00	JPY	18,361,665.99	2019
2.50	OECF loan	1989	JPY	19,235,000.00	JPY	14,775,023.99	2019
2.50	OECF loan	1990	JPY	3,291,000.00	JPY	2,529,846.53	2020
2.50	OECF loan	1990	JPY	3,142,000.00	JPY	3,109,888.44	2020
2.50	OECF loan	1990	JPY	2,433,000.00	JPY	2,218,102.01	2020
2.50	OECF loan	1990	JPY	4,760,000.00	JPY	4,176,647.99	2020
2.50	OECF loan	1990	JPY	3,700,000.00	JPY	3,226,031.99	2020
2.50	OECF loan	1990	JPY	6,445,000.00	JPY	5,651,315.99	2020
2.50	OECF loan	1990	JPY	4,504,000.00	JPY	3,954,671.99	2020

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.50	OECF loan	1990	JPY	2,503,000.00	JPY	2,197,691.99	2020
2.50	OECF loan	1990	JPY	2,633,000.00	JPY	2,311,847.99	2020
2.60	OECF loan	1990	JPY	3,100,000.00	JPY	2,797,532.99	2020
2.60	OECF loan	1991	JPY	7,100,000.00	JPY	6,375,617.99	2021
2.50	OECF loan	1991	JPY	7,613,000.00	JPY	6,820,865.00	2021
2.60	OECF loan	1991	JPY	4,200,000.00	JPY	3,589,706.99	2021
2.60	OECF loan	1991	JPY	2,663,000.00	JPY	1,761,680.00	2021
2.60	OECF loan	1991	JPY	17,800,000.00	JPY	16,063,365.00	2021
2.60	OECF loan	1991	JPY	3,257,000.00	JPY	6,196,205.99	2021
2.60	OECF loan	1991	JPY	13,000,000.00	JPY	11,664,805.00	2021
2.60	OECF loan	1991	JPY	8,800,000.00	JPY	7,941,310.00	2021
2.60	OECF loan	1991	JPY	4,034,000.00	JPY	2,298,810.00	2021
2.60	OECF loan	1991	JPY	6,279,000.00	JPY	4,828,018.00	2021
2.60	OECF loan	1991	JPY	5,695,000.00	JPY	5,000,882.99	2021
2.60	OECF loan	1991	JPY	5,572,000.00	JPY	4,749,245.99	2021
2.60	OECF loan	1991	JPY	8,100,000.00	JPY	7,435,210.00	2021
2.60	OECF loan	1991	JPY	6,160,000.00	JPY	5,709,195.99	2021
2.60	OECF loan	1991	JPY	6,092,000.00	JPY	5,646,191.99	2021
2.60	OECF loan	1991	JPY	5,690,000.00	JPY	5,273,601.99	2021
2.60	OECF loan	1991	JPY	3,691,000.00	JPY	2,748,767.99	2021
2.60	OECF loan	1991	JPY	5,855,000.00	JPY	5,388,970.00	2021
2.60	OECF loan	1991	JPY	920,000.00	JPY	875,081.99	2021
2.60	OECF loan	1991	JPY	11,576,000.00	JPY	10,728,920.00	2021
2.60	OECF loan	1991	JPY	7,850,000.00	JPY	7,274,947.99	2021
2.60	OECF loan	1991	JPY	9,940,000.00	JPY	9,029,027.99	2021
2.60	OECF loan	1991	JPY	9,300,000.00	JPY	8,480,117.99	2021
2.60	OECF loan	1991	JPY	6,550,000.00	JPY	5,986,861.99	2021
2.60	OECF loan	1991	JPY	4,367,000.00	JPY	3,765,837.99	2021
2.60	OECF loan	1991	JPY	5,461,000.00	JPY	5,056,241.99	2021
2.60	OECF loan	1991	JPY	2,506,000.00	JPY	1,911,627.99	2021
2.60	OECF loan	1991	JPY	1,494,000.00	JPY	1,584,513.96	2021
2.60	OECF loan	1991	JPY	4,764,000.00	JPY	4,318,890.00	2021
2.60	OECF loan	1991	JPY	2,898,000.00	JPY	2,685,877.99	2021
2.60	OECF loan	1991	JPY	3,281,000.00	JPY	3,040,417.99	2021
2.60	OECF loan	1991	JPY	10,403,000.00	JPY	9,400,477.99	2021
2.60	OECF loan	1991	JPY	2,589,000.00	JPY	2,399,510.00	2021
0.00	OECF loan	1991	JPY	3,225,000.00	JPY	3,089,271.02	2021
2.60	OECF loan	1991	JPY	2,887,000.00	JPY	2,746,106.99	2021
2.60	OECF loan	1991	JPY	7,517,000.00	JPY	7,515,451.69	2021
2.60	OECF loan	1992	JPY	5,400,000.00	JPY	5,203,040.00	2022
2.60	OECF loan	1992	JPY	8,308,000.00	JPY	8,105,320.00	2022
2.60	OECF loan	1992	JPY	16,262,000.00	JPY	15,864,760.00	2022

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.60	OECF loan	1992	JPY	14,358,000.00	JPY	13,405,440.00	2022
2.60	OECF loan	1992	JPY	9,896,000.00	JPY	9,554,240.00	2022
2.60	OECF loan	1992	JPY	1,231,000.00	JPY	1,200,920.00	2022
2.60	OECF loan	1992	JPY	12,901,000.00	JPY	12,586,120.00	2022
2.60	OECF loan	1992	JPY	4,951,000.00	JPY	4,643,400.00	2022
2.60	OECF loan	1992	JPY	3,377,000.00	JPY	2,613,920.00	2022
2.60	OECF loan	1992	JPY	9,904,000.00	JPY	9,631,960.00	2022
2.60	OECF loan	1992	JPY	6,683,000.00	JPY	6,024,400.00	2022
2.60	OECF loan	1992	JPY	3,583,000.00	JPY	2,993,160.00	2022
2.60	OECF loan	1992	JPY	980,000.00	JPY	811,222.38	2022
2.60	OECF loan	1992	JPY	3,069,000.00	JPY	2,994,080.00	2022
2.60	OECF loan	1992	JPY	2,887,000.00	JPY	2,675,693.99	2022
2.60	OECF loan	1992	JPY	6,235,000.00	JPY	6,027,400.00	2022
2.60	OECF loan	1992	JPY	4,000,000.00	JPY	3,897,880.00	2022
2.60	OECF loan	1992	JPY	5,900,000.00	JPY	4,778,480.00	2022
2.60	OECF loan	1992	JPY	3,418,000.00	JPY	1,716,920.00	2022
2.60	OECF loan	1992	JPY	2,100,000.00	JPY	2,047,760.00	2022
2.60	OECF loan	1992	JPY	2,914,000.00	JPY	3,020,148.48	2022
2.60	OECF loan	1992	JPY	4,018,000.00	JPY	3,722,897.99	2022
2.60	OECF loan	1993	JPY	5,690,000.00	JPY	5,743,205.29	2023
2.60	OECF loan	1993	JPY	8,713,000.00	JPY	8,500,440.00	2023
2.60	OECF loan	1993	JPY	8,820,000.00	JPY	8,819,991.09	2023
2.60	OECF loan	1993	JPY	6,407,000.00	JPY	3,333,530.00	2023
2.60	OECF loan	1993	JPY	2,027,000.00	JPY	1,883,610.29	2023
2.60	OECF loan	1993	JPY	23,342,000.00	JPY	17,253,926.09	2023
2.60	OECF loan	1993	JPY	6,720,000.00	JPY	6,710,983.69	2023
2.60	OECF loan	1993	JPY	16,647,000.00	JPY	15,461,698.89	2023
2.60	OECF loan	1993	JPY	3,819,000.00	JPY	3,589,563.09	2023
2.60	OECF loan	1993	JPY	4,587,000.00	JPY	4,586,902.29	2023
2.60	OECF loan	1993	JPY	3,145,000.00	JPY	2,709,840.00	2023
2.60	OECF loan	1993	JPY	3,944,000.00	JPY	3,931,630.69	2023
2.60	OECF loan	1993	JPY	2,513,000.00	JPY	5,455,584.19	2023
2.60	OECF loan	1993	JPY	12,431,000.00	JPY	12,430,999.89	2023
2.60	OECF loan	1993	JPY	8,106,000.00	JPY	8,074,670.09	2023
2.60	OECF loan	1993	JPY	4,055,000.00	JPY	3,258,248.69	2023
2.60	OECF loan	1993	JPY	4,509,000.00	JPY	4,508,390.39	2023
2.60	OECF loan	1993	JPY	8,106,000.00	JPY	4,694,950.00	2023
2.60	OECF loan	1993	JPY	3,700,000.00	JPY	3,699,919.89	2023
2.50	OECF loan	1994	JPY	4,173,000.00	JPY	369,630.00	2024
2.60	OECF loan	1994	JPY	11,614,000.00	JPY	10,084,875.99	2024
2.60	OECF loan	1994	JPY	8,820,000.00	JPY	2,910,991.76	2024
2.60	OECF loan	1994	JPY	2,343,000.00	JPY	2,140,916.79	2024

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.60	OECF loan	1995	JPY	606,000.00	JPY	605,999.39	2025
2.60	OECF loan	1995	JPY	3,466,000.00	JPY	3,370,009.39	2025
2.60	OECF loan	1995	JPY	12,903,000.00	JPY	10,056,781.79	2025
2.60	OECF loan	1995	JPY	6,778,000.00	JPY	6,784,777.99	2025
2.60	OECF loan	1995	JPY	18,989,000.00	JPY	8,194,087.19	2025
2.30	OECF loan	1995	JPY	5,722,000.00	JPY	5,720,128.09	2025
2.60	OECF loan	1995	JPY	15,461,000.00	JPY	23,356,547.29	2025
2.60	OECF loan	1995	JPY	10,948,000.00	JPY	10,136,926.79	2025
2.30	OECF loan	1995	JPY	13,652,000.00	JPY	12,862,147.99	2025
2.60	OECF loan	1995	JPY	5,955,000.00	JPY	3,607,629.17	2025
2.60	OECF loan	1995	JPY	700,000.00	JPY	1,403,929.99	2025
2.30	OECF loan	1995	JPY	13,652,000.00	JPY	2,550,789.99	2025
2.30	OECF loan	1996	JPY	8,459,000.00	JPY	7,729,747.29	2026
2.30	OECF loan	1996	JPY	12,245,000.00	JPY	5,959,700.69	2026
2.30	OECF loan	1996	JPY	2,526,000.00	JPY	2,124,437.59	2026
2.30	OECF loan	1996	JPY	12,932,000.00	JPY	7,517,599.79	2026
2.30	OECF loan	1996	JPY	4,890,000.00	JPY	3,350,975.79	2026
2.30	OECF loan	1996	JPY	6,338,000.00	JPY	6,299,114.89	2026
2.30	OECF loan	1996	JPY	2,700,000.00	JPY	2,695,306.09	2026
2.30	OECF loan	1996	JPY	14,968,000.00	JPY	12,728,932.99	2026
2.30	OECF loan	1996	JPY	5,349,000.00	JPY	3,818,851.69	2026
2.30	OECF loan	1996	JPY	3,046,000.00	JPY	2,228,674.69	2026
2.30	OECF loan	1996	JPY	15,003,000.00	JPY	13,482,291.99	2026
2.30	OECF loan	1996	JPY	14,910,000.00	JPY	14,909,041.99	2026
2.30	OECF loan	1996	JPY	3,000,000.00	JPY	2,999,968.89	2026
2.30	OECF loan	1996	JPY	8,000,000.00	JPY	7,996,855.39	2026
2.30	OECF loan	1996	JPY	5,446,000.00	JPY	5,426,405.09	2026
2.30	OECF loan	1996	JPY	14,680,000.00	JPY	10,016,890.49	2026
2.30	OECF loan	1996	JPY	5,500,000.00	JPY	4,330,149.09	2026
2.30	OECF loan	1996	JPY	7,700,000.00	JPY	5,947,488.99	2026
2.30	OECF loan	1996	JPY	5,000,000.00	JPY	1,344,888.29	2026
2.30	OECF loan	1996	JPY	10,000,000.00	JPY	8,892,103.29	2026
2.30	OECF loan	1996	JPY	2,300,000.00	JPY	2,152,766.79	2026
2.10	OECF loan	1996	JPY	2,792,000.00	JPY	2,777,632.09	2026
2.10	OECF loan	1996	JPY	20,460,000.00	JPY	11,514,695.39	2026
2.10	OECF loan	1996	JPY	12,685,000.00	JPY	6,566,723.99	2026
2.10	OECF loan	1996	JPY	17,028,000.00	JPY	7,254,901.59	2026
2.10	OECF loan	1996	JPY	5,629,000.00	JPY	4,301,019.39	2026
2.10	OECF loan	1996	JPY	40,000,000.00	JPY	39,102,193.59	2026
2.10	OECF loan	1996	JPY	15,400,000.00	JPY	4,568,389.49	2026
2.10	OECF loan	1996	JPY	35,000,000.00	JPY	2,691,047.19	2026
2.10	OECF loan	1996	JPY	4,110,000.00	JPY	4,076,207.79	2026

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
2.10	OECF loan	1996	JPY	4,945,000.00	JPY	3,762,844.29	2026
2.10	OECF loan	1996	JPY	5,678,000.00	JPY	5,042,972.49	2026
2.10	OECF loan	1996	JPY	5,500,000.00	JPY	2,753,816.99	2026

	Total				JPY	1,672,432,916.65

2.00	Korean Government loan	1997	KRW	1,691,904.30	KRW	253,785.63	2027
2.00	Korean Government loan	1997	KRW	1,698,403.98	KRW	254,760.59	2027
2.00	Korean Government loan	1997	KRW	1,693,294.48	KRW	253,994.16	2027
2.00	Korean Government loan	1997	KRW	1,692,648.88	KRW	253,897.32	2027
2.00	Korean Government loan	1997	KRW	1,691,216.51	KRW	253,682.47	2027
2.00	Korean Government loan	1997	KRW	1,686,656.86	KRW	252,998.52	2027
2.00	Korean Government loan	1997	KRW	1,690,610.91	KRW	253,591.63	2027
2.00	Korean Government loan	1997	KRW	1,692,426.73	KRW	253,864.00	2027
2.00	Korean Government loan	1997	KRW	1,693,299.68	KRW	253,994.94	2027
2.00	Korean Government loan	1997	KRW	16,939,722.43	KRW	254,095.83	2027
2.00	Korean Government loan	1998	KRW	4,657,000.00	KRW	4,586,299.12	2028
2.00	Korean Government loan	1998	KRW	16,924,434.60	KRW	16,924,434.60	2028

	Total				KRW	24,049,398.81

2.00	Kuwaiti Government loan	1982	KWD	10,000.00	KWD	3,080.00	2003
4.00	Kuwaiti Government loan	1982	KWD	14,300.00	KWD	6,290.00	2003
4.00	Kuwaiti Government loan	1982	KWD	6,000.00	KWD	3,750.00	2003
4.00	Kuwaiti Government loan	1983	KWD	13,300.00	KWD	1,403.39	2003
4.00	Kuwaiti Government loan	1985	KWD	9,000.00	KWD	3,590.00	2005
5.50	Kuwaiti Government loan	1985	KWD	4,000.00	KWD	2,270.00	2003
5.50	Kuwaiti Government loan	1986	KWD	2,000.00	KWD	1,330.00	2004
5.50	Kuwaiti Government loan	1986	KWD	2,000.00	KWD	1,591.36	2004
5.50	Kuwaiti Government loan	1987	KWD	6,000.00	KWD	4,040.00	2006
4.00	Kuwaiti Government loan	1988	KWD	1,000.00	KWD	510.00	2006
0.00	Kuwaiti Government loan	1989	KWD	2,230.00	KWD	3,610.00	2019
5.00	Kuwaiti Government loan	1990	KWD	6,000.00	KWD	2,760.00	2005
5.00	Kuwaiti Government loan	1991	KWD	8,700.00	KWD	10,261.39	2010
5.00	Kuwaiti Government loan	1991	KWD	8,700.00	KWD	1,830.00	2010
3.50	Kuwaiti Government loan	1993	KWD	3,500.00	KWD	2,380.00	2011
3.50	Kuwaiti Government loan	1993	KWD	8,700.00	KWD	7,020.00	2011
3.50	Kuwaiti Government loan	1995	KWD	2,330.00	KWD	2,510.00	2013

	Total				KWD	58,226.14

1.36	Norwegian Government loan	1992	NOK	34,706.00	NOK	10,411.50	2005
1.02	Norwegian Government loan	1992	NOK	24,480.00	NOK	4,911.19	2004
11.10	Norwegian Government loan	1993	NOK	24,000.00	NOK	33,949.53	2004
11.10	Norwegian Government loan	1993	NOK	24,000.00	NOK	19,770.00	2005
11.10	Norwegian Government loan	1993	NOK	26,369.12	NOK	4,944.19	2003
11.10	Norwegian Government loan	1993	NOK	31,528.30	NOK	7,882.09	2003

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Norwegian Government loan	1994	NOK	30,214.80	NOK	3,776.89	2006
0.00	Norwegian Government loan	1994	NOK	28,100.79	NOK	32,922.57	2006
0.00	Norwegian Government loan	1995	NOK	2,470.00	NOK	5,716.69	2003
0.00	Norwegian Government loan	1995	NOK	258,000.00	NOK	10,320.00	2007
0.19	Norwegian Government loan	1995	NOK	18,700.00	NOK	5,882.19	2007
0.19	Norwegian Government loan	1995	NOK	19,280.00	NOK	6,748.09	2007
0.00	Norwegian Government loan	1995	NOK	8,460.00	NOK	13,703.59	2007
0.00	Norwegian Government loan	1995	NOK	13,500.00	NOK	7,942.50	2007
0.00	Norwegian Government loan	1995	NOK	19,960.00	NOK	20,735.20	2007
0.00	Norwegian Government loan	1996	NOK	18,281.62	NOK	20,399.06	2008
0.00	Norwegian Government loan	1996	NOK	9,151.86	NOK	12,694.27	2008
0.00	Norwegian Government loan	1996	NOK	6,077.50	NOK	8,429.97	2008

	Total				NOK	231,139.52

0.00	Swedish Government loan	1997	SEK	16,150.00	SEK	11,269.99	2009
0.00	Swedish Government loan	1999	SEK	22,317.60	SEK	20,306.74	2009
0.00	Swedish Government loan	1999	SEK	22,317.60	SEK	16,717.88	2009
0.00	Swedish Government loan	2000	SEK	16,150.00	SEK	46,276.46	2012

	Total				SEK	94,571.07

2.20	Australian Government loan	1990	USD	1,471.00	USD	290.00	2003
2.65	Australian Government loan	1991	USD	32,910.00	USD	14,808.00	2006
9.20	Australian Government loan	1991	USD	3,847.00	USD	774.50	2004
0.00	Australian Government loan	1992	USD	4,999.00	USD	4,484.00	2003
0.00	Australian Government loan	1992	USD	4,400.00	USD	680.90	2003
0.00	Australian Government loan	1993	USD	34,604.00	USD	11,534.82	2004
2.00	Australian Government loan	1993	USD	6,162.00	USD	2,358.80	2006
0.00	Australian Government loan	1993	USD	13,747.00	USD	3,666.00	2004
0.00	Australian Government loan	1994	USD	4,980.00	USD	3,240.50	2003
0.00	Australian Government loan	1994	USD	8,500.00	USD	3,966.70	2006
0.00	Australian Government loan	1994	USD	978.90	USD	7,005.88	2003
0.00	Australian Government loan	1994	USD	10,545.00	USD	3,515.00	2005
0.00	Australian Government loan	1994	USD	26,080.00	USD	12,272.90	2006
0.00	Australian Government loan	1994	USD	2,200.00	USD	1,176.50	2006
0.00	Australian Government loan	1994	USD	978.90	USD	83.39	2003
0.00	Australian Government loan	1994	USD	6,000.00	USD	2,006.40	2005
0.00	Australian Government loan	1994	USD	4,477.20	USD	1,240.40	2005
0.00	Australian Government loan	1994	USD	62,980.90	USD	54,495.60	2019
0.00	Australian Government loan	1994	USD	10,545.00	USD	24,370.00	2005
0.00	Australian Government loan	1994	USD	1,150.00	USD	5,411.80	2006
0.00	Australian Government loan	1994	USD	4,775.00	USD	2,247.10	2006
0.00	Australian Government loan	1995	USD	6,210.00	USD	3,105.00	2005
0.00	Australian Government loan	1995	USD	2,769.90	USD	1,007.30	2004

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Australian Government loan	1995	USD	15,000.00	USD	4,089.70	2004
0.00	Australian Government loan	1995	USD	12,890.00	USD	7,066.60	2005
0.00	Australian Government loan	1995	USD	3,107.00	USD	845.90	2003
0.00	Australian Government loan	1995	USD	77,900.00	USD	8,154.60	2003
0.00	Australian Government loan	1995	USD	4,980.00	USD	1,840.20	2004
0.00	Australian Government loan	1995	USD	7,400.00	USD	2,690.90	2003
0.00	Australian Government loan	1995	USD	2,850.00	USD	777.30	2003
0.00	Australian Government loan	1995	USD	1,500.00	USD	409.10	2003
0.00	Australian Government loan	1995	USD	10,990.00	USD	2,996.90	2003
0.00	Australian Government loan	1995	USD	4,930.00	USD	3,451.80	2010
0.00	Australian Government loan	1995	USD	4,777.00	USD	2,076.10	2004
0.00	Australian Government loan	1996	USD	820.00	USD	1,922.00	2005
0.00	Australian Government loan	1997	USD	5,310.00	USD	4,436.10	2008
0.00	Australian Government loan	1997	USD	1,762.00	USD	1,384.50	2007
0.00	Australian Government loan	1997	USD	8,550.00	USD	6,106.90	2007
0.00	Australian Government loan	1997	USD	3,000.00	USD	2,142.90	2007
0.00	Australian Government loan	1997	USD	2,800.00	USD	2,000.00	2007
0.00	Australian Government loan	1997	USD	2,420.00	USD	1,752.10	2007
0.00	Australian Government loan	1997	USD	2,860.00	USD	2,004.10	2007
0.00	Australian Government loan	1997	USD	5,600.00	USD	4,014.40	2007
0.00	Australian Government loan	1997	USD	35,600.00	USD	2,800.60	2007
0.00	Australian Government loan	1997	USD	4,790.00	USD	3,857.40	2008
0.00	Australian Government loan	1997	USD	800.00	USD	923.40	2008
0.00	Australian Government loan	1997	USD	450.00	USD	509.60	2008
0.00	Australian Government loan	1997	USD	160.00	USD	172.70	2008
0.00	Australian Government loan	1997	USD	590.00	USD	701.80	2008
0.00	Australian Government loan	1997	USD	3,900.00	USD	4,566.12	2008
0.00	Australian Government loan	1997	USD	4,530.00	USD	4,611.40	2008
0.00	Belgian Government loan	1989	USD	387.87	USD	819.42	2017
5.60	Belgian Government loan	1997	USD	72,489.70	USD	2,441.35	2004
0.00	Danish Government loan	1997	USD	3,872.56	USD	3,258.90	2010
0.00	Danish Government loan	2000	USD	4,188.42	USD	3,230.57	2011
0.00	Finnish Government loan	1990	USD	1,870.00	USD	93.80	2003
0.00	Finnish Government loan	1991	USD	10,348.00	USD	4,005.38	2003
2.00	Finnish Government loan	1991	USD	6,702.30	USD	1,576.99	2003
0.00	Finnish Government loan	1992	USD	18,355.00	USD	5,398.70	2004
0.00	Finnish Government loan	1992	USD	13,385.00	USD	892.40	2003
0.00	Finnish Government loan	1993	USD	2,243.00	USD	149.50	2003
0.00	Finnish Government loan	1993	USD	25,000.00	USD	8,333.30	2004
0.00	Finnish Government loan	1993	USD	2,299.00	USD	209.00	2003
0.00	Finnish Government loan	1993	USD	4,233.00	USD	1,269.90	2003
0.00	Finnish Government loan	1993	USD	5,758.00	USD	1,727.60	2003

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Finnish Government loan	1993	USD	3,362.00	USD	1,292.96	2003
0.00	Finnish Government loan	1993	USD	25,000.00	USD	8,333	2004
0.00	Finnish Government loan	1994	USD	3,247.00	USD	999.10	2005
0.00	Finnish Government loan	1994	USD	3,640.00	USD	707.69	2003
0.00	Finnish Government loan	1994	USD	2,890.00	USD	176.90	2003
0.00	Finnish Government loan	1994	USD	4,230.00	USD	1,303.00	2005
0.00	Finnish Government loan	1994	USD	4,207.50	USD	1,034.40	2004
0.00	Finnish Government loan	1994	USD	6,885.00	USD	3,093.20	2004
0.00	Finnish Government loan	1994	USD	2,455.19	USD	886.60	2005
0.00	Finnish Government loan	1994	USD	3,478.22	USD	1,391.30	2004
0.00	Finnish Government loan	1995	USD	416,000.00	USD	1,677.30	2006
0.00	Finnish Government loan	1997	USD	2,422.50	USD	1,038.20	2006
0.00	Finnish Government loan	1997	USD	2,926.00	USD	675.20	2006
0.00	Finnish Government loan	1997	USD	2,057.00	USD	1,142.80	2007
0.00	Finnish Government loan	1997	USD	2,295.00	USD	1,402.50	2008
0.00	Finnish Government loan	1997	USD	2,340.00	USD	920.20	2006
0.00	Finnish Government loan	1997	USD	2,480.00	USD	1,791.10	2008
0.00	Finnish Government loan	1997	USD	1,540.00	USD	944.00	2007
0.00	Finnish Government loan	1998	USD	2,142.00	USD	1,904.00	2008
0.00	Finnish Government loan	1998	USD	2,420.00	USD	1,938.00	2008
0.00	Finnish Government loan	1998	USD	2,150.00	USD	3,960.00	2008
0.00	Finnish Government loan	1998	USD	2,240.00	USD	1,851.10	2008
0.00	Finnish Government loan	1998	USD	2,240.00	USD	8,270.50	2008
0.00	Finnish Government loan	1998	USD	2,240.00	USD	2,125.00	2008
0.00	Finnish Government loan	2000	USD	2,000.00	USD	2,800.00	2010
0.00	Finnish Government loan	2000	USD	2,000.00	USD	1,742.50	2010
0.00	Finnish Government loan	2001	USD	4,428.55	USD	4,428.55	2011
0.00	Finnish Government loan	2001	USD	4,230.29	USD	4,307.00	2012
8.00	German Government loan	1993	USD	198,668.00	USD	29,216.00	2004
4.63	German Government loan	1994	USD	198,670.00	USD	20,967.43	2004
8.00	German Government loan	1995	USD	400,000.00	USD	279,245.17	2025
0.00	German Government loan	1997	USD	20,000.00	USD	9,966.85	2006
1.40	German Government loan	1997	USD	290,000.00	USD	371,995.17	2006
0.00	German Government loan	1997	USD	5,000.00	USD	35,846.59	2006
0.25	Luxembourg Government loan	1987	USD	2,000.00	USD	1,805.92	2017
9.45	Northern European Investment Bank loan	1990	USD	12,400.00	USD	7,680.00	2007
0.00	Northern European Investment Bank loan	1990	USD	5,000.00	USD	1,200.20	2003
7.95	Northern European Investment Bank loan	1991	USD	5,860.00	USD	1,411.00	2004
0.00	Northern European Investment Bank loan	1992	USD	4,950.00	USD	582.40	2003

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Northern European Investment Bank loan	1992	USD	5,500.00	USD	1,466.70	2003
LIBOR + 0.45	Northern European Investment Bank loan	1992	USD	4,700.00	USD	313.30	2003
0.00	Northern European Investment Bank loan	1993	USD	4,450.00	USD	278.10	2003
LIBOR + 0.55	Northern European Investment Bank loan	1993	USD	5,400.00	USD	317.60	2003
LIBOR + 0.45	Northern European Investment Bank loan	1993	USD	13,000.00	USD	6,809.50	2008
0.00	Northern European Investment Bank loan	1993	USD	14,500.00	USD	6,658.80	2008
0.00	Northern European Investment Bank loan	1993	USD	4,000.00	USD	250.00	2003
0.00	Northern European Investment Bank loan	1993	USD	5,000.00	USD	357.10	2003
0.00	Northern European Investment Bank loan	1993	USD	4,100.00	USD	546.70	2003
0.00	Northern European Investment Bank loan	1993	USD	10,000.00	USD	3,499.00	2003
0.00	Northern European Investment Bank loan	1993	USD	5,000.00	USD	1,385.70	2003
0.00	Northern European Investment Bank loan	1993	USD	5,500.00	USD	1,100.00	2003
0.00	Northern European Investment Bank loan	1993	USD	4,700.00	USD	940.00	2003
0.00	Northern European Investment Bank loan	1993	USD	3,350.00	USD	670.00	2003
LIBOR + 0.55	Northern European Investment Bank loan	1994	USD	4,100.00	USD	3,020.00	2003
LIBOR + 0.55	Northern European Investment Bank loan	1994	USD	2,800.00	USD	600.00	2004
LIBOR + 0.5	Northern European Investment Bank loan	1994	USD	4,950.00	USD	1,320.00	2004
LIBOR + 0.5	Northern European Investment Bank loan	1994	USD	5,000.00	USD	1,333.30	2004
LIBOR + 0.5	Northern European Investment Bank loan	1995	USD	1,853.00	USD	1,919.61	2009
LIBOR + 0.5	Northern European Investment Bank loan	1995	USD	5,500.00	USD	1,571.40	2004
LIBOR + 0.5	Northern European Investment Bank loan	1995	USD	5,000.00	USD	1,153.80	2004
LIBOR + 0.5	Northern European Investment Bank loan	1995	USD	735.00	USD	170.36	2004
1.40	Northern European Investment Bank loan	1997	USD	5,450.00	USD	2,543.30	2007
1.40	Northern European Investment Bank loan	1997	USD	5,480.00	USD	2,256.50	2007

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Northern European Investment Bank loan	1997	USD	2,880.00	USD	1,185.90	2007
0.00	Northern European Investment Bank loan	1997	USD	2,100.00	USD	466.70	2007
0.00	Northern European Investment Bank loan	1997	USD	4,800.00	USD	2,240.00	2007
0.00	Northern European Investment Bank loan	1997	USD	3,100.00	USD	1,468.40	2007
0.00	Northern European Investment Bank loan	1997	USD	427.50	USD	199.50	2007
0.00	Northern European Investment Bank loan	1997	USD	510.00	USD	272.00	2007
0.00	Northern European Investment Bank loan	1997	USD	6,350.00	USD	3,386.70	2007
0.00	Northern European Investment Bank loan	1997	USD	1,080.00	USD	576.00	2007
0.00	Northern European Investment Bank loan	1997	USD	2,600.00	USD	1,223.50	2007
0.00	Northern European Investment Bank loan	1997	USD	1,500.00	USD	1,706.70	2007
0.00	Northern European Investment Bank loan	1997	USD	1,200.00	USD	545.50	2007
0.00	Northern European Investment Bank loan	1997	USD	400.00	USD	44.40	2007
0.00	Northern European Investment Bank loan	1997	USD	500.00	USD	235.30	2007
0.00	Northern European Investment Bank loan	1997	USD	5,390.00	USD	3,593.30	2007
0.00	Northern European Investment Bank loan	1997	USD	2,500.00	USD	2,375.00	2007
0.00	Northern European Investment Bank loan	1997	USD	4,900.00	USD	1,657.30	2007
0.00	Northern European Investment Bank loan	1997	USD	4,000.00	USD	2,500.00	2007
1.90	Northern European Investment Bank loan	1997	USD	5,450.00	USD	3,266.30	2007
0.00	Northern European Investment Bank loan	1998	USD	2,400.00	USD	1,552.90	2008
LIBOR + 0.5	Northern European Investment Bank loan	1998	USD	690.00	USD	1,187.50	2010
0.00	Northern European Investment Bank loan	1998	USD	4,500.00	USD	3,300.00	2008
0.00	Northern European Investment Bank loan	1998	USD	5,100.00	USD	4,007.10	2008
0.00	Northern European Investment Bank loan	1998	USD	4,500.00	USD	3,428.60	2008
0.00	Northern European Investment Bank loan	1998	USD	1,930.00	USD	1,418.60	2008

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Northern European Investment Bank loan	1998	USD	2,800.00	USD	2,200.00	2008
0.00	Northern European Investment Bank loan	1998	USD	860.00	USD	2,053.30	2008
0.00	Northern European Investment Bank loan	1998	USD	1,900.00	USD	690.00	2008
0.00	Northern European Investment Bank loan	1998	USD	360.00	USD	1,835.30	2008
0.00	Northern European Investment Bank loan	1998	USD	240.00	USD	1,386.70	2008
0.00	Northern European Investment Bank loan	1998	USD	420.00	USD	321.20	2008
0.00	Northern European Investment Bank loan	1998	USD	1,990.00	USD	4,316.00	2008
0.00	Northern European Investment Bank loan	1998	USD	420.00	USD	1,342.70	2008
0.00	Northern European Investment Bank loan	1998	USD	420.00	USD	1,201.90	2008
0.00	Northern European Investment Bank loan	1998	USD	420.00	USD	3,200.00	2008
0.00	Northern European Investment Bank loan	1998	USD	420.00	USD	1,840.00	2008
0.00	Northern European Investment Bank loan	1998	USD	1,990.00	USD	2,426.70	2008
0.00	Northern European Investment Bank loan	1998	USD	1,990.00	USD	2,950.00	2008
0.00	Northern European Investment Bank loan	1998	USD	1,990.00	USD	3,250.00	2008
0.00	Northern European Investment Bank loan	1998	USD	1,990.00	USD	4,658.82	2008
0.00	Northern European Investment Bank loan	1998	USD	1,990.00	USD	2,350.00	2008
1.95	Northern European Investment Bank loan	2000	USD	2,100.00	USD	2,100.00	2010
2.00	Northern European Investment Bank loan	2001	USD	4,500.00	USD	4,500.00	2014
2.00	Northern European Investment Bank loan	2001	USD	4,864.34	USD	4,378.29	2011
1.95	Northern European Investment Bank loan	2001	USD	2,500.00	USD	2,410.00	2011
2.00	Northern European Investment Bank loan	2001	USD	2,799.85	USD	1,954.80	2011
5.24	Norwegian Government loan	1989	USD	5,420.00	USD	1,090.00	2003
1.40	Norwegian Government loan	1991	USD	4,868.02	USD	2,828.12	2004
7.90	Norwegian Government loan	1993	USD	2,320.63	USD	9,346.17	2005
1.36	Norwegian Government loan	1994	USD	4,036.60	USD	2,457.41	2004
1.36	Norwegian Government loan	1994	USD	2,907.30	USD	814.80	2004

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)
			(In thousands)
0.00	Norwegian Government loan	1995	USD	4,340.00	USD	812.50	2005
0.00	Norwegian Government loan	1995	USD	4,500.00	USD	4,721.80	2006
0.00	Norwegian Government loan	1996	USD	2,786.43	USD	1,864.70	2008
0.00	Norwegian Government loan	1997	USD	4,284.27	USD	3,213.20	2009
0.00	Norwegian Government loan	1997	USD	2,542.88	USD	1,652.90	2009
0.00	Norwegian Government loan	1997	USD	2,116.07	USD	1,798.70	2009
0.00	Norwegian Government loan	1997	USD	4,407.72	USD	3,085.40	2009
0.30	Spanish Government loan	2000	USD	20,000.00	USD	2,479.58	2030
7.43	Spanish Government loan	2000	USD	1,375.61	USD	2,362.37	2030
0.00	Swedish Government loan	2000	USD	5,000.00	USD	3,481.45	2012

	Total				USD	1,273,199.03

3. Asian Development Bank Loans

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)		(In thousands)
8.00	ADB loan	1988	USD	26,170.00	USD	720.00	2012
8.00	ADB loan	1989	USD	86,800.00	USD	50,790.00	2009
8.00	ADB loan	1989	USD	49,600.00	USD	31,340.00	2007
8.00	ADB loan	1989	USD	37,930.00	USD	30,560.00	2013
8.00	ADB loan	1990	USD	50,000.00	USD	29,810.00	2015
8.00	ADB loan	1991	USD	70,000.00	USD	61,890.00	2016
8.00	ADB loan	1991	USD	67,500.00	USD	57,710.00	2014
8.00	ADB loan	1991	USD	65,000.00	USD	62,600.00	2016
8.00	ADB loan	1991	USD	100,000.00	USD	64,690.00	2006
8.00	ADB loan	1992	USD	105,000.00	USD	86,820.00	2010
8.00	ADB loan	1992	USD	88,800.00	USD	82,620.00	2017
8.00	ADB loan	1992	USD	133,000.00	USD	122,940.00	2017
8.00	ADB loan	1993	USD	200,000.00	USD	189,080.00	2018
8.00	ADB loan	1993	USD	50,000.00	USD	47,270.00	2018
8.00	ADB loan	1993	USD	55,000.00	USD	52,570.00	2018
8.00	ADB loan	1993	USD	107,000.00	USD	70,320.00	2018
8.00	ADB loan	1993	USD	85,000.00	USD	77,220.00	2018
8.00	ADB loan	1993	USD	103,000.00	USD	88,130.00	2018
8.00	ADB loan	1993	USD	110,000.00	USD	115,500.00	2018
8.00	ADB loan	1993	USD	100,000.00	USD	69,580.00	2018
8.00	ADB loan	1994	USD	120,000.00	USD	99,290.00	2019
6.90	ADB loan	1994	USD	250,000.00	USD	238,050.00	2014
8.00	ADB loan	1994	USD	74,000.00	USD	74,850.00	2019
8.00	ADB loan	1994	USD	126,000.00	USD	115,990.00	2019
8.00	ADB loan	1994	USD	140,000.00	USD	142,690.00	2019
8.00	ADB loan	1994	USD	77,000.00	USD	75,650.00	2019

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)		(In thousands)
8.00	ADB loan	1994	USD	1,160,000.00	USD	89,670.00	2019
8.00	ADB loan	1994	USD	142,000.00	USD	137,610.00	2019
8.00	ADB loan	1994	USD	1,500,000.00	USD	142,800.00	2018
8.00	ADB loan	1994	USD	1,650,000.00	USD	102,810.00	2019
8.00	ADB loan	1994	USD	1,650,000.00	USD	62,500.00	2019
8.00	ADB loan	1995	USD	100,000.00	USD	94,670.00	2010
8.00	ADB loan	1995	USD	53,000.00	USD	7,450.00	2020
8.00	ADB loan	1995	USD	100,000.00	USD	64,230.00	2018
8.00	ADB loan	1995	USD	65,000.00	USD	55,140.00	2020
8.00	ADB loan	1995	USD	220,000.00	USD	204,050.00	2019
8.00	ADB loan	1995	USD	100,000.00	USD	98,200.00	2019
8.00	ADB loan	1995	USD	200,000.00	USD	157,920.00	2019
8.00	ADB loan	1995	USD	63,000.00	USD	39,460.00	2019
8.00	ADB loan	1995	USD	170,000.00	USD	40,060.00	2019
8.00	ADB loan	1995	USD	130,000.00	USD	100,840.00	2019
8.00	ADB loan	1996	USD	52,000.00	USD	37,180.00	2020
8.00	ADB loan	1996	USD	178,000.00	USD	147,500.00	2016
8.00	ADB loan	1996	USD	100,000.00	USD	73,020.00	2020
8.00	ADB loan	1996	USD	2,000.00	USD	820.00	2011
8.00	ADB loan	1996	USD	150,000.00	USD	94,530.00	2011
0.00	ADB loan	1997	USD	60,000.00	USD	57,500.00	2022
8.00	ADB loan	1997	USD	200,000.00	USD	198,160.00	2022
8.00	ADB loan	1997	USD	150,000.00	USD	78,230.00	2022
8.00	ADB loan	1997	USD	28,000.00	USD	18,770.00	2022
8.00	ADB loan	1997	USD	112,000.00	USD	69,790.00	2022
8.00	ADB loan	1997	USD	156,000.00	USD	33,990.00	2022
8.00	ADB loan	1997	USD	100,000.00	USD	30,940.00	2022
8.00	ADB loan	1997	USD	200,000.00	USD	115,890.00	2022
8.00	ADB loan	1997	USD	150,000.00	USD	48,810.00	2022
8.00	ADB loan	1997	USD	50,000.00	USD	20,050.00	2022
1.80	ADB loan	1998	USD	180,000.00	USD	84,710.00	2022
1.80	ADB loan	1998	USD	140,000.00	USD	73,360.00	2022
1.80	ADB loan	1998	USD	102,000.00	USD	6,870.00	2022
0.00	ADB loan	1998	USD	250,000.00	USD	113,130.00	2022
0.00	ADB loan	1998	USD	170,000.00	USD	87,760.00	2022
1.80	ADB loan	1998	USD	100,000.00	USD	21,140.00	2022
0.00	ADB loan	1998	USD	250,000.00	USD	18,770.00	2022
1.80	ADB loan	1999	USD	220,000.00	USD	37,560.00	2023
1.80	ADB loan	1999	USD	110,000.00	USD	55,630.00	2029
1.80	ADB loan	1999	USD	110,000.00	USD	60,880.00	2029
1.80	ADB loan	1999	USD	110,000.00	USD	51,710.00	2029
1.80	ADB loan	1999	USD	250,000.00	USD	80,950.00	2029

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)		(In thousands)
1.80	ADB loan	1999	USD	300,000.00	USD	55,430.00	2024
0.00	ADB loan	2000	USD	300,000.00	USD	5,620.00	2025

	Total				USD	5,314,790.00

4. World Bank SDR Loans

			Original SDR	SDR Principal	Year of
		Year of	Principal	Amount Outstanding	Final
Interest Rate and Title		Issue	Amount	at December 31, 2002	Maturity

(%)		(In thousands)
0.75	World Bank loan	1983	9,400.00	8,470.00	2033
0.75	World Bank loan	1984	37,800.00	51,190.00	2034
0.75	World Bank loan	1984	56,800.00	34,070.00	2034
0.75	World Bank loan	1984	65,800.00	59,300.00	2034
0.75	World Bank loan	1984	24,300.00	22,180.00	2034
0.75	World Bank loan	1984	22,000.00	19,970.00	2034
0.75	World Bank loan	1985	148,000.00	135,830.00	2035
0.00	World Bank loan	1985	41,700.00	38,270.00	2035
0.75	World Bank loan	1985	82,100.00	75,210.00	2035
0.75	World Bank loan	1985	47,800.00	39,120.00	2035
0.75	World Bank loan	1985	30,300.00	27,330.00	2035
0.75	World Bank loan	1985	75,700.00	69,960.00	2035
0.75	World Bank loan	1986	84,000.00	77,390.00	2036
0.75	World Bank loan	1986	18,000.00	16,240.00	2036
0.75	World Bank loan	1986	108,000.00	100,200.00	2036
0.75	World Bank loan	1986	52,000.00	47,870.00	2036
0.75	World Bank loan	1986	34,000.00	31,500.00	2036
0.75	World Bank loan	1986	22,800.00	21,000.00	2036
0.75	World Bank loan	1987	40,900.00	38,090.00	2037
0.75	World Bank loan	1987	98,900.00	92,740.00	2037
0.75	World Bank loan	1987	57,200.00	53,270.00	2037
0.75	World Bank loan	1987	78,900.00	73,860.00	2037
0.75	World Bank loan	1988	72,240.00	62,530.00	2023
0.75	World Bank loan	1988	44,000.00	37,420.00	2023
0.75	World Bank loan	1988	72,700.00	63,210.00	2023
0.75	World Bank loan	1988	36,800.00	31,850.00	2023
0.75	World Bank loan	1988	123,800.00	105,640.00	2023
0.75	World Bank loan	1989	44,700.00	39,260.00	2024
0.75	World Bank loan	1989	38,800.00	34,690.00	2024
0.75	World Bank loan	1989	39,400.00	35,230.00	2024
0.75	World Bank loan	1989	46,200.00	40,970.00	2024
0.75	World Bank loan	1989	38,500.00	34,450.00	2024
0.75	World Bank loan	1990	230,000.00	211,460.00	2025
0.75	World Bank loan	1990	116,100.00	106,650.00	2025

			Original SDR	SDR Principal	Year of
		Year of	Principal	Amount Outstanding	Final
Interest Rate and Title		Issue	Amount	at December 31, 2002	Maturity

(%)		(In thousands)
0.75	World Bank loan	1990	48,600.00	44,880.00	2025
0.75	World Bank loan	1990	143,700.00	132,150.00	2025
0.75	World Bank loan	1990	45,100.00	42,220.00	2025
0.75	World Bank loan	1990	62,200.00	57,990.00	2025
0.75	World Bank loan	1991	92,900.00	86,960.00	2026
3.65	World Bank loan	1991	147,100.00	132,320.00	2011
0.75	World Bank loan	1991	38,500.00	36,030.00	2026
0.75	World Bank loan	1991	118,290.00	232,287.08	2026
0.75	World Bank loan	1991	93,800.00	90,790.00	2026
0.75	World Bank loan	1991	28,100.00	27,200.00	2026
0.75	World Bank loan	1991	121,700.00	117,760.00	2026
0.75	World Bank loan	1991	60,100.00	56,930.00	2026
0.75	World Bank loan	1991	95,900.00	97,790.00	2026
0.75	World Bank loan	1992	93,200.00	90,250.00	2027
0.75	World Bank loan	1992	73,300.00	98,710.00	2027
0.75	World Bank loan	1993	42,100.00	45,660.00	2028
0.75	World Bank loan	1993	35,500.00	35,690.00	2028
0.75	World Bank loan	1993	72,800.00	73,000.00	2028
0.75	World Bank loan	1993	72,100.00	72,810.00	2028
0.75	World Bank loan	1993	79,300.00	81,520.00	2028
0.75	World Bank loan	1993	35,300.00	36,630.00	2028
0.75	World Bank loan	1993	79,300.00	81,700.00	2028
0.75	World Bank loan	1993	150,000.00	95,918.35	2028
0.75	World Bank loan	1993	108,400.00	109,850.00	2028
0.75	World Bank loan	1993	110,000.00	64,450.00	2028
0.75	World Bank loan	1994	148,500.00	151,160.00	2029
7.75	World Bank loan	1994	140,000.00	23,766.76	2029
7.75	World Bank loan	1994	250,000.00	530.47	2029
0.75	World Bank loan	1994	79,900.00	84,890.00	2029
0.75	World Bank loan	1994	106,300.00	108,000.00	2029
0.75	World Bank loan	1994	141,700.00	144,650.00	2029
7.10	World Bank loan	1994	53,100.00	47,840.00	2029
0.75	World Bank loan	1994	10,000.00	4,210.00	2029
0.75	World Bank loan	1995	1,000,000.00	68,850.00	2030
0.75	World Bank loan	1995	25,000.00	74,270.00	2030
0.75	World Bank loan	1995	110,000.00	74,270.00	2030
0.75	World Bank loan	1995	25,000.00	14,980.00	2030
0.75	World Bank loan	1995	20,000.00	15,070.00	2030
0.75	World Bank loan	1996	200,000.00	129,160.00	2031
0.75	World Bank loan	1996	70,000.00	12,800.00	2016
0.75	World Bank loan	1996	100,000.00	61,720.00	2031
0.75	World Bank loan	1996	90,000.00	44,070.00	2031

			Original SDR	SDR Principal	Year of
		Year of	Principal	Amount Outstanding	Final
Interest Rate and Title		Issue	Amount	at December 31, 2002	Maturity

(%)		(In thousands)
0.75	World Bank loan	1996	20,000.00	13,760.00	2031
0.75	World Bank loan	1996	100,000.00	67,210.00	2031
0.75	World Bank loan	1996	100,000.00	70,620.00	2031
0.75	World Bank loan	1997	125,000.00	18,630.00	2017
0.75	World Bank loan	1997	51,400.00	59,080.00	2032
0.75	World Bank loan	1997	125,000.00	91,460.00	2017
0.75	World Bank loan	1997	125,000.00	13,810.00	2017
0.75	World Bank loan	1997	61,500.00	65,680.00	2032
0.75	World Bank loan	1997	125,000.00	77,760.00	2017
0.75	World Bank loan	1997	125,000.00	43,540.00	2017
0.75	World Bank loan	1997	125,000.00	21,870.00	2017
0.75	World Bank loan	1997	125,000.00	50,400.00	2017
0.75	World Bank loan	1998	100,000.00	9,410.00	2028
0.75	World Bank loan	1999	30,000.00	6,580.00	2034
0.75	World Bank loan	1999	28,900.00	11,050.00	2029
0.75	World Bank loan	1999	28,900.00	31,156.46	2034
0.75	World Bank loan	1999	14,700.00	16,169.43	2034
0.75	World Bank loan	1999	36,900.00	45,667.69	2034
0.75	World Bank loan	2000	3,700.00	1,500.00	2035
0.75	World Bank Group loan	1981	81,400.00	68,170.00	2031
0.75	World Bank Group loan	1982	54,000.00	47,040.00	2032
0.75	World Bank Group loan	1982	67,800.00	60,299.59	2032
0.75	World Bank Group loan	1982	28,000.00	24,950.00	2032
0.75	World Bank Group loan	1983	41,300.00	37,070.00	2033
0.75	World Bank Group loan	1983	79,600.00	69,960.00	2033
0.75	World Bank Group loan	1984	47,200.00	42,850.00	2034
0.75	World Bank Group loan	1984	80,200.00	72,810.00	2034
0.75	World Bank Group loan	1986	63,000.00	58,440.00	2036
0.75	World Bank Group loan	1987	57,300.00	53,440.00	2037
0.75	World Bank Group loan	1987	119,100.00	11,065.86	2037
0.75	World Bank Group loan	1987	15,900.00	13,450.00	2037
0.75	World Bank Group loan	1988	19,800.00	16,790.00	2023
0.75	World Bank Group loan	1988	18,200.00	15,390.00	2023
0.75	World Bank Group loan	1988	41,100.00	35,140.00	2023
0.75	World Bank Group loan	1989	36,100.00	31,380.00	2024
0.75	World Bank Group loan	1989	78,800.00	69,200.00	2024
0.75	World Bank Group loan	1989	41,800.00	36,710.00	2024
0.75	World Bank Group loan	1989	58,600.00	51,460.00	2024
0.75	World Bank Group loan	1989	82,500.00	73,770.00	2024
0.75	World Bank Group loan	1990	23,400.00	21,510.00	2025
0.75	World Bank Group loan	1991	54,200.00	50,490.00	2026
0.75	World Bank Group loan	1991	81,400.00	77,370.00	2026

			Original SDR	SDR Principal	Year of
		Year of	Principal	Amount Outstanding	Final
Interest Rate and Title		Issue	Amount	at December 31, 2002	Maturity

(%)		(In thousands)
0.75	World Bank Group loan	1991	44,400.00	41,050.00	2026
0.75	World Bank Group loan	1992	78,900.00	77,590.00	2027
0.75	World Bank Group loan	1992	11,000.00	10,710.00	2027
0.75	World Bank Group loan	1992	107,700.00	107,700.00	2027
0.75	World Bank Group loan	1993	86,600.00	58,770.00	2028
0.75	World Bank Group loan	1993	83,700.00	82,150.00	2028
0.75	World Bank Group loan	1999	21,400.00	23,084.27	2034
0.75	World Bank Group loan	1999	4,100.00	2,794.32	2034
0.75	World Bank Group loan	1999	36,800.00	17,793.69	2034
0.75	World Bank Group loan	1999	25,700.00	5,947.13	2034
0.75	World Bank Group loan	1999	36,800.00	33,706.90	2034
0.75	World Bank Group loan	1999	22,200.00	11,330.82	2034
0.75	World Bank Group loan	1999	73,800.00	55,095.40	2034
0.75	World Bank Group loan	2000	3,700.00	2,800.00	2035

	Total			SDR 7,322,784.22

5. World Bank US Dollar Loans

			Original	U.S. Dollar Principal	Year of
		Year of	U.S. Dollar	Amount Outstanding	Final
Interest Rate and Title		Issue	Principal Amount	at December 31, 2002	Maturity

(%)		(In thousands)
7.75	World Bank loan	1982	40,600.00	13.15	2003
7.75	World Bank loan	1983	100,800.00	3,180.00	2003
0.00	World Bank loan	1983	25,120.00	1,610.00	2003
0.00	World Bank loan	1984	145,400.00	14,140.00	2004
0.00	World Bank loan	1984	220,000.00	21,870.00	2004
7.75	World Bank loan	1984	105,000.00	7,200.00	2004
7.75	World Bank loan	1985	117,000.00	18,380.00	2005
7.75	World Bank loan	1985	25,000.00	4,960.00	2005
7.75	World Bank loan	1986	75,000.00	12,500.00	2006
6.98	World Bank loan	1986	14,100.00	3,010.00	2006
7.75	World Bank loan	1986	130,000.00	30,300.00	2006
0.00	World Bank loan	1987	15,000.00	5,760.00	2007
7.75	World Bank loan	1987	140,000.00	51,360.00	2007
0.75	World Bank loan	1987	250,000.00	58,120.00	2007
7.75	World Bank loan	1987	20,000.00	259,168.19	2007
7.75	World Bank loan	1988	200,000.00	100,380.00	2008
7.75	World Bank loan	1988	127,000.00	67,850.00	2008
7.75	World Bank loan	1989	76,400.00	40,690.00	2024
7.75	World Bank loan	1989	300,000.00	163,430.00	2009
1.40	World Bank loan	1990	79,400.00	48,520.00	2010
7.75	World Bank loan	1991	330,000.00	246,160.00	2026
6.98	World Bank loan	1991	77,800.00	88,240.00	2026

			Original	U.S. Dollar Principal	Year of
		Year of	U.S. Dollar	Amount Outstanding	Final
Interest Rate and Title		Issue	Principal Amount	at December 31, 2002	Maturity

(%)		(In thousands)
7.75	World Bank loan	1992	220,000.00	49,220.00	2027
7.75	World Bank loan	1993	120,000.00	89,440.00	2013
7.75	World Bank loan	1993	100,000.00	83,430.00	2013
7.75	World Bank loan	1993	300,000.00	229,600.00	2013
7.10	World Bank loan	1993	325,000.00	390,172.69	2013
6.98	World Bank loan	1995	150,000.00	146,220.00	2030
6.98	World Bank loan	1995	110,000.00	29,680.00	2030
6.98	World Bank loan	1995	175,000.00	112,890.00	2030
6.98	World Bank loan	1995	255,000.00	142,360.00	2030
6.98	World Bank loan	1995	25,000.00	30,360.00	2030
6.98	World Bank loan	1995	110,000.00	98,250.00	2030
6.98	World Bank loan	1996	250,000.00	114,050.00	2016
6.98	World Bank loan	1996	200,000.00	42,460.00	2031
6.98	World Bank loan	1996	125,000.00	4,870.00	2016
6.98	World Bank loan	1996	150,000.00	22,320.00	2016
6.98	World Bank loan	1996	90,000.00	4,450.00	2031
6.98	World Bank loan	1997	20,000.00	10,930.00	2017
1.90	World Bank loan	1997	230,000.00	302,190.00	2017
1.40	World Bank loan	1997	200,000.00	64,920.00	2017
1.40	World Bank loan	1997	200,000.00	99,170.00	2017
1.40	World Bank loan	1997	200,000.00	17,420.00	2017
1.40	World Bank loan	1997	200,000.00	58,800.00	2017
1.40	World Bank loan	1997	200,000.00	49,020.00	2017
1.40	World Bank loan	1997	200,000.00	49,330.00	2017
1.40	World Bank loan	1997	200,000.00	198,030.00	2017
1.40	World Bank loan	1997	200,000.00	48,310.00	2017
1.40	World Bank loan	1997	200,000.00	27,920.00	2017
1.40	World Bank loan	1997	200,000.00	3,720.00	2017
1.40	World Bank loan	1997	200,000.00	36,300.00	2017
1.80	World Bank loan	1999	160,000.00	320.00	2029
1.40	World Bank loan	2000	93,500.00	17,560.00	2020
1.40	World Bank loan	2001	100,000.00	1,060.00	2021
4.62	World Bank Group loan	1984	45,300.00	6,080.00	2004
5.02	World Bank Group loan	1985	126,000.00	12,240.00	2005
5.02	World Bank Group loan	1985	42,600.00	4,850.00	2005
4.62	World Bank Group loan	1985	235,000.00	43,650.00	2005
4.62	World Bank Group loan	1986	225,000.00	59,780.00	2006
4.62	World Bank Group loan	1986	52,000.00	13,810.00	2006
6.36	World Bank Group loan	1986	160,000.00	42,860.00	2006
6.03	World Bank Group loan	1987	45,000.00	15,000.00	2007
4.62	World Bank Group loan	1987	97,400.00	38,870.00	2007
4.62	World Bank Group loan	1987	100,000.00	3,310.00	2007

			Original	U.S. Dollar Principal	Year of
		Year of	U.S. Dollar	Amount Outstanding	Final
Interest Rate and Title		Issue	Principal Amount	at December 31, 2002	Maturity

(%)		(In thousands)
4.62	World Bank Group loan	1988	190,000.00	63,300.00	2008
6.18	World Bank Group loan	1988	63,000.00	20,100.00	2008
5.02	World Bank Group loan	1988	40,000.00	530.00	2008
5.02	World Bank Group loan	1988	165,000.00	82,760.00	2008
6.36	World Bank Group loan	1989	75,000.00	40,340.00	2009
6.03	World Bank Group loan	1989	62,700.00	28,850.00	2009
6.36	World Bank Group loan	1989	200,000.00	112,970.00	2009
4.62	World Bank Group loan	1989	50,000.00	26,940.00	2009
6.18	World Bank Group loan	1989	36,000.00	20,960.00	2009
6.03	World Bank Group loan	1989	70,000.00	37,590.00	2009
6.03	World Bank Group loan	1989	137,000.00	78,300.00	2009
6.03	World Bank Group loan	1991	100,000.00	67,640.00	2011
4.62	World Bank Group loan	1992	45,000.00	16,260.00	2012
6.03	World Bank Group loan	1992	180,000.00	126,240.00	2012
5.02	World Bank Group loan	1992	310,000.00	810.00	2012
4.62	World Bank Group loan	1992	100,000.00	63,930.00	2012
4.62	World Bank Group loan	1993	150,000.00	99,030.00	2013
5.02	World Bank Group loan	1993	420,000.00	323,250.00	2013
5.02	World Bank Group loan	1994	150,000.00	84,130.00	2014
5.02	World Bank Group loan	1994	250,000.00	120.00	2014
4.62	World Bank Group loan	1994	460,000.00	424,410.00	2014
4.62	World Bank Group loan	1994	380,000.00	319,130.00	2014
4.62	World Bank Group loan	1994	275,000.00	135,750.00	2014
4.62	World Bank Group loan	1994	140,000.00	38,810.00	2014
4.62	World Bank Group loan	1994	250,000.00	181,770.00	2014
5.02	World Bank Group loan	1994	255,000.00	98,710.00	2014
5.02	World Bank Group loan	1994	350,000.00	190,240.00	2014
1.90	World Bank Group loan	1995	400,000.00	275,360.00	2015
5.02	World Bank Group loan	1995	200,000.00	169,450.00	2015
1.55	World Bank Group loan	1995	400,000.00	178,920.00	2015
5.02	World Bank Group loan	1995	260,000.00	177,800.00	2015
5.02	World Bank Group loan	1995	400,000.00	360,590.00	2015
1.44	World Bank Group loan	1996	210,000.00	173,750.00	2016
4.62	World Bank Group loan	1996	125,000.00	47,790.00	2016
1.61	World Bank Group loan	1996	210,000.00	196,430.00	2016
1.90	World Bank Group loan	1996	250,000.00	153,540.06	2016
1.55	World Bank Group loan	1996	210,000.00	132,120.00	2016
1.61	World Bank Group loan	1996	80,000.00	58,230.00	2016
1.44	World Bank Group loan	1996	170,000.00	2,240.00	2016
1.55	World Bank Group loan	1996	125,000.00	40,540.00	2016
1.63	World Bank Group loan	1997	300,000.00	236,980.00	2017
1.60	World Bank Group loan	1997	400,000.00	314,210.00	2017

			Original	U.S. Dollar Principal	Year of
		Year of	U.S. Dollar	Amount Outstanding	Final
Interest Rate and Title		Issue	Principal Amount	at December 31, 2002	Maturity

(%)		(In thousands)
1.60	World Bank Group loan	1997	120,000.00	112,000.00	2017
1.55	World Bank Group loan	1997	400,000.00	277,420.00	2017
1.61	World Bank Group loan	1997	30,000.00	24,060.00	2017
1.60	World Bank Group loan	1998	400,000.00	253,490.00	2018
1.44	World Bank Group loan	1998	400,000.00	239,520.00	2018
1.60	World Bank Group loan	1998	200,000.00	93,940.00	2018
1.55	World Bank Group loan	1998	300,000.00	283,450.00	2018
1.44	World Bank Group loan	1998	230,000.00	167,490.00	2018
1.79	World Bank Group loan	1999	200,000.00	115,230.00	2019
1.68	World Bank Group loan	1999	90,000.00	48,030.00	2019
2.15	World Bank Group loan	1999	40,000.00	42,000.00	2019
2.15	World Bank Group loan	1999	27,400.00	8,400.00	2019
1.86	World Bank Group loan	1999	71,000.00	48,700.00	2019
1.86	World Bank Group loan	1999	150,000.00	88,580.00	2019
1.84	World Bank Group loan	1999	10,000.00	160.00	2019
1.84	World Bank Group loan	1999	10,000.00	100.00	2019
1.79	World Bank Group loan	1999	20,000.00	1,270.00	2019
1.79	World Bank Group loan	1999	80,000.00	27,170.00	2019
1.79	World Bank Group loan	1999	100,000.00	35,490.00	2019
1.79	World Bank Group loan	1999	350,000.00	216,300.00	2019
1.79	World Bank Group loan	1999	60,000.00	15,320.00	2019
1.68	World Bank Group loan	1999	200,000.00	89,910.00	2019
1.79	World Bank Group loan	2000	93,500.00	54,140.00	2020
1.88	World Bank Group loan	2000	200,000.00	21,540.00	2020
1.79	World Bank Group loan	2000	200,000.00	5,380.00	2020
1.79	World Bank Group loan	2000	349,000.00	10,000.00	2020
1.79	World Bank Group loan	2000	150,000.00	6,440.00	2020
1.88	World Bank Group loan	2000	8,000.00	7,840.00	2020
1.79	World Bank Group loan	2001	100,000.00	130.00	2021
1.79	World Bank Group loan	2001	150,000.00	2,930.00	2021
1.84	World Bank Group loan	2001	150,000.00	20,330.00	2021
1.68	World Bank Group loan	2001	74,000.00	15,590.00	2021
1.84	World Bank Group loan	2001	100,000.00	22,810.00	2021

	Total			USD 11,618,044.09

6. World Bank Syndicated Loans

					Principal Amount		Year of
		Year of	Original Principal		Outstanding at		Final
Interest Rate and Title		Issue	Amount		December 31, 2002		Maturity

(%)			(In thousands)
3.16	World Bank Syndicated loan	1995	EUR	35,790.43	EUR	35,790.43	2010

	Total				EUR	35,790.43

1.06	World Bank Syndicated loan	1994	JPY	3,200,000.00	JPY	3,200,000.00	2009
0.81	World Bank Syndicated loan	1995	JPY	5,000,000.00	JPY	5,000,000.00	2010
1.06	World Bank Syndicated loan	1996	JPY	2,500,000.00	JPY	2,500,000.00	2011

	Total				JPY	10,700,000.00

1.80	World Bank Syndicated loan	1994	USD	90,000.00	USD	90,000.00	2009
1.74	World Bank Syndicated loan	1995	USD	100,000.00	USD	100,000.00	2010
1.70	World Bank Syndicated loan	1995	USD	100,000.00	USD	100,000.00	2010
1.83	World Bank Syndicated loan	1996	USD	30,000.00	USD	30,000.00	2011

	Total				USD	320,000.00

7. Other SDR Loans

				SDR Principal
			Original SDR	Amount	Year of
		Year of	Principal	Outstanding at	Final
Interest Rate and Title		Issue	Amount	December 31, 2002	Maturity

(%)		(In thousands)
1.00	World Agricultural Development Fund	1981	28,700.00	23,675.00	2031
4.00	World Agricultural Development Fund	1982	22,900.00	9,759.00	2003
1.00	World Agricultural Development Fund	1984	24,250.00	26,225.81	2034
4.00	World Agricultural Development Fund	1987	10,150.00	5,851.00	2037
1.00	World Agricultural Development Fund	1989	13,400.00	13,400.00	2039
1.00	World Agricultural Development Fund	1990	16,800.00	16,800.00	2040
1.00	World Agricultural Development Fund	1991	17,850.00	17,850.00	2041
1.00	World Agricultural Development Fund	1992	20,000.00	20,000.00	2042
1.00	World Agricultural Development Fund	1993	18,400.00	15,116.00	2043
0.75	World Agricultural Development Fund	1995	13,500.00	10,811.00	2035
0.75	World Agricultural Development Fund	1996	15,950.00	7,620.00	2036
0.75	World Agricultural Development Fund	1996	19,100.00	5,200.00	2036
0.75	World Agricultural Development Fund	1997	19,100.00	1,860.00	2037

	Total			SDR 174,167.81

Source:	The State Administration of Foreign Exchange.

REGISTERED OFFICE OF THE ISSUER

People’s Republic of China

Ministry of Finance
Sanlihe Road
Beijing 100820

REGISTRAR AND FISCAL, PAYING AND TRANSFER AGENT

JPMorgan Chase Bank

4 New York Plaza, 15th Floor
New York, New York 10004

LUXEMBOURG PAYING AND LISTING AGENT

JPMorgan Chase Bank Luxembourg S.A.

5 rue Plaetis
L-2338 Luxembourg

LEGAL ADVISORS

To the Issuer	To the Underwriters

as to United States law	as to United States law

Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 and Bank of China Tower One Garden Road Hong Kong Special Administrative Region People’s Republic of China	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 and 28th Floor Nine Queen’s Road Central Hong Kong Special Administrative Region People’s Republic of China

and	and

One China World Tower 1 Jian Guo Men Wai Avenue Beijing 100004 People’s Republic of China	Suite 501, China World Trade Tower 1 1 Jian Guo Men Wai Avenue Beijing 100004 People’s Republic of China

as to PRC law	as to PRC law

The Law Department of the Ministry of Finance Sanlihe Road Beijing 100820 People’s Republic of China	Haiwen & Partners 1016 Beijing Silver Tower No. 2 North Road Dong San Huan Chaoyang District Beijing 100027 People’s Republic of China